EXECUTION VERSION

AMENDMENT No. 1, dated as of July 12, 2016 (this “Amendment”), to the Credit Agreement, dated as of June 18, 2015, by and among Jazz Pharmaceuticals Public Limited Company, a public limited company organized under the laws of Ireland (“Parent”), Jazz Securities Limited, a Section 110 company incorporated under the laws of Ireland (the “Lead Borrower”), Jazz Pharmaceuticals, Inc., a Delaware corporation (the “U.S. Borrower”), Jazz Financing I Limited, a company incorporated under the laws of Ireland (“Jazz Financing I”), Jazz Pharmaceuticals Ireland Limited, a company incorporated under the laws of Ireland (together with the Lead Borrower and Jazz Financing I, the “Irish Borrowers” and, together with the U.S. Borrower, the “Borrowers” and each, a “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Collateral Agent, Swing Line Lender and L/C Issuer (as amended, restated, modified and supplemented prior to the date hereof, the “Original Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).
WHEREAS, Parent intends to directly or indirectly acquire (the “Celator Acquisition”) all of the common stock of Celator Pharmaceuticals, Inc., a Delaware corporation (“Celator”), in a cash tender offer followed by a merger pursuant to the Agreement and Plan of Merger, dated as of May 27, 2016, among Parent, Celator and Plex Merger Sub, Inc., an indirect wholly-owned subsidiary of Parent (“Plex Merger Sub”) (including the schedules and exhibits thereto, the “Celator Merger Agreement”);
WHEREAS, Parent desires to establish an Incremental Revolving Increase with Incremental Revolving Commitments in an aggregate principal amount of $500,000,000 (the “New Revolving Commitments”);
WHEREAS, this Amendment shall be considered an Increase Joinder pursuant to Section 2.15(c) of the Original Credit Agreement;
WHEREAS, Section 2.15(c) of the Original Credit Agreement provides that an Increase Joinder may, without the consent of any other Lenders, effect such amendments to the Original Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.15 of the Original Credit Agreement;
WHEREAS, in addition to the foregoing, the Parent desires to amend the Original Credit Agreement to effect the amendments set forth herein;
WHEREAS, the Lender identified on Schedule I hereto (which shall have executed and delivered a signature page as set forth in Annex I hereto) (the “Incremental Revolving Lender”) has agreed to provide New Revolving Commitments in the amount set forth opposite such Lender’s name on Schedule I hereto under the column “New Revolving Commitments” and consents to the amendments reflected in this Amendment; and
WHEREAS, each other Lender that has executed this Amendment (as set forth in Annex II hereto) consents to the other amendments reflected in this Amendment.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Amendments/Waivers.
(a)The Original Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Original Credit Agreement attached as Exhibit A hereto (the Original Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”).
(b)Effective as of the Amendment No. 1 Effective Date, a new Schedule 5.10(a) is added in the form of Schedule IV hereto.
(c)Each of Schedule 2.01 and Schedule 5.06 to the Original Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended and replaced in its entirety by Schedule II and Schedule III hereto.
Section 2.    Incremental Revolving Commitments.
(a)The Incremental Revolving Lender hereby agrees to provide New Revolving Commitments in the amount set forth opposite such Lender’s name on Schedule I hereto under the column “New Revolving Commitments”.
(b)The Incremental Revolving Lender (i) confirms that it has received a copy of each of the Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide the New Revolving Commitments; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Incremental Revolving Lender.
Section 3.    Rebalancing. Notwithstanding the provisions of the last sentence of Section 2.15(d) of the Original Credit Agreement or any other provisions of the Loan Documents, the Lead Borrower shall not be required to prepay any Loans on the Amendment No. 1 Effective Date as a result of this Amendment and, on the Amendment No. 1 Effective Date, each of the Lenders agrees to assign certain of its Term Loans or Revolving Commitments and Revolving Loans, as applicable, to other Lenders in order to effectuate the allocations set forth on Schedule II hereto (the “Rebalancing”), and the Borrowers hereby consent to any such assignments in connection with the Rebalancing. The Administrative Agent is hereby authorized to take all actions as may be reasonably necessary to effectuate the Rebalancing and the Administrative Agent is hereby authorized to mark the Register accordingly. Notwithstanding anything in the Loan Documents to the contrary, no Loan Party shall have any liability for any additional amounts required pursuant to Section 3.05 in connection with any Rebalancing to the extent such additional amounts are owed to a Lender that delivers an executed signature page hereto.
Section 4.    Representations and Warranties, No Default. In order to induce the Lenders to enter into this Amendment, to commit to the New Revolving Commitments and to amend the Original Credit Agreement in the manner provided herein, the Loan Parties represent and warrant to each Lender that:
(a)After giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Article V of the Amended Credit Agreement and in any other Loan Document, or which are contained in any Compliance Certificate furnished at any time under or in connection therewith, are (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on the basis set forth above as of such earlier date; the representations and warranties contained in subsection (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Original Credit Agreement; and
(b)At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
Section 5.    Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:
(a)Consents. The Administrative Agent shall have received executed signature pages hereto from (i) Lenders constituting the Required Lenders under the Original Credit Agreement, (ii) each Lender (after giving effect to any assignments from Non-Consenting Lenders), (iii) the Incremental Revolving Lender and (iv) each of the Loan Parties.
(b)Notice of Borrowing. The Administrative Agent shall have received a duly completed Notice of Borrowing for any Revolving Loans to be borrowed on the Amendment No. 1 Effective Date.

(c)Celator Acquisition. The Celator Acquisition shall have been consummated or shall be consummated not later than substantially concurrently with the Amendment No. 1 Effective Date in accordance with the terms of the Celator Merger Agreement, but without giving effect to any amendment, modification or waiver of any term of the Celator Merger Agreement or any condition to Parent’s or Plex Merger Sub’s obligation to consummate the Celator Acquisition thereunder (other than any such amendment, modification or waiver that is not materially adverse to any interest of the Lenders) except with the prior written consent of the Amendment No. 1 Arrangers (it being understood that any reduction in the price that is less than or equal to 10% of the total consideration set forth in the Celator Merger Agreement as of May 27, 2016 will not be deemed to be materially adverse to the interests of the Lenders and will not require the prior written consent of the Amendment No. 1 Arrangers).
(d)No Material Adverse Effect. Since December 31, 2015, there shall not have been any Company Material Adverse Effect (as defined in the Celator Merger Agreement as of May 27, 2016). Since December 31, 2015, there shall not have occurred any change, event, circumstance or occurrence that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, property, results of operations, or financial condition of Parent and its subsidiaries, taken as a whole (after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge the same)).
(e)Fees and Expenses. Parent shall have paid (or caused to be paid) to the Amendment No. 1 Arrangers and the Administrative Agent all fees and expense reimbursements required to be paid to it on the Amendment No. 1 Effective Date as Parent shall have separately agreed in writing. In addition, Parent shall have paid (or caused to be paid) to the Administrative Agent, for the account of each Lender that has returned an executed counterpart hereof to the Administrative Agent, a non-refundable upfront fee in such amount as agreed with such Lender (if any).
(f)Legal Opinions. The Administrative Agent shall have received favorable written opinion of (i) Cooley LLP, U.S. counsel to the Loan Parties, (ii) A&L Goodbody, Irish counsel to the Loan Parties, (iii) Arthur Cox, Irish counsel to the Administrative Agent, (iv) Conyers Dill & Pearman Limited, Bermuda counsel to the Loan Parties, (v) Ellul & Co., Gibraltar counsel to the Loan Parties and (vi) Arendt & Medernach, Luxembourg counsel to the Loan Parties, in each case addressed to the Administrative Agent, Collateral Agent, each Lender and each L/C Issuer, dated the Amendment No. 1 Effective Date, in form reasonably satisfactory to the Administrative Agent; provided that to the extent any of the above referenced opinions are to be delivered in conjunction with foreign security documents required to be delivered under clause (i)(7) below and any such foreign security document is delivered post-closing under the terms of the last paragraph of this Section 5 then the applicable opinion may also be delivered post-closing.
(g)Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a Responsible Officer of Parent on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in clauses (c), (d), (l) and (n) of this Section 5 and demonstrating compliance with the conditions set forth in Section 2.15 of the Original Credit Agreement (and setting forth the pro forma calculations of the Secured Leverage Ratio and Interest Coverage Ratio).
(h)Organization Documents. After giving effect to the transactions contemplated hereby (including the Celator Acquisition), the Administrative Agent shall have received: (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party (including Celator and each of its Subsidiaries that are not Excluded Subsidiaries (collectively, the “Celator Guarantors”)), certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization to the extent applicable; (ii) a certificate as to the good standing (or comparable status) of each Loan Party (including each Celator Guarantor) from such Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization, as of a recent date; provided that to the extent a certificate of good standing (or comparable status) is not applicable in the jurisdiction of any Loan Party that is a Foreign Subsidiary, such Loan Party shall provide an Officer’s Certificate in form and substance reasonably satisfactory to the Administrative Agent; (iii) a certificate of the Secretary or Assistant Secretary or other applicable Responsible Officer of each Loan Party (including each Celator Guarantor) dated the Amendment No. 1 Effective Date and certifying (A) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing or comparable status from its jurisdiction of organization furnished pursuant to clause (ii) above (to the extent applicable in the relevant Loan Party’s jurisdiction) and remains in full force and effect; (B) that attached thereto is a true and complete copy of the Organization Documents as in effect on the Amendment No. 1 Effective Date and at all times since the date of the resolutions described in clause (C) below or certifying that such Organization Documents have not been amended since such date, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment, joinders to any Loan Documents, and any other documents required to be executed by such Loan Party pursuant to this Section 5 (the “Amendment Documents”) and, in the case of the Borrowers, the borrowings under the Amended Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and are the only resolutions authorizing the execution, delivery and performance of the Amendment Documents; and (D) as to the incumbency and specimen signature of each Responsible Officer executing any Amendment Document; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other applicable Responsible Officer executing the certificate pursuant to clause (iii) above.
(i)Perfection of Personal Property Security Interests and Pledges; Search Reports. On or prior to the Amendment No. 1 Effective Date, the Collateral Agent shall have received:
(1)a Perfection Certificate executed by each Celator Guarantor;
(2)subject to the final paragraph of this Section 5, appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local Law), authorized for filing under the UCC or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents with respect to the Celator Guarantors;
(3)certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, Tax and judgment lien searches or equivalent reports or searches within the United States, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party (including any Celator Guarantor) as debtor and that are filed in those state and county jurisdictions in which the U.S. Borrower or any Domestic Guarantor (including any Celator Guarantor that is a Domestic Guarantor) is organized or maintains its principal place of business and such other searches within the United States that are required by the Perfection Certificate or that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens);
(4)subject to the final paragraph of this Section 5, all of the Pledged Collateral in or held by any Celator Guarantor, which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent;
(5)satisfactory up to date searches on the Loan Parties incorporated in Ireland and evidence that all acts appearing thereon which the Lenders require to be discharged have been fully discharged to the satisfaction of the Collateral Agent together with satisfactory priority searches in the Property Registration Authority of Ireland in respect of Mortgaged Property located in Ireland (if any);
(6)all other filings and recordings of or with respect to the Collateral Documents and of all other actions in each case to the extent required by such Collateral Documents; and
(7)duly executed counterparts from each party thereto of each of the documents set forth on Schedule V hereto.
(j)Accession Agreement and Joinder to Collateral Agreements. The Administrative Agent shall have received (i) executed signature pages to an Accession Agreement (as defined in the Guaranty Agreement) from the Celator Guarantors and (ii) executed signature pages to a joinder agreement to the U.S. Security Agreement from the Celator Guarantors that are Domestic Guarantors substantially in the form of Exhibit V to the U.S. Security Agreement.

(k)Solvency Certificate. On or prior to the Amendment No. 1 Effective Date, Parent shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Responsible Officer or chief accounting officer of Parent, substantially in the form of Exhibit K to the Original Credit Agreement, setting forth the conclusions that, after giving effect to the consummation of the transactions contemplated herein, Parent and its Subsidiaries (on a consolidated basis) are Solvent.
(l)Representations and Warranties. On the Amendment No. 1 Effective Date, the representations and warranties set forth in Section 4(a) above shall be true and correct on the basis set forth therein.
(m)PATRIOT Act. The Administrative Agent and the Amendment No. 1 Arrangers shall have received at least three business days prior to the Amendment No. 1 Effective Date, all documentation and other information about the Borrowers and the Guarantors (including the Celator Guarantors) as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent reasonably requested by any Lender to the Administrative Agent or any Amendment No. 1 Arranger and conveyed by the Administrative Agent or any Amendment No. 1 Arranger, as applicable, to the Lead Borrower in writing at least 10 days prior to the Amendment No. 1 Effective Date.
(n)No Default. No Default or Event of Default shall exist or would result from the proposed Credit Extensions on the Amendment No. 1 Effective Date or from the application of the proceeds thereof.
(o)Compliance with Financial Covenants. After giving effect to the transactions contemplated hereby, Parent shall be in compliance with the covenants set forth in Section 7.10 of the Original Credit Agreement on a pro forma basis in accordance with Sections 1.03(c) of the Original Credit Agreement.
Without limiting the generality of the provisions of Section 9.04 of the Original Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 1 Effective Date specifying its objection thereto.
Notwithstanding anything in this Amendment to the contrary it is understood that, (x) to the extent any Celator Guarantor does not become a Guarantor on or prior to the Amendment No. 1 Effective Date, the provision of any agreements, documents, certificates or opinions relating to such Celator Guarantor (other than delivery of the Pledged Collateral relating to the Equity Interests in Celator) provided for in this Section 5 will not constitute a condition precedent to the effectiveness of the Amendment and the availability of the Facilities under the Amended Credit Agreement on the Amendment No. 1 Effective Date (it being understood that (1) the Borrowers and Parent agree to provide such agreements, documents, certificates or opin-

ions within the time periods provided therefor in Section 6.09 of the Amended Credit Agreement to the extent required thereby and (2) Celator shall be required to become a Guarantor within the time period provided therefor in Section 6.09 of the Amended Credit Agreement, regardless of whether or not it constitutes a Material Subsidiary) and (y) to the extent any documents set forth on Schedule V hereto, are not provided on the Amendment No. 1 Effective Date after Parent’s and the Borrowers’ use of commercially reasonable efforts to do so, the provision of such documents will not constitute a condition precedent to the Amendment and the availability of the Facilities under the Amended Credit Agreement on the Amendment No. 1 Effective Date, but the Borrowers and Parent agree to provide such documents no later than 90 days after the Amendment No. 1 Effective Date (subject to extension by the Administrative Agent in its reasonable discretion).
Section 6.    Post-Closing Collateral Matters. The Loan Parties shall execute and deliver the documents and complete the tasks set forth on Schedule VI hereto, in each case within the time limits specified on such schedule subject to the extension by the Administrative Agent in its sole discretion.
Section 7.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8.    Applicable Law. THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER AMENDMENT DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL (EXCEPT, AS TO ANY OTHER AMENDMENT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN), BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT EACH OF (A) THE INTERPRETATION OF THE DEFINITION OF COMPANY MATERIAL ADVERSE EFFECT AND WHETHER THERE SHALL HAVE OCCURRED A COMPANY MATERIAL ADVERSE EFFECT AND (B) WHETHER THE CELATOR ACQUISITION SHALL HAVE BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE CELATOR MERGER AGREEMENT, IN EACH CASE, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 9.    Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
Section 10.    Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Original Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Amended Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the guarantees and Liens granted by it pursuant to the Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and, from and after the Amendment No. 1 Effective Date, (x) all references to the Original Credit Agreement or Amended Credit Agreement in any Loan Document and all references in the Original Credit Agreement or Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Original Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement and (y) all references to any other Loan Document amended hereby in any Loan Document and all references in such Loan Document to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Loan Document, shall, unless expressly provided otherwise, refer to such Loan Document as amended by this Amendment. Each of the Loan Parties hereby (i) consents to this Amendment, (ii) confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement and (iii) agrees that all security interests granted by it pursuant to any Loan Document shall secure the Senior Credit Obligations under the Amended Credit Agreement and the other Loan Documents.
Section 11.    Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:
(a)(i) submits for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof , in any action or proceeding arising out of or relating to this Amendment or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court; and (ii) agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)waives, to the fullest extent permitted by applicable Laws, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in Section 11(a), and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;
(c)consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.02 of the Amended Credit Agreement; and
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

JAZZ PHARMACEUTICALS, INC., as U.S.
Borrower

	By:	/s/ Matthew P. Young
Name: Matthew P. Young
Title: Chief Financial Officer

SIGNED for and on behalf of		/s/ Shawn Mindus
JAZZ PHARMACEUTICALS PUBLIC		Shawn Mindus
LIMITED COMPANY		Company Secretary
in the presence of:

/s/ Adrienne Lonergan
(Witness’ Signature)

/s/ Adrienne Lonergan
(Witness’ Name)

/s/ Connaught House
(Witness’ Address)

/s/ Chartered Secretary
(Witness’ Occupation)

SIGNED for and on behalf of		/s/ Bridget O’ Brien
JAZZ SECURITIES LIMITED		Bridget O’Brien
Director
in the presence of:

/s/ Adrienne Lonergan
(Witness’ Signature)

/s/ Adrienne Lonergan
(Witness’ Name)

/s/ Connaught House
(Witness’ Address)

/s/ Chartered Secretary
(Witness’ Occupation)

[Signature Page to Amendment]

SIGNED for and on behalf of	/s/ Bridget O'Brien
JAZZ PHARMACEUTICALS	Bridget O'Brien
IRELAND LIMITED	Director

in the presence of:

/s/ Adrienne Lonergan
(Witness’ Signature)

/s/ Adrienne Lonergan
(Witness’ Name)

/s/ Connaught House
(Witness’ Address)

/s/ Chartered Secretary
(Witness’ Occupation)

SIGNED for and on behalf of	/s/ Hugh Kiely
JAZZ FINANCING I LIMITED	Hugh Kiely
Director
in the presence of:

/s/ Adrienne Lonergan
(Witness’ Signature)

/s/ Adrienne Lonergan
(Witness’ Name)

/s/ Connaught House
(Witness’ Address)

/s/ Chartered Secretary
(Witness’ Occupation)

[Signature Page to Amendment]

GIVEN under the Common Seal of	{Common Seal}
JAZZ CAPITAL LIMITED
and DELIVERED AS A DEED
in the presence of:

/s/ Adrienne Lonergan	/s/ Bridget O’Brien
Witness Name	Name: Bridget O’Brien
Title: Director
/s/ Adrienne Lonergan
Witness Signature
/s/ Hugh Kiely
/s/ Connaught House	Name: Hugh Kiely
Witness Address	Title: Director

/s/ Chartered Secretary
Witness Occupation

GIVEN under the Common Seal of
JAZZ FINANCING II LIMITED
and DELIVERED AS A DEED
in the presence of:

/s/ Adrienne Lonergan	/s/ Bridget O’Brien
Witness Name	Name: Bridget O’Brien
Title: Director
/s/ Adrienne Lonergan
Witness Signature
/s/ Hugh Kiely
/s/ Connaught House	Name: Hugh Kiely
Witness Address	Title: Director

/s/ Chartered Secretary
Witness Occupation

[Signature Page to Amendment]

JAZZ INVESTMENTS I LIMITED

By:	/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

JAZZ INVESTMENTS II LIMITED

By:	/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

JAZZ PHARMACEUTICALS INTERNATIONAL LIMITED

By:	/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

JAZZ PHARMACEUTICALS INTERNATIONAL II LIMITED

By:	/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

JAZZ PHARMACEUTICALS INTERNATIONAL III LIMITED

By:	/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

[Signature Page to Amendment]

JAZZ PHARMACEUTICALS EUROPE HOLDINGS LIMITED

By:	/s/ Hugh Kiely
Name: Hugh Kiely
Title: Director

By:	/s/ Bridget O'Brien
Name: Bridget O'Brien
Title: Director

JAZZ PHARMACEUTICALS LUX S.á.R.L.

By:	/s/ Patricia Carr
Name: Patricia Carr
Title: Manager

5, rue Guillaume Kroll L – 1882 Luxembourg Company No: B130062 Tax ID: 2007 2434 499 Share capital: EUR 59,713,225

JAZZ FINANCING LUX S.á.R.L.

By:	/s/ Patricia Carr
Name: Patricia Carr
Title: Manager

5, rue Guillaume Kroll L – 1882 Luxembourg Company No: B178623 Tax ID: 2013 2428 906 Share capital: USD 25,000

[Signature Page to Amendment]

JAZZ PHARMACEUTICALS HOLDINGS INC.

By:	/s/ Matthew P. Young
Name: Matthew P. Young
Title: Treasurer

[Signature Page to Amendment]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Angela Larkin
Name: Angela Larkin
Title: Assistant Vice President

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as L/C Issuer and Swing Line Lender

By:	/s/ Linda Alto
Name: Linda Alto
Title: SVP

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment and agrees to provide the New Revolving Commitments set forth opposite such Lender's name on Schedule I to this Amendment.

BANK OF AMERICA, N.A.,

By:	/s/ Linda Alto
Name: Linda Alto
Title: SVP

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

Citibank, N.A.,

By:	/s/ Blake Gronich
Name: Blake Gronich
Title: Vice President

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

DNB (UK) Limited

By:	/s/ Debbie Dyson
Name: Debbie Dyson
Title: SVP

By:	/s/ David Hopwood
Name: David Hopwood
Title: Authorised Signatory

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

JPMORGAN CHASE BANK, N.A.,

By:	/s/ Alex Rogin
Name: Alex Rogin
Title: Executive Director

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

By:	/s/ Scott O'Connell
Name: Scott O'Connell
Title: Director

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

ROYAL BANK OF CANADA,

By:	/s/ Scott MacVicar
Name: Scott MacVicar
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

Sumitomo Mitsui Banking Corporation,

By:	/s/ David W. Kee
Name: David W. Kee
Title: Managing Director

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

BARCLAYS BANK PLC,

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By:	/s/ Max Wallins
Name: Max Wallins
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

HSBC Bank plc, (Dublin Branch)

By:	/s/ Michael Lalor
Name: Michael Lalor
Title: Head of Corporates

By:	/s/ Gerry Bradley
Name: Gerry Bradley
Title: Senior Manager

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

HSBC Bank USA, N.A.

By:	/s/ Ilene Hernandez
Name: Ilene Hernandez
Title: Assistant Vice President

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

SunTrust Bank,

By:	/s/ Katherine Bass
Name: Katherine Bass
Title: Director

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

CITIZENS BANK, N.A.

By:	/s/ R. Scott Haskell
Name: R. Scott Haskell
Title: Managing Director

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

Associated Bank, NA

By:	/s/ Karen L. Anillo
Name: Karen L. Anillo
Title: Senior Vice President and Team Leader

[Signature Page to Amendment No. 1]

The undersigned Lender hereby evidences its consent to the amendments reflected in this Amendment.

Taiwan Cooperative Bank, Ltd., Seattle Branch,

By:	/s/ Cheng-Pin Chou
Name: Cheng-Pin Chou
Title: VP & General Manager

[Signature Page to Amendment No. 1]

SCHEDULE I
Incremental Revolving Lender and New Revolving Commitment

Incremental Revolving Lender	New Revolving Commitment
Bank of America, N.A.	$500,000,000.00
Total	$500,000,000.00

SCHEDULE II
Schedule 2.01
Lenders and Commitments

Lender	Term Commitment
Bank of America, N.A.	$114,016,708.33
Citibank, N.A.	$58,296,529.97
DNB (UK) Limited	$58,296,529.97
JPMorgan Chase Bank, N.A.	$58,296,529.97
Royal Bank of Canada	$58,296,529.97
Sumitomo Mitsui Banking Corporation	$58,296,529.97
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$58,296,529.97
Barclays Bank PLC	$41,900,630.91
Credit Suisse AG, Cayman Islands Branch	$41,900,630.91
HSBC Bank PLC (Dublin Branch)	$36,093,750.00
HSBC Bank USA, N.A.	$5,806,880.91
Morgan Stanley Bank, N.A.	$41,900,630.91
SunTrust Bank	$41,900,630.91
Taiwan Cooperative Bank, Ltd., Seattle Branch	$19,427,692.31
Citizens Bank, N.A.	$18,217,665.62
Associated Bank, National Association	$10,930,599.37
Total	$721,875,000.00

Lender	Revolving Commitment
Bank of America, N.A.	$231,072,555.20
Citibank, N.A.	$100,946,372.24
DNB (UK) Limited	$100,946,372.24
JPMorgan Chase Bank, N.A.	$100,946,372.24
Royal Bank of Canada	$100,946,372.24
Sumitomo Mitsui Banking Corporation	$100,946,372.24
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$100,946,372.24
Barclays Bank PLC	$72,555,205.05
Credit Suisse AG, Cayman Islands Branch	$72,555,205.05
HSBC Bank PLC (Dublin Branch)	$38,437,500.00
HSBC Bank USA, N.A.	$34,117,705.05
Morgan Stanley Bank, N.A.	$72,555,205.05
SunTrust Bank	$72,555,205.05
Citizens Bank, N.A.	$31,545,741.32
Associated Bank, National Association	$18,927,444.79
Total	$1,250,000,000.00

SCHEDULE III

Schedule 5.06

Litigation

Xyrem ANDA Matters. On October 18, 2010, the U.S. Borrower received a notice of Paragraph IV Patent Certification (“Paragraph IV Certification”), from Roxane Laboratories, Inc. (“Roxane”), that it had submitted an abbreviated new drug application (“ANDA”) to the U.S. Food and Drug Administration (“FDA”), requesting approval to market a generic version of Xyrem. Roxane’s initial notice alleged that all five patents then listed for Xyrem in the FDA’s publication “Approved Drug Products with Therapeutic Equivalence Evaluations” (“Orange Book”) on the date of the notice are invalid, unenforceable or not infringed by Roxane’s proposed generic product. On November 22, 2010, the U.S. Borrower filed a lawsuit against Roxane in response to Roxane’s initial notice in the U.S. District Court for the District of New Jersey (“District Court”) seeking a permanent injunction to prevent Roxane from introducing a generic version of Xyrem that would infringe the U.S. Borrower’s patents. In accordance with the Drug Price Competition and Patent Term Restoration Act of 1984 (“Hatch-Waxman Act”) as a result of the U.S. Borrower’s having filed a timely lawsuit against Roxane, FDA approval of Roxane’s ANDA was stayed for 30 months, or until April 2013. That stay has expired. Additional patents covering Xyrem have been issued since December 2010, and after receiving Paragraph IV Certification notices from Roxane with respect to those patents, the U.S. Borrower filed additional lawsuits against Roxane to include these additional patents in the litigation. All of the lawsuits filed against Roxane between 2010 and 2012 have been consolidated by the District Court into a single case (the “First Roxane Consolidated Case”). In the First Roxane Consolidated Case, the U.S. Borrower alleges that 10 of the U.S. Borrower’s patents covering Xyrem are or will be infringed by Roxane’s ANDA and seeks a permanent injunction to prevent Roxane from launching a generic version of Xyrem that would infringe these patents.
After receiving additional Paragraph IV Certification notices from Roxane, the U.S. Borrower filed three actions against Roxane in the District Court on February 20, 2015, June 1, 2015 and January 27, 2016 that have since been consolidated (the “Second Roxane Consolidated Case”). In the Second Roxane Consolidated Case, the U.S. Borrower alleges that five of the U.S. Borrower’s patents covering Xyrem are or will be infringed by Roxane’s ANDA and seeks a permanent injunction to prevent Roxane from introducing a generic version of Xyrem that would infringe those patents.
In December 2013, the District Court permitted Roxane to amend its answer in the First Roxane Consolidated Case to allege certain equitable defenses, and the parties were given additional time for discovery on those new defenses. In addition, in March 2014, the District Court granted the U.S. Borrower’s motion to bifurcate and stay the portion of the First Roxane Consolidated Case regarding patents related to the distribution system for Xyrem.
In April 2015, Roxane moved in the Second Roxane Consolidated Case to dismiss claims involving the U.S. Borrower’s patent covering a part of the Xyrem label that instructs prescribers on adjusting the dose of Xyrem when it is being co-administered with divalproex sodium (also known as valproate or valproic acid) on the grounds that this patent does not cover patentable subject matter. In October 2015, the District Court administratively terminated this motion to dismiss (without prejudice) pending the outcome of inter partes review (“IPR”) proceedings before the Patent Trial or Appeal Board (“PTAB”) relating to the patent that was the subject of Roxane’s motion. Such IPR proceedings were filed by Par, Ranbaxy and Amneal and are discussed below.
In June 2016, the District Court determined that it would try the patents at issue in the First Roxane Consolidated Case and Second Roxane Consolidated Case together. Although no trial date has been scheduled, the U.S. Borrower anticipates that trial on the patents in the First Roxane Consolidated Case and Second Roxane Consolidated Case could occur as early as the second quarter of 2017.
The actual timing of events in the U.S. Borrower’s litigation with Roxane may be significantly earlier or later than the U.S. Borrower currently anticipate. The U.S. Borrower cannot predict the specific timing or outcome of events in these matters or the impact of these matters on other ongoing proceedings with any ANDA filer.
On December 10, 2012, the U.S. Borrower received notice of Paragraph IV Certification from Amneal Pharmaceuticals, LLC (“Amneal”) that it had submitted an ANDA to the FDA requesting approval to market a generic version of Xyrem. On January 18, 2013, the U.S. Borrower filed a lawsuit against Amneal in the District Court alleging that the U.S. Borrower’s patents covering Xyrem are infringed or will be infringed by Amneal’s ANDA and seeking a permanent injunction to prevent Amneal from introducing a generic version of Xyrem that would infringe these patents. On November 21, 2013, the U.S. Borrower received notice of Paragraph IV Certification from Par Pharmaceutical, Inc. (“Par”) that it had submitted an ANDA to the FDA requesting approval to market a generic version of Xyrem. On December 27, 2013, the U.S. Borrower filed a lawsuit against Par in the District Court alleging that the U.S. Borrower’s patents covering Xyrem are infringed or will be infringed by Par’s ANDA and seeking a permanent injunction to prevent Par from introducing a generic version of Xyrem that would infringe these patents.
In April 2014, Amneal asked the District Court to consolidate its case with the Par case, stating that both cases would proceed on the schedule for the Par case. The District Court granted this request in May 2014. The order consolidating the cases provides that Amneal’s 30-month stay period will be extended to coincide with the date of Par’s 30-month stay period. That stay expired May 20, 2016.
Additional patents covering Xyrem have issued since April 2014 and have been listed in the Orange Book for Xyrem. Amneal and Par have given us additional notices of Paragraph IV Certifications regarding such patents, and the U.S. Borrower has filed additional lawsuits against Amneal and Par in the District Court alleging that the U.S. Borrower’s patents covering Xyrem are infringed or will be infringed by Amneal’s and Par’s ANDAs and seeking a permanent injunction to prevent Amneal and Par from introducing a generic version of Xyrem that will infringe these patents. In March 2016, Par moved to dismiss claims involving the U.S. Borrower’s patents covering a part of the Xyrem label that instructs prescribers on adjusting the dose of Xyrem when it is being co-administered with divalproex sodium (also known as valproate or valproic acid).
On June 4, 2014, the U.S. Borrower received a notice of Paragraph IV Certification from Ranbaxy Laboratories Limited (“Ranbaxy”) that it had submitted an ANDA to the FDA requesting approval to market a generic version of Xyrem. On July 15, 2014, the U.S. Borrower filed a lawsuit against Ranbaxy in the District Court alleging that the U.S. Borrower’s patents covering Xyrem are infringed or will be infringed by Ranbaxy’s ANDA and seeking a permanent injunction to prevent Ranbaxy from introducing a generic version of Xyrem that will infringe these patents. Since June 2014, the U.S. Borrower has received additional notices of Paragraph IV Certification from Ranbaxy regarding newly issued patents for Xyrem listed in the Orange Book, and the U.S. Borrower has filed additional lawsuits against Ranbaxy in the District Court alleging that the U.S. Borrower’s patents covering Xyrem are infringed or will be infringed by Ranbaxy’s ANDA and seeking a permanent injunction to prevent Ranbaxy from introducing a generic version of Xyrem that will infringe these patents. In May 2016, the Ranbaxy litigation was settled as described below.
On October 30, 2014, the U.S. Borrower received a notice of Paragraph IV Certification from Watson Laboratories, Inc. (“Watson”) that it had submitted an ANDA to the FDA requesting approval to market a generic version of Xyrem. On December 11, 2014, the U.S. Borrower filed a lawsuit against Watson in the District Court alleging that the U.S. Borrower’s patents covering Xyrem are or will be infringed by Watson’s ANDA and seeking a permanent injunction to prevent Watson from introducing a generic version of Xyrem that would infringe these patents. In March 2015, Watson moved to dismiss the portion of the case based on the U.S. Borrower’s Orange Book-listed patents covering the distribution system for Xyrem on the grounds that these patents do not cover patentable subject matter. In November 2015, the District Court administratively terminated this motion to dismiss (without prejudice) pending the outcome of IPR proceedings before the PTAB relating to the patents that were the subject of Watson’s motion. Since March 2015, the U.S. Borrower has received an additional notice of Paragraph IV Certification from Watson regarding newly issued patents for Xyrem listed in the Orange Book, and the U.S. Borrower has filed an additional lawsuit against Watson in the District Court alleging that the U.S. Borrower’s patents covering Xyrem are or will be infringed by Watson’s ANDA and seeking a permanent injunction to prevent Watson from introducing a generic version of Xyrem that would infringe these patents.
In April 2015, the District Court issued an order that consolidated all then-pending lawsuits against Amneal, Par, Ranbaxy and Watson into one case.
On June 8, 2015, the U.S. Borrower received a Paragraph IV Certification from Wockhardt Bio AG (“Wockhardt”) that it had submitted an ANDA to the FDA requesting approval to market a generic version of Xyrem. On July 17, 2015, the U.S. Borrower filed a lawsuit in the District Court alleging that the U.S. Borrower’s patents covering Xyrem were or would be infringed by Wockhardt’s ANDA and seeking a permanent injunction to prevent Wockhardt from introducing a generic version of Xyrem that would infringe the U.S. Borrower’s patents. On November 26, 2015, the U.S. Borrower received an additional notice of Paragraph IV Certification from Wockhardt regarding newly issued patents listed in the Orange Book, and the U.S. Borrower filed an additional lawsuit against Wockhardt in the District Court alleging that the U.S. Borrower’s patents covering Xyrem were or would be infringed by Wockhardt’s ANDA and seeking a permanent injunction to prevent Wockhardt from introducing a generic version of Xyrem that would infringe these patents. In April 2016, the Wockhardt litigation was settled as set forth below.
On July 23, 2015, the U.S. Borrower received a Paragraph IV Certification from Lupin Inc. (“Lupin”) that it had submitted an ANDA to the FDA requesting approval to market a generic version of

Xyrem. On September 2, 2015, the U.S. Borrower filed a lawsuit in the District Court alleging that the U.S. Borrower’s patents covering Xyrem are or will be infringed by Lupin’s ANDA and seeking a permanent injunction to prevent Lupin from introducing a generic version of Xyrem that would infringe the U.S. Borrower’s patents.
In January 2016, the District Court issued an order consolidating all of the cases then pending against Amneal, Par, Ranbaxy, Watson, Wockhardt and Lupin into a single case for all purposes. In April 2016, the District Court issued orders consolidating two cases against Amneal and Ranbaxy relating to later-issued patents with the previously consolidated case against Amneal, Par, Ranbaxy, Watson and Lupin. In June 2016, the District Court issued an order consolidating a case against Watson relating to a later-issued patent with the previously consolidated case against Amneal, Par, Watson, and Lupin.
The U.S. Borrower entered into settlement agreements with Wockhardt and Ranbaxy on April 18, 2016 and May 9, 2016, respectively, that resolved the U.S. Borrower’s patent litigation against Wockhardt and Ranbaxy. Under the settlement agreements, the U.S. Borrower granted each of Wockhardt and Ranbaxy a license to manufacture, market, and sell its generic version of Xyrem on or after December 31, 2025, or earlier depending on the occurrence of certain events. The specific terms of the settlement agreements are confidential.
The settlements with Wockhardt and Ranbaxy do not resolve the litigation against Amneal, Par, Watson and Lupin, which is ongoing. The U.S. Borrower cannot predict the specific timing or outcome of events in this matter with respect to the remaining defendants or the impact of developments involving any specific parties or patents on other ongoing proceedings with any ANDA filer.
Xyrem Post-Grant Patent Review Matters. In January 2015, certain of the ANDA filers filed petitions for IPR with respect to the validity of six patents covering the distribution system for Xyrem. In July 2015, the PTAB issued decisions instituting IPR trials with respect to these petitions, and the U.S. Borrower expect the PTAB to issue final decisions on the validity of the patents in July 2016. In September 2015, certain of the ANDA filers filed a petition for IPR with respect to the validity of an additional patent covering the distribution system for Xyrem. In March 2016, the PTAB issued a decision instituting an IPR trial with respect to three claims of the patent subject to this petition, and the U.S. Borrower expect the PTAB to issue final decisions on the validity of these claims in March 2017. The PTAB denied the petition with respect to the other 25 claims of the patent.
In October 2015, Ranbaxy and Par filed petitions for IPR with respect to the validity of one of the U.S. Borrower’s patents covering a method for prescribing Xyrem when it is being co-administered with divalproex sodium, and Amneal filed an IPR petition on the same patent in February 2016. In April 2016, the PTAB denied Par’s petition in its entirety and issued a decision on Ranbaxy’s petition, instituting an IPR trial with respect to 16 of the claims under the patent subject to this petition and denying the petition with respect to the other 18 claims. The U.S. Borrower expects a decision on the Amneal petition in August 2016. In March 2016, Ranbaxy filed a petition for IPR with respect to the validity of the second of the U.S. Borrower’s patents covering a method for prescribing Xyrem when it is being co-administered with divalproex sodium. In connection with settlement of the U.S. Borrower’s litigation with Ranbaxy in May 2016, the U.S. Borrower filed a joint motion with Ranbaxy to terminate both of the IPR petitions filed by Ranbaxy which the PTAB subsequently granted.

In December 2015, Wockhardt filed a petition for IPR with respect to the validity of one of the U.S. Borrower’s patents covering the formulation of Xyrem. In April 2016, following settlement of the U.S. Borrower’s patent litigation against Wockhardt, the U.S. Borrower and Wockhardt filed a joint motion to terminate the IPR petitions filed or joined by Wockhardt which the PTAB subsequently granted.
The U.S. Borrower cannot predict whether additional post-grant patent review challenges will be filed by any of the ANDA filers or any other entity, the outcome of any IPR or other proceeding, whether the PTAB will institute any petitioned IPR proceeding that has not yet been instituted, or the impact any IPR or other proceeding might have on ongoing ANDA litigation proceedings or other aspects of the U.S. Borrower’s Xyrem business.
From time to time Parent and its Subsidiaries are involved in legal proceedings arising in the ordinary course of business. Parent and its Subsidiaries believe there is no other litigation pending that could have, individually or in the aggregate, a material adverse effect on Parent’s and its Subsidiaries’ consolidated results of operations or financial condition.
Other Matters. In May 2016, the U.S. Borrower received a subpoena from the U.S. Attorney’s Office for the District of Massachusetts requesting documents related to the U.S. Borrower’s support of 501(c)(3) organizations that provide financial assistance to Medicare patients, and, for Xyrem, documents concerning the U.S. Borrower’s provision of financial assistance to Medicare patients. Other companies have disclosed similar inquiries. The U.S. Borrower is cooperating with this subpoena. The U.S. Borrower is unable to predict how long this investigation will continue or its outcome, but the U.S. Borrower expect that the U.S. Borrower will incur significant costs in connection with the investigation, regardless of the outcome.

SCHEDULE IV
Schedule 5.10(a)

Taxes

Certain of Parent’s Subsidiaries are currently under examination by the French tax authorities for fiscal years 2012 and 2013. These examinations may lead to ordinary course adjustments or proposed adjustments to Parent’s taxes. In December 2015, Jazz Pharmaceuticals France SAS received proposed tax assessment notices from the French tax authorities for 2012 and 2013 relating to certain transfer pricing adjustments. The notices propose additional French tax of approximately $43.3 million, including interest and penalties through the date of the assessment, translated at the foreign exchange rate at March 31, 2016. Parent disagrees with the proposed assessment and intends to contest it vigorously.

SCHEDULE V

Ireland Collateral Documents

•
Deed of Confirmation in respect of the Irish Debenture, as supplemented by Supplemental Deeds dated 25 November 2015 and 17 February 2016 (the “Debenture”), dated 12 July 2016, between the Irish Borrowers, Parent, Jazz Capital Limited, Jazz Financing II Limited and the Collateral Agent

•
Supplemental Deed (with respect to the shares of Jazz Capital Limited in Jazz Pharmaceuticals Ireland Limited), dated 12 July 2016, between the Irish Borrowers, Parent, Jazz Capital Limited, Jazz Financing II Limited and the Collateral Agent, to the Debenture

•
Supplemental Deed and Deed of Confirmation (with respect to the shares of Jazz Investments II Limited in Jazz Capital Limited), dated 12 July 2016, between Jazz Investments II Limited and the Collateral Agent, to a Deed of Charge over Shares, dated 18 June 2015, between Jazz Investments II Limited (with respect to shares of Jazz Investments II Limited in Jazz Capital Limited and Jazz Financing I Limited)

•
Deed of Confirmation in respect of the Deed of Charge over Shares, dated 18 June 2015, between Jazz Financing Lux S.à r.l. and the Collateral Agent (with respect to the shares of Jazz Financing Lux S.à r.l. in Jazz Financing II Limited)

SCHEDULE VI

Post-Closing Collateral Matters

Item	Requirement	Time Limit (or, in each case, such later time as agreed to by the Administrative Agent in its sole discretion)
1.
The Administrative Agent shall have received a second ranking financial securities account pledge agreement executed between, inter alios, Jazz Pharmaceuticals Lux S.à r.l. as pledgor and the Collateral Agent
90 days after the Amendment No. 1 Effective Date
2.
The Administrative Agent shall have received a statement of pledge relating to the second ranking financial securities account pledge agreement executed between Jazz Pharmaceuticals Lux S.à r.l. as pledgor and the Collateral Agent
90 days after the Amendment No. 1 Effective Date
3.
The Administrative Agent shall have received a certificate of pledge over financial securities account relating to the second ranking financial securities account pledge agreement executed by Jazz Pharmaceuticals France Holdings
90 days after the Amendment No. 1 Effective Date
4.
The Administrative Agent shall have received a certificate of pledge over special bank account relating to the second ranking financial securities account pledge agreement executed by the special bank account holder
90 days after the Amendment No. 1 Effective Date
5.
The Administrative Agent shall have received a favorable written opinion of Hogan Lovells (Paris) LLP, French counsel to the Loan Parties, with respect to the documents listed in items 1 through 4 above.
90 days after the Amendment No. 1 Effective Date
6.
The Administrative Agent shall have received the following documents in respect of Jazz Pharmaceuticals France Holdings:
-    a certified copy of its by-laws (statuts);
-    an original k-bis extract and an original solvency certificate (certificat de non faillite) issued by the relevant trade and companies registry (registre du commerce et des sociétés), each dated not more that 30 days before the date of the second ranking financial securities account pledge agreement; and
-    a certified copy of its updated share transfer register (registre des mouvements de titres) and shareholder accounts (comptes d’actionnaires).
90 days after the Amendment No. 1 Effective Date

EXHIBIT A

[Attached]

EXHIBIT A TO AMENDMENT NO. 1

MARKED VERSION REFLECTING CHANGES
PURSUANT TO AMENDMENT NO. 1
ADDED TEXT SHOWN UNDERSCORED
DELETED TEXT SHOWN ~~STRIKETHROUGH~~

$~~1,500,000,000~~1,971,875,000

CREDIT AGREEMENT

dated as of June 18, 2015,

as amended by Amendment No. 1 dated as of July 12, 2016,

among

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY,
as Parent,
JAZZ SECURITIES LIMITED,
as Lead Borrower,
JAZZ PHARMACEUTICALS, INC.,
as U.S. Borrower,
JAZZ PHARMACEUTICALS IRELAND LIMITED,
as an Irish Borrower,
JAZZ FINANCING I LIMITED,
as an Irish Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender,

BARCLAYS BANK PLC,
CITIBANK, N.A.,
DNB (UK) LIMITED,
JPMORGAN CHASE BANK, N.A.~~,~~
and ROYAL BANK OF CANADA,
as Co-Syndication Agents,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
HSBC BANK PLC,
MORGAN STANLEY SENIOR FUNDING, INC.,
MUFG UNION BANK, N.A.,
SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH~~,~~
and SUNTRUST BANK,
as Co-Documentation Agents,

and

EXHIBIT A TO AMENDMENT NO. 1

MARKED VERSION REFLECTING CHANGES
PURSUANT TO AMENDMENT NO. 1
ADDED TEXT SHOWN UNDERSCORED
DELETED TEXT SHOWN ~~STRIKETHROUGH~~

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BARCLAYS BANK PLC,
CITIGROUP GLOBAL MARKETS, INC.,
DNB (UK) LIMITED,
J.P. MORGAN SECURITIES LLC
and RBC CAPITAL MARKETS,
as Joint Lead Arrangers and Joint Bookrunners

CITIBANK, N.A.,
DNB (UK) LIMITED,
JPMORGAN CHASE BANK, N.A.,
ROYAL BANK OF CANADA,
SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Co-Syndication Agents for Amendment No. 1,

BARCLAYS BANK PLC
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
HSBC BANK PLC,
HSBC BANK USA, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.
and SUNTRUST BANK,
as Co-Documentation Agents for Amendment No. 1,

and

BANK OF AMERICA, N.A.,
CITIGROUP GLOBAL MARKETS, INC.,
DNB (UK) LIMITED,
J.P. MORGAN SECURITIES LLC,
~~and~~ RBC CAPITAL MARKETS,
SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Joint Lead Arrangers and Joint Bookrunners for Amendment No. 1

Table of Contents
Page

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01	Defined Terms		1
Section 1.02	Other Interpretative Provisions	~~57~~	59
Section 1.03	Accounting Terms and Determinations	~~58~~	60
Section 1.04	Rounding	~~60~~	61
Section 1.05	Times of Day; Rates	~~60~~	62
Section 1.06	Letter of Credit Amounts	~~60~~	62
Section 1.07	Classes and Types of Borrowings	~~60~~	62
Section 1.08	Currency Translation	~~60~~	62
Section 1.09	Baskets	~~61~~	62
Section 1.10	Concerning Liability of Borrowers	~~61~~	63

ARTICLE II.

THE CREDIT FACILITIES

Section 2.01	Commitments To Lend	~~61~~	63
Section 2.02	Notice of Borrowings	~~64~~	66
Section 2.03	Notice to Lenders; Funding of Loans	~~65~~	67
Section 2.04	Evidence of Loans	~~67~~	69
Section 2.05	Letters of Credit	~~68~~	70
Section 2.06	Interest	~~79~~	80
Section 2.07	Extension and Conversion	~~79~~	81
Section 2.08	Repayment of Loans; Maturity of Loans	~~81~~	83
Section 2.09	Prepayments	~~82~~	83
Section 2.10	Adjustment of Commitments	~~84~~	86
Section 2.11	Fees	~~85~~	87
Section 2.12	Pro rata Treatment	~~86~~	88
Section 2.13	Sharing of Payments by Lenders	~~87~~	88
Section 2.14	Payments Generally; Administrative Agent’s Clawback	~~87~~	89
Section 2.15	Increase in Commitments	~~89~~	90
Section 2.16	Cash Collateral	~~91~~	93
Section 2.17	Defaulting Lenders	~~92~~	94
Section 2.18	Refinancing Amendments	~~94~~	96
Section 2.19	Discounted Prepayments	~~95~~	97

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01	Taxes	~~101~~	103
Section 3.02	Illegality	~~105~~	107
Section 3.03	Inability To Determine Rates	~~106~~	108
Section 3.04	Increased Costs and Reduced Return; Capital Adequacy	~~107~~	109

- i -

Page

Section 3.05	Compensation for Losses	~~108~~	110
Section 3.06	Base Rate Loans Substituted for Affected Eurodollar Loans	~~108~~	110
Section 3.07	Mitigation Obligations; Replacement of Lenders	~~109~~	111
Section 3.08	Survival	~~110~~	112

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01	Conditions to Initial Credit Extension	~~111~~	113
Section 4.02	Conditions to All Credit Extensions	~~114~~	116
ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Section 5.01	Existence, Qualification and Power	~~115~~	117
Section 5.02	Authorization; No Contravention	~~115~~	117
Section 5.03	Governmental Authorization; Other Consents	~~115~~	117
Section 5.04	Binding Effect	~~115~~	117
Section 5.05	Financial Condition; No Material Adverse Effect	~~116~~	118
Section 5.06	Litigation	~~116~~	118
Section 5.07	Ownership of Property, Liens	~~116~~	118
Section 5.08	Environmental Matters	~~117~~	119
Section 5.09	Insurance	~~117~~	119
Section 5.10	Taxes	~~118~~	120
Section 5.11	ERISA; Foreign Pension Plans; Employee Benefit Arrangements	~~118~~	120
Section 5.12	Subsidiaries; Equity Interests	~~119~~	121
Section 5.13	Margin Regulations; Investment Company Act	~~119~~	121
Section 5.14	Disclosure	~~120~~	122
Section 5.15	Compliance with Law	~~120~~	122
Section 5.16	Intellectual Property	~~120~~	122
Section 5.17	Use of Proceeds	~~120~~	122
Section 5.18	Solvency	~~121~~	123
Section 5.19	Collateral Documents	~~121~~	123
Section 5.20	Senior Indebtedness	~~123~~	125
Section 5.21	Anti-Money Laundering and Economic Sanctions Laws	~~123~~	125
Section 5.22	Anti-Corruption Laws	~~124~~	126
Section 5.23	No Default	~~125~~	127
Section 5.24	Labor Relations	~~125~~	127
Section 5.25	EEA Financial Institutions		127
ARTICLE VI.
AFFIRMATIVE COVENANTS

Section 6.01	Financial Statements and Other Information	~~125~~	127
Section 6.02	Notices of Material Events	~~126~~	129
Section 6.03	Existence; Conduct of Business	~~127~~	129
Section 6.04	Payment of Obligations	~~127~~	129
Section 6.05	Maintenance of Properties; Insurance	~~127~~	129

- ii -

Page

Section 6.06	Books and Records; Inspection Rights	~~127~~	130
Section 6.07	Compliance with Laws	~~128~~	130
Section 6.08	Use of Proceeds	~~128~~	130
Section 6.09	Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances	~~128~~	130
Section 6.10	Designation of Subsidiaries	~~130~~	132
Section 6.11	[Reserved]	~~131~~	133
Section 6.12	Compliance with Environmental Laws	~~131~~	133
Section 6.13	Post-Closing Collateral Matters	~~131~~	133

ARTICLE VII.

NEGATIVE COVENANTS

Section 7.01	Indebtedness	~~131~~	133
Section 7.02	Liens	~~133~~	136
Section 7.03	Fundamental Changes and Asset Sales	~~136~~	138
Section 7.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~138~~	140
Section 7.05	Transactions with Affiliates	~~141~~	143
Section 7.06	Restricted Payments	~~141~~	144
Section 7.07	Restrictive Agreements	~~143~~	145
Section 7.08	Amendments to Subordinated Indebtedness Documents or Organization Documents; Prepayments of Indebtedness	~~144~~	146
Section 7.09	Sale/Leaseback Transactions	~~144~~	147
Section 7.10	Financial Covenants	~~144~~	147

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01	Events of Default	~~145~~	147
Section 8.02	Acceleration; Remedies	~~147~~	149
Section 8.03	Allocation of Payments After Event of Default	~~148~~	150
ARTICLE IX.
AGENCY PROVISIONS

Section 9.01	Appointment and Authority	~~150~~	152
Section 9.02	Rights as a Lender	~~151~~	153
Section 9.03	Exculpatory Provisions	~~151~~	153
Section 9.04	Reliance by Agents	~~152~~	155
Section 9.05	Delegation of Duties	~~153~~	155
Section 9.06	Indemnification of Agents	~~153~~	155
Section 9.07	Resignation of Agents	~~153~~	156
Section 9.08	Non-Reliance on Agents and Other Lenders	~~155~~	157
Section 9.09	No Other Duties, etc	~~155~~	157
Section 9.10	Administrative Agent May File Proofs of Claim; Credit Bidding	~~155~~	157
Section 9.11	Collateral and Guaranty Matters	~~156~~	159
Section 9.12	Related Obligations	~~157~~	160
Section 9.13	Withholding Tax	~~158~~	160

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Page

Section 9.14	Role of the Administrative Agent and Collateral Agent in connection with the
	Italian Collateral Documents. ~~:~~	~~158~~	161

ARTICLE X.

MISCELLANEOUS

Section 10.01	Amendments, etc	~~159~~	161
Section 10.02	Notices; Effectiveness; Electronic Communications	~~162~~	164
Section 10.03	No Waiver; Cumulative Remedies; Enforcement	~~165~~	167
Section 10.04	Expenses; Indemnity; Damage Waiver	~~166~~	168
Section 10.05	Payments Set Aside	~~168~~	170
Section 10.06	Successors and Assigns	~~168~~	171
Section 10.07	Treatment of Certain Information; Confidentiality	~~173~~	176
Section 10.08	Right of Setoff	~~174~~	177
Section 10.09	Interest Rate Limitation	~~175~~	177
Section 10.10	Counterparts; Integration; Effectiveness	~~175~~	177
Section 10.11	Survival of Agreement	~~175~~	178
Section 10.12	Severability	~~176~~	178
Section 10.13	Governing Law; Jurisdiction; Consent to Service of Process	~~176~~	178
Section 10.14	PATRIOT Act Notice; Lender’s Compliance Certification	~~177~~	179
Section 10.15	No Advisory or Fiduciary Responsibility	~~177~~	180
Section 10.16	Judgment Currency	~~178~~	181
Section 10.17	Acknowledgment and Consents to Bail-In of EEA Financial Institutions		181

- iv -

Schedules:

Schedule 1.01(A)	-	Agreed Security Principles
Schedule 1.01(B)	-	Foreign Collateral Documents
Schedule 1.01(C)	-	Disqualified Institutions
Schedule 2.01	-	Lenders and Commitments
Schedule 5.03	-	Required Consents, Authorizations, Notices and Filings
Schedule 5.05(a)	-	Financial Statements
Schedule 5.06	-	Litigation
Schedule 5.09	-	Insurance
Schedule 5.10(a)	-	Taxes
Schedule 5.12	-	Subsidiaries
Schedule 5.15	-	Compliance with Law
Schedule 5.16	-	Intellectual Property
Schedule 6.13	-	Post Closing Obligations
Schedule 7.01	-	Indebtedness
Schedule 7.02	-	Existing Liens
Schedule 7.04	-	Investments
Schedule 7.05	-	Affiliate Transactions
Schedule 7.07	-	Existing Restrictions
Schedule 10.02	-	Administrative Agent’s Office, Certain Addresses for Notices
Exhibits:

Exhibit A-1	-	Form of Notice of Borrowing
Exhibit A-2	-	Form of Notice of Extension/Conversion
Exhibit A-3	-	Form of Letter of Credit Request
Exhibit A-4	-	Form of Swing Line Loan Request
Exhibit B-1	-	Form of Revolving Note
Exhibit B-2	-	Form of Term Note
Exhibit B-3	-	Form of Swing Line Note
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Guaranty Agreement
Exhibit F-1	-	Form of United States Tax Compliance Certificate
Exhibit F-2	-	Form of Irish Lender Tax Certificate
Exhibit G	-	Form of U.S. Security Agreement
Exhibit H	-	Form of Intercompany Note
Exhibit I	-	Form of Intercompany Note Subordination Provisions
Exhibit J	-	Form of Perfection Certificate
Exhibit K	-	Form of Solvency Certificate
Exhibit L	-	Form of Specified Discount Prepayment Notice
Exhibit M	-	Form of Specified Discount Prepayment Response
Exhibit N	-	Form of Discount Range Prepayment Notice
Exhibit O	-	Form of Discount Range Prepayment Offer
Exhibit P	-	Form of Solicited Discounted Prepayment Notice
Exhibit Q	-	Form of Solicited Discounted Prepayment Offer
Exhibit R	-	Form of Acceptance and Prepayment Notice
Exhibit S	-	Form of Prepayment Notice

- v -

CREDIT AGREEMENT
This Credit Agreement, dated June 18, 2015 (as amended by Amendment No. 1, dated July 12, 2016, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among Jazz Pharmaceuticals Public Limited Company, a public limited company organized under the laws of Ireland (“Parent”), Jazz Securities Limited, a Section 110 company incorporated under the laws of Ireland (the “Lead Borrower”), Jazz Pharmaceuticals, Inc., a Delaware corporation (the “U.S. Borrower”), Jazz Financing I Limited , a company incorporated under the laws of Ireland (“Jazz Financing I”), Jazz Pharmaceuticals Ireland Limited, a company incorporated under the laws of Ireland (“Jazz Ireland”), the Lenders (as hereinafter defined) and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.
PRELIMINARY STATEMENTS:
~~The~~On the Closing Date, the Lenders provided the Lead Borrower ~~has requested that the Lenders provide~~ a term loan A facility in the aggregate principal amount of $750,000,000 and a revolving credit facility in the aggregate principal amount of $~~750,000,000,~~750,000,000.
The Lead Borrower has requested that the Lenders provide Incremental Revolving Commitments in the aggregate principal amount of $500,000,000, and the Lenders have indicated their willingness to ~~lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case~~provide such Incremental Revolving Commitments, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:
“Acceptable Discount” has the meaning specified in Section 2.19(d)(ii).
“Acceptable Prepayment Amount” has the meaning specified in Section 2.19(d)(iii).
“Acceptance and Prepayment Notice” means an irrevocable written notice from Parent or any of its Subsidiaries accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.19(d) substantially the form of Exhibit R hereto.
“Acceptance Date” has the meaning specified in Section 2.19(d)(ii).
“Acquisition Consideration” means the sum of the cash purchase price for any Permitted Acquisition payable at or prior to the closing date of such Permitted Acquisition (and which, for the avoidance of doubt, shall not include any purchase price adjustment, royalty, earnout, contingent payment or any other deferred payment of a similar nature) plus the aggregate principal amount of Indebtedness assumed on such date in connection with such Permitted Acquisition.

“Additional Agents” has the meaning specified in Section 9.03, each an “Additional Agent” and any two or more “Additional Agents”.
“Adjusted Eurodollar Rate” means, for the Interest Period for each Eurodollar Loan comprising part of the same Group, the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.
“Administrative Agent” means Bank of America (through itself or one of its designated Affiliates or branch offices), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means the Administrative Agent, the Collateral Agent and any successors and assigns in such capacity, and “Agents” means any two or more of them.
“Agent Related Persons” means each Agent, together with its Related Parties.
“Aggregate Commitments” means at any date the Commitments of all the Lenders.
“Agreed Security Principles” means the agreed security principles set forth on Schedule 1.01(A).
“Agreement” has the meaning specified in the preamble.
“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of July 12, 2016, by and among Parent, the Borrowers, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Amendment No. 1 Arrangers” means Bank of America, N.A., Citigroup Global Markets, Inc., DNB (UK) Limited, J.P. Morgan Securities LLC, RBC Capital Markets, Sumitomo Mitsui Banking Corporation, New York Branch and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their respective capacities as joint arranger and joint bookrunner for Amendment No. 1 or any successor thereto.
“Amendment No. 1 Co-Documentation Agent” means each of Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch, HSBC Bank plc, HSBC Bank USA, N.A., Morgan Stanley Senior Funding, Inc. and SunTrust Bank, in their respective capacities as co-documentation agent for Amendment No. 1.

“Amendment No. 1 Co-Syndication Agent” means each of Citibank, N.A., DNB (UK) Limited, JPMorgan Chase Bank, N.A., Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, New York Branch and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their respective capacities as co-syndication agent for Amendment No. 1.
“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Commitment Fee Percentage” means a percentage per annum set forth below corresponding to the Secured Leverage Ratio as of the most recent Calculation Date:

Pricing Level	Secured Leverage Ratio	Applicable Commitment Fee Percentage
I	≥ 1.50:1.00	0.35%
II	< 1.50:1.00 and ≥ 0.50:1.00	0.30%
III	< 0.50:1.00	0.25%

Each Applicable Commitment Fee Percentage shall be determined and adjusted quarterly on the date (each, a “Calculation Date”) three Business Days after the earlier of the actual delivery date by which Parent provides, or the required delivery date by which Parent is required to provide, the consolidated financial information required by Section 6.01(a) or (b), as applicable, and the Compliance Certificate required by Section 6.01(c) for the fiscal quarter or year of Parent most recently ended prior to the Calculation Date; provided, however, that the Applicable Commitment Fee Percentage shall be deemed to be (i) (x) in Pricing Level ~~II~~I from the ~~Closing~~Amendment No. 1 Effective Date until the first Calculation Date occurring after ~~the first full fiscal quarter of Parent subsequent to the Closing Date~~September 30, 2016 and (y) in Pricing Level I at any time during the existence of an Event of Default under Sections 8.01(a), (h) or (i) and (ii) if Parent fails to provide the consolidated financial information required by Section 6.01(a) or (b), as applicable, or the Compliance Certificate required by Section 6.01(c) for the most recently ended fiscal quarter or year of Parent preceding any applicable Calculation Date, each Applicable Commitment Fee Percentage from such Calculation Date shall be based on Pricing Level I until such time as such consolidated financial information and an appropriate Officer’s Certificate is provided.

“Applicable Margin” means a percentage per annum equal to, for purposes of calculating (A) the applicable interest rate for any day for any Term Loan, Revolving Loan or Swing Line Loan or (B) the applicable rate of the Letter of Credit Fee for any day for purposes of Section 2.11(b)(i), the applicable percentage per annum set forth below corresponding to the Secured Leverage Ratio as of the most recent Calculation Date:

Pricing Level	Secured Leverage Ratio	Letter of Credit Fee and Applicable Margin for Revolving Loans and Term Loans that are Eurodollar Loans	Applicable Margin for Swing Line Loans, Revolving Loans and Term Loans that are Base Rate Loans
I	≥ 2.50:1.00	2.25%	1.25%
II	< 2.50:1.00 and ≥ 1.50.1.00	2.00%	1.00%
III	< 1.50:1.00 and ≥ 0.50:1.00	1.75%	0.75%
IV	< 0.50:1.00	1.50%	0.50%

Each Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) three Business Days after the earlier of the actual delivery date by which Parent provides, or the required delivery date by which Parent is required to provide, the consolidated financial information required by Section 6.01(a) or (b), as applicable, and the Compliance Certificate required by Section 6.01(c) for the fiscal quarter or year of Parent most recently ended prior to the Calculation Date; provided, however, that with respect to (A) any Term Loan, Revolving Loan or Swing Line Loan or (B) the Letter of Credit Fee, the Applicable Margin shall be deemed to be (i) (x) in Pricing Level ~~III~~II from the ~~Closing~~Amendment No. 1 Effective Date until the first Calculation Date occurring after ~~the first full fiscal quarter of Parent subsequent to the Closing Date~~September 30, 2016 and (y) in Pricing Level I at any time during the existence of an Event of Default under Sections 8.01(a), (h) or (i) and (ii) if Parent fails to provide the consolidated financial information required by Section 6.01(a) or (b), as applicable, or the Compliance Certificate required by Section 6.01(c) for the most recently ended fiscal quarter or year of Parent preceding any applicable Calculation Date, each Applicable Margin from such Calculation Date shall be based on Pricing Level I until such time as such consolidated financial information and an appropriate Officer’s Certificate is provided.
In the event that the Administrative Agent and Parent determine in good faith that any financial statement or Compliance Certificate delivered pursuant to Section 6.01 is inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected would have led to a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Parent shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrowers), and (iii) the applicable Borrower shall within three Business Days of demand therefor by the Administrative Agent pay to the Administrative Agent the additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. This paragraph shall not limit the rights of the Administrative Agent and the Lenders hereunder.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Commitments represented by the aggregate of such Lender’s Revolving Commitment Percentage and its Term Commitment Percentage at such time, in each case subject to adjustment as provided in Section 2.15 or 2.17; provided that if the Commitments of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender of each Class and for all Classes is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Commitments” of the applicable Class or under the caption “Aggregate Commitment Percentage,” as applicable, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Prepayment” has the meaning specified in Section 2.09(f).
“Approved Affiliate” means any Person that is, at the time of determination, exempt from any U.S. federal withholding tax imposed under Section 871, 881, 1441 or 1442 of the Code on U.S. source interest payments, including (A) any United States Person, (B) any Person or foreign branch of such Person, in each case entitled to claim benefits under a tax treaty that eliminates U.S. federal withholding Tax on U.S. source interest payments, (C) a Person entitled to claim exemption from U.S. federal withholding Taxes for income that is effectively connected with a U.S. trade or business, (D) a Person entitled to claim the exemption from U.S. federal withholding tax on U.S. source interest payments pursuant to the portfolio interest exemption under Section 881(c) of the Code, or (E) a Person entitled to claim an exemption from U.S. federal withholding tax on U.S. source interest payments due to its owners satisfying clause (A), (B), (C), or (D) above.
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrivo” means Arrivo Bioventures LLC.
“Arrivo Agreement” means that certain Subscription Agreement, dated May 10, 2016, by and among Jazz Financing Lux S.à r.l. and Arrivo, relating to a venture to develop a portfolio of early stage assets similar to JZP-110.
“Asset Disposition” means any Disposition (or series of related Dispositions) of any assets (other than Unrestricted Margin Stock) by Parent or any of its Restricted Subsidiaries in respect of which either the fair market value of such property or the Disposition Consideration payable to the Parent or any of its Restricted Subsidiaries exceeds $1,000,000, excluding any Disposition by way of Casualty or Condemnation.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or by Affiliated investment advisors.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b) and/or the definition of “Eligible Assignee”), and accepted by the Administrative Agent, substantially in the form of Exhibit C or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Lead Borrower.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by Parent or any of its Subsidiaries (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with a Discounted Term Loan Prepayment pursuant to Section 2.19; provided that neither Parent nor any of its Subsidiaries shall designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.05(c)(iii).
“Available Amount” means, at any date, an amount equal to:
(a)the sum of (without duplication):
(i)$385,000,000;
(ii)the Net Cash Proceeds received after the Closing Date and on or prior to such date from any issuance of Qualified Capital Stock by Parent;
(iii)the Net Cash Proceeds received after the Closing Date and on or prior to such date by Parent or any Restricted Subsidiary from the issuance of convertible or exchangeable debt securities that have been converted into or exchanged for Qualified Capital Stock of Parent; and
(iv)Cumulative Excess Cash Flow as of such date; minus
(b)the amount of any usage of such Available Amount pursuant to Section 7.04(w), Section 7.06(i) and Section 7.08(b), in each case prior to such date.
“Available Amount Conditions” means, prior to and after giving effect to any usage of the Available Amount, (a) no Default or Event of Default shall have occurred and be continuing and (b) Parent shall be in compliance with the covenants set forth in Section 7.10 on a pro forma basis in accordance with Section 1.03(c) (and, if applicable, Section 1.03(e)) and (c) solely with respect to Restricted Payments made pursuant to Section 7.06(i), the Secured Leverage Ratio, as of the end of the most recently completed Test Period, shall be less than or equal to 2.50 to 1.0 on a pro forma basis in accordance with Section 1.03(c).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency, examinership or similar federal, state or foreign law for the relief of debtors.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Bermuda Share Charges” means charges granted by the Parent and Jazz Ireland of their equity interests in the relevant Foreign Subsidiaries in favor of the Collateral Agent for the benefit of the Finance Parties, which charges shall be in form and substance reasonably satisfactory to the Administrative Agent.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person (or any committee or subcommittee thereof), (ii) in the case of any limited liability company, the board of managers (or any committee or subcommittee thereof) or managing member of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower Materials” has the meaning specified in Section 10.02(d).
“Borrowers” means the Lead Borrower, the U.S. Borrower and the Irish Borrowers collectively (unless the context otherwise requires that such term shall apply only to the Lead Borrower).
“Borrowing” has the meaning specified in Section 1.07.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, (x) the state where the Administrative Agent’s Office is located and (y) if such day relates to the payment of any obligation or the performance of any covenant, duty or obligation of any Irish Borrower, Ireland, except that (i) when used in Section 2.05 with respect to any action taken by or with respect to any L/C Issuer, the term “Business Day” shall not include any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where such L/C Issuer’s Lending Office is located and (ii) when used in connection with a Eurodollar Loan, the term “Business Day” means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.
“Capital Lease” of any Person means any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person; provided that any lease or other arrangement that, under GAAP as in effect on the Closing Date, would not be required to be accounted for as a capital lease shall not constitute a “Capital Lease” hereunder.

“Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, which, as of any time of determination, shall be equal to the amount of liability under such Capital Leases required at such time to be capitalized and reflected as a liability on a balance sheet of such Person (excluding the footnotes thereto) prepared in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Administrative Agent, any L/C Issuer or any Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Senior Credit Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, deposit account balances or, if the applicable L/C Issuer or Swing Line Lender, as applicable, benefiting from such collateral shall agree in its sole discretion, other credit support (including a backup letter of credit), in each case pursuant to documentation (including as to stated amount in the case of a backup letter of credit which shall not be more than 103%) in form and substance reasonably satisfactory to (a) the Administrative Agent, (b) the Collateral Agent and (c) the applicable L/C Issuer or Swing Line Lender (as applicable) (which documents are hereby consented to by the Lenders). “Cash Collateral” and “Cash Collateralization” shall have meanings correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that is a Lender, an Agent or an Affiliate of a Lender or an Agent (i) at the time it entered into a Cash Management Agreement with a Loan Party or (ii) that is designated as a “Cash Management Bank” (so long as, upon such designation, a Cash Management Agreement exists between such Person and a Loan Party), in each case, even if such Person for any reason ceases for any reason after the execution of such agreement or such designation to be a Lender, an Agent or an Affiliate of a Lender or an Agent.
“Cash Management Obligations” means all obligations under any Secured Cash Management Agreements.
“Casualty” means any casualty, damage, destruction or other similar loss with respect to real or personal property or improvements.
“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Parent or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
“CBI Banking Authorisation” means an authorisation issued by the Central Bank of Ireland under section 9A of the Central Bank Act 1971 of Ireland.
“CEA Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Celator” means Celator Pharmaceuticals, Inc., a Delaware corporation.
“Celator Acquisition” means the acquisition of Celator pursuant to that certain Agreement and Plan of Merger dated May 27, 2016 among Parent, Plex Merger Sub, Inc., a Delaware corporation, and Celator, including the subsequent acquisition of any Equity Interests remaining after the tender offer contemplated thereby.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any applicable law, rule, regulation or treaty, (b) any change in any applicable law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (a) the acquisition of beneficial ownership (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the ~~date hereof~~Closing Date) by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent; (b) Parent ceases to own, directly or indirectly, 100% of the Equity Interests of any Borrower; or (c) the occurrence of a change of control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing) other than Indebtedness permitted under Section 7.01(p).
“Class” has the meaning specified in Section 1.07.
“Closing Date” means June 18, 2015.
“Closing Date Refinancing” means (i) the repayment or other satisfaction in full and the termination of any commitment to make extensions of credit under the Existing Credit Agreement and (ii) receipt by the Administrative Agent of reasonably satisfactory evidence of the discharge (or the making of arrangements for discharge) of all Liens with respect thereto.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Co-Documentation Agent” means each of Credit Suisse AG, Cayman Islands Branch, HSBC Bank plc, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, New York Branch and SunTrust Bank, in their respective capacities as co-documentation agent.
“Collateral” means all of the property, which includes Mortgaged Property and all other property of whatever kind and nature, which is subject or is purported to be subject to the Liens granted by any of the Collateral Documents.

“Collateral Agent” means Bank of America, in its capacity as collateral agent for the Finance Parties under the Collateral Documents, and its successor or successors in such capacity.
“Collateral Documents” means, collectively, the U.S. Security Agreement, the Mortgages, the Foreign Collateral Documents, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages or deeds of trust required to be delivered pursuant to the Loan Documents and any instruments of assignment or other similar instruments or agreements executed pursuant to the foregoing.
“Commitment” means (i) with respect to each Lender, its Revolving Commitment, Term Commitment, Incremental Revolving Commitment, Incremental Term Loan Commitment, Other Revolving Commitment or Other Term Commitment, as and to the extent applicable, (ii) with respect to each L/C Issuer, its L/C Commitment and (iii) with respect to the Swing Line Lender, the Swing Line Commitment, in each case as set forth on Schedule 2.01 or in the applicable Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as its Commitment of the applicable Class, as any such amount may be adjusted from time to time in accordance with this Agreement.
“Commitment Fee” has the meaning specified in Section 2.11(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning specified in Section 10.02(d).
“Competitor” means any Person designated in writing by the Lead Borrower to the Administrative Agent that competes with Parent and its Subsidiaries in a principal line of business of Parent and its Subsidiaries, considered as a whole.
“Compliance Certificate” means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit D.
“Condemnation” means any taking or expropriation by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.
“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.
“Consolidated Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of Parent and its Restricted Subsidiaries prepared in accordance with GAAP but excluding (i) expenditures made in connection with any replacement, substitution or restoration of property as a result of any involuntary loss of title, any involuntary loss of, damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Parent or any of its Restricted Subsidiaries, (ii) expenditures constituting consideration for any Permitted Acquisitions, (iii) expenditures constituting interest capitalized during such period, (iv) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person and (v) the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.
“Consolidated Cash Interest Expense” means, with reference to any period, (a) the Consolidated Interest Expense of Parent and its Restricted Subsidiaries paid or payable in cash and calculated on a consolidated basis for such period but shall exclude, to the extent otherwise included in the calculation of Consolidated Interest Expense for the applicable period, without duplication, (i) debt issuance costs, debt discount or premium and other financing fees and expenses, (ii) any cash costs associated with breakage in respect of Swap Agreements, (iii) annual agency or trustee fees, unused line fees and letter of credit fees and expenses, (iv) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations under any agreement governing Indebtedness, and (v) interest, rental and other expenses associated with the Stanford Lease, minus (b) interest income received or receivable in cash (to the extent not netted against interest expense in the calculation of Consolidated Interest Expense).
“Consolidated Current Assets” means at any date, the consolidated current assets of the Parent and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, but excluding cash, deferred income Taxes and Permitted Investments.
“Consolidated Current Liabilities” means at any date, the consolidated current liabilities of Parent and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, but excluding the current portion of Consolidated Funded Indebtedness, outstanding Revolving Loans and Swing Line Loans, the current portion of interest expense (other than interest expense that is due and unpaid), accrued Taxes and accrued dividends.
“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for Taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary, unusual or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, (vi) non-cash expenses related to stock based compensation, (vii) fees and expenses directly incurred or paid in connection with (~~w~~v) the Gentium Acquisition, (~~x~~w) the Transactions, (x) the Celator Acquisition, (y) any other Permitted Acquisition and, to the extent permitted hereunder, Investments (other than Permitted Acquisitions) and Dispositions, to the extent the aggregate amount of all such fees and expenses added pursuant to clause (y) does not exceed $30,000,000 during any fiscal year and (z) to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of Equity Interests or refinancing transactions and modifications of instruments of Indebtedness, (viii) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations (other than such charges, costs, fees and expenses to the extent constituting losses arising from such discontinued operations), (ix) any unrealized losses in respect of Swap Agreements, (x) any other extraordinary, unusual or non-recurring cash charges or expenses incurred outside of the ordinary course of business, (xi) Milestone Payments and Upfront Payments, (xii) the amount of cost savings and synergies projected by Parent in good faith to be realized as a result of the Gentium Acquisition or any Permitted Acquisition or other Investment, in each case within the four consecutive fiscal quarters following the consummation of such acquisition or Investment (or following the consummation of the squeeze-out merger in the case of an acquisition structured as a two-step transaction), calculated as though such cost savings and synergies had been realized on the first day of such period and net of the amount of actual benefits received during such period from such acquisition; provided that (A) a duly completed certificate signed by a Responsible Officer of Parent shall be delivered to the Administrative Agent certifying that such cost savings and synergies are reasonably expected and factually supportable in the good faith judgment of Parent, (B) no cost savings or synergies shall be added pursuant to this clause (xii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) the aggregate amount of cost savings and synergies added back pursuant to this clause (xii) shall not exceed 15% of Consolidated EBITDA for any applicable Test Period (prior to giving effect to the addback of such items pursuant to this clause (xii)), (xiii) restructuring charges or reserves, including write-downs and write-offs, including any one-time costs incurred in connection with the Gentium Acquisition, Permitted Acquisitions and other Investments and costs related to the closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses, (xiv) adjustments relating to purchase price allocation accounting, and (xv) the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income during such period, minus, to the extent included in Consolidated Net Income for such period, (l) interest income (to the extent not netted against interest expense in the calculation of Consolidated Interest Expense), (2) income tax credits and refunds (to the extent not netted from Tax expense), (3) any cash payments made during such period in respect of items described in clauses (v) or (xv) above subsequent to the applicable Test Period in which the relevant non-cash expenses or losses were incurred, (4) any non-recurring income or gains directly as a result of discontinued operations, (5) any unrealized income or gains in respect of Swap Agreements (to the extent not included in clause (1) above or netted against interest expense in the calculation of Consolidated Interest Expense) and (6) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all as determined for Parent and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis. For the avoidance of doubt, the foregoing additions to, and subtractions from, Consolidated EBITDA shall not give effect to any items attributable to the Unrestricted Subsidiaries. For the purposes of calculating Consolidated EBITDA for any Test Period, (i) if at any time during such Test Period, Parent or any Restricted Subsidiary shall have made any Material Disposition or converted any Restricted Subsidiary into an Unrestricted Subsidiary, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition or to such conversion for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period, and (ii) if during such Test Period Parent or any Restricted Subsidiary shall have made a Material Acquisition or converted any Unrestricted Subsidiary into a Restricted Subsidiary, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c) (and, if applicable, Section 1.03(e)) as if such Material Acquisition or such conversion occurred on the first day of such Test Period.
“Consolidated Funded Indebtedness” means at any date, the Funded Indebtedness of the Parent and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of Parent and its Restricted Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of Parent and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs and benefits under interest rate Swap Agreements to the extent such net costs and benefits are allocable to such period in accordance with GAAP). In the event that Parent or any Restricted Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of Parent and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period, provided that there shall be excluded the income of any Restricted Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or other distributions by such Restricted Subsidiary of that income is not at the time permitted by any of its Organization Documents, a requirement of Law or any agreement or instrument applicable to such Restricted Subsidiary, except that the amount of cash dividends or other cash distributions actually paid to any Loan Party by any such Restricted Subsidiary during such period shall be included; provided, further, that there shall be excluded any income (or loss) of any Person other than Parent or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to Parent or any Restricted Subsidiary that is a Wholly Owned Subsidiary of Parent.
“Consolidated Secured Debt” means, as of any date of determination, Consolidated Senior Debt outstanding on such date that is secured by a Lien on any assets of Parent or any of its Restricted Subsidiaries.
“Consolidated Senior Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Indebtedness outstanding on such date, but excluding any Specified Subordinated Indebtedness.
“Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Parent and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of the end of the most recently completed Test Period.
“Consolidated Total Indebtedness” means, as of the date of any determination thereof, the sum, without duplication, of (x) the aggregate Indebtedness of Parent and its Restricted Subsidiaries that is of a type that would be reflected on a consolidated balance sheet of Parent prepared as of such time in accordance with GAAP and (y) Indebtedness of the type referred to in clause (x) hereof of another Person guaranteed by Parent or any of its Restricted Subsidiaries or secured by the assets of Parent or any of its Restricted Subsidiaries; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of any letter of credit or bank guaranty, except to the extent of unreimbursed obligations in respect of any drawn letter of credit or bank guaranty.
“Consolidated Working Capital” means, as at any date, the excess of Consolidated Current Assets over Consolidated Current Liabilities.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agent” means each of Barclays Bank PLC, Citibank, N.A., DNB (UK) Limited, JPMorgan Chase Bank, N.A., and Royal Bank of Canada, in their respective capacities as co-syndication agent.
“Covered Jurisdictions” means the jurisdiction of any Borrower or any jurisdiction of any Guarantor that is a Material Restricted Subsidiary; it being understood that notwithstanding the thresholds set forth in the definition of “Material Restricted Subsidiary”, for purposes of determining the “Covered Jurisdictions”, “Material Restricted Subsidiary” shall exclude Restricted Subsidiaries organized in a jurisdiction with respect to which no Collateral Documents had previously been delivered which, as of the end of, and for, the most recently completed Test Period, (i) contributed less than 10.0 % of Consolidated EBITDA in the aggregate for such jurisdiction for such Test Period or (ii) contributed less than 10.0% of Consolidated Total Assets in the aggregate for such jurisdiction as of the end of such Test Period, so long as the aggregate amount of Consolidated EBITDA and Consolidated Total Assets attributable to the Borrowers and Guarantors that are Material Restricted Subsidiaries was equal to or exceeds 75.0% of Consolidated EBITDA for any such Test Period and 75.0 % of Consolidated Total Assets as of the end of any such Test Period.
“Credit Agreement Refinancing Indebtedness” means (a) Indebtedness or (b) Other Revolving Commitments, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) to Refinance, in whole or part, existing Term Loans, existing Incremental Term Loans, outstanding Revolving Loans (and Revolving Commitments), outstanding Incremental Revolving Loans (and Incremental Revolving Commitments) or any outstanding Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, Incremental Revolving Commitments or Other Revolving Commitments, the amount thereof) (except by an amount equal to accrued and unpaid interest and premium thereon, including tender premium, and underwriting and original issue discounts, fees, commissions, and expenses associated in connection with such extending, renewing, replacement or refinancing), (ii) such Indebtedness has a maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (iii) the Refinanced Debt shall be repaid, defeased or satisfied and discharged (and to the extent that the Refinanced Debt consists, in whole or in part, of Revolving Commitments, Incremental Revolving Commitments, Other Revolving Commitments (or Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, or Swing Line Loans incurred pursuant to any Revolving Commitments, Incremental Revolving Commitments or Other Revolving Commitments), such Revolving Commitments, Incremental Revolving Commitments or Other Revolving Commitments, as applicable, shall be terminated), and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the issuance, incurrence or obtaining of such Credit Agreement Refinancing Indebtedness, (iv) in the case of Credit Agreement Refinancing Indebtedness in the form of notes, such Credit Agreement Refinancing Indebtedness does not contain any mandatory prepayment provisions (other than related to customary asset sale and change of control offers or cash or net share conversion settlement provisions in the case of convertible or exchangeable debt securities) that could result in prepayments of such notes prior to the Refinanced Debt, (v) such Indebtedness shall not be guaranteed by any Persons other than the Loan Parties, (vi) such Indebtedness (if secured and not obtained pursuant to a Refinancing Amendment) shall be subject to a First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, as applicable, and (vii) the other terms and conditions of such Credit Agreement Refinancing Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are substantially identical to, or less favorable to the investors providing such Credit Agreement Refinancing Indebtedness than, those applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date).
“Credit Exposure” means, as applied to each Lender and with respect to each Class of its Commitments and/or Loans:
(i)at any time prior to the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (B) the Incremental Revolving Commitment Percentage of the relevant Class of such Lender multiplied by the total Incremental Revolving Commitments of such Class plus (C) the Other Revolving Commitment Percentage of the relevant Class of such Lender multiplied by the total Other Revolving Commitments of such Class plus (D) the Term Commitment Percentage of such Lender multiplied by the Term Committed Amount of such Class plus (E) the Other Term Commitment Percentage of the relevant Class of such Lender multiplied by the total Other Term Commitments of such Class plus (F) the Incremental Term Loan Commitment Percentage of the relevant Class of such Lender multiplied by the total Incremental Term Loan Commitments of such Class; and
(ii)at any time after the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the principal balance of the outstanding Loans of such Lender of such Class plus (B) in the case of the termination of the Revolving Commitments, any Class of Incremental Revolving Commitments or any Class of Other Revolving Commitments, in each case, such Lender’s Participation Interests in all L/C Obligations and Swing Line Loans issued under the relevant terminated Class.
“Credit Extension” means a Borrowing or an L/C Credit Extension.
“Cumulative Excess Cash Flow” means an amount (not to be less than zero) equal to the sum of Excess Cash Flow for the fiscal quarter ending June 30, 2015 and each fiscal quarter thereafter.
“Debt Issuance” means the incurrence, issuance or assumption by Parent or any of its Restricted Subsidiaries of any Indebtedness.
“Default” means any condition or event that constitutes an Event of Default or that, with the giving of notice, the passage of applicable grace periods, or both, would be an Event of Default.
“Default Rate” means (i) overdue principal amounts (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Revolving Loan that is a Base Rate Loan plus 2%, and (ii) any overdue interest payable on any Loan or Reimbursement Obligation or any Commitment Fee or other amount payable hereunder shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Class of Loans plus 2% (or, in the case of any such other amounts that do not relate to a particular Class of Loans, the rate then applicable to Revolving Loan that is a Base Rate Loan plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date such amount was due until such overdue amount is paid in full (after as well as before judgment).
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans or participations in respect of an L/C Obligation within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Lead Borrower, the Administrative Agent or any L/C Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Lead Borrower, to confirm in writing to the Administrative Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any Bankruptcy Law, ~~or~~ (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory ~~to the extent~~ that ~~such country or territory is the subject of any Sanction.~~ is subject to a comprehensive embargo by the United States Government or other applicable governmental authority.
“Designated Lender” has the meaning specified in Section 9.02.
“Discharge of Senior Credit Obligations” means (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Loan Documents and termination of all commitments to lend or otherwise extend credit under the Loan Documents, (ii) payment in full in cash of all other Finance Obligations under the Loan Documents that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), other than Cash Management Obligations and Swap Obligations not yet due and payable, and (iii) termination, cancellation or Cash Collateralization of all Letters of Credit issued or deemed issued under the Loan Documents.
“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.19(b)(ii).
“Discount Range” has the meaning specified in Section 2.19(c)(i).
“Discount Range Prepayment Amount” has the meaning specified in Section 2.19(c)(i).
“Discount Range Prepayment Notice” means a written notice of a Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.19(c)(i) substantially in the form of Exhibit N hereto.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit O hereto, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning specified in Section 2.19(c)(i).
“Discount Range Proration” has the meaning specified in Section 2.19(c)(iii).
“Discounted Prepayment Determination Date” has the meaning specified Section 2.19(d)(iii).
“Discounted Prepayment Effective Date” means in the case of an Offer of Specified Discount Prepayment, Solicitation of Discount Range Prepayment Offer or Solicitation of Discounted Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.19(b), Section 2.19(c) or Section 2.19(d), as applicable unless a shorter period is agreed between Parent or any of its Subsidiaries and Auction Agent.
“Discounted Term Loan Prepayment” has the meaning specified in Section 2.19(a).
“Disposition” means, with respect to any Person, a sale, transfer, lease, disposition or Exclusive License of any asset of such Person (including any such transaction effected by way of merger or consolidation and including any issuance of any of Equity Interests in a Subsidiary of such Person). “Dispose” and “Disposed,” as to any asset subject to the Disposition, shall have a corollary meaning.
“Disposition Consideration” means (a) for any Disposition (other than an Exclusive License), the aggregate fair market value of any assets sold, transferred, leased or otherwise disposed of and (b) for any Exclusive License, the aggregate cash payment paid to Parent or any Restricted Subsidiary on or prior to the consummation of the Exclusive License (and which, for the avoidance of doubt, shall not include any royalty, earnout, contingent payment or any other deferred payment that may be payable thereafter).
“Disqualified Capital Stock” means any Equity Interest of any Person that is not Qualified Capital Stock.
“Disqualified Institution” means, on any date, (a) any Person designated by the Lead Borrower as a “Competitor” by written notice delivered to the Administrative Agent on or prior to the

~~date hereof~~Closing Date, (b) any other Person that is a Competitor (or an Affiliate of a Competitor (other than a bona fide debt fund)), which Person has been designated by the Lead Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (including by posting such notice to the Platform) not less than 3 Business Days prior to such date; provided, that Disqualified Institutions shall exclude any Person that the Lead Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time. The list of Disqualified Institutions shall be set forth on Schedule 1.01(C) and shall be made available to all Lenders at all times.
“Dollars” and “$” mean lawful money of the United States of America.
“Domestic Guarantor” means each Guarantor that is a Domestic Subsidiary.
“Domestic Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is not a Foreign Subsidiary, and “Domestic Subsidiaries” means any two or more of them.
“Drug Acquisition” means any acquisition (including any license or any acquisition of any license) solely or primarily of all or any portion of the rights in respect of one or more drugs or pharmaceutical products, whether in development or on market, and related property or assets, but not of Equity Interests in any Person or any operating business unit.
“ECB Banking Authorisation” means: (i) in the case of a licence issued under section 9 of the Central Bank Act 1971 of Ireland prior to 4 November 2014, such a licence which is deemed in accordance with the SSM Regulation to be an authorisation granted by the European Central Bank under the SSM Regulation; or (ii) in any other case, an authorisation granted under the SSM Regulation on the application therefor under section 9 of the Central Bank Act 1971 of Ireland.
“Economic Sanctions Laws” refers to applicable U.S. Laws regarding economic sanctions or embargoes including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et. seq., the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., and any regulations promulgated thereunder imposing economic sanctions or embargoes.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (i) a Lender, (ii) in the case of a Loan to an Irish Borrower, (A) an Affiliate of a Lender that is an Approved Affiliate or (B) an Approved Fund that is an Approved Affiliate, (iii) in the case of a Loan to any Borrower other than an Irish Borrower, (A) an Affiliate of a Lender or (B) an Approved Fund, and (iv) any other Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person)) approved by, solely in the case of this clause (iv), the Administrative Agent (and, in the case of any assignment of a Revolving Commitment, the L/C Issuer and the Swing Line Lender) and unless an Event of Default has occurred and is continuing, the applicable Borrower (each such approval not to be unreasonably withheld or delayed and; provided that, with respect to any Borrower consent that is required, the applicable Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after the applicable Borrower has received notice thereof); provided that notwithstanding the foregoing (but, for the avoidance of doubt, subject to the provisions of Section 2.19), “Eligible Assignee” shall not include Parent or any of Parent’s Subsidiaries. For the avoidance of doubt, any Disqualified Institution is subject to Section 10.06(h).

“Embargoed Person” has the meaning specified Section 5.21(b).
“Employee Benefit Arrangements” means in any jurisdiction the benefit schemes or arrangements in respect of any employees or past employees operated, maintained or contributed to by Parent or any of its Restricted Subsidiaries or in which Parent or any of its Restricted Subsidiaries participates and which provide benefits on retirement, ill-health, injury, death or voluntary withdrawal from or termination of employment, including termination indemnity payments and life assurance and post-retirement medical benefits, other than Plans.
“Environment” means ambient air, indoor air, surface water, groundwater, land and subsurface strata and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means all Laws, Environmental Permits or governmental restrictions relating to pollution or the protection of the Environment, including those relating to the generation, use, transportation, distribution, storage, treatment, disposal, presence, Release or threat of Release of any Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise, of Parent or any of its Restricted Subsidiaries resulting from or based on (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage or treatment of any Hazardous Material, (iii) exposure to any Hazardous Material, (iv) the presence, Release or threatened Release of any Hazardous Material into the Environment or (v) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
“Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible into or exchangeable for, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible into or exchangeable for Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event, but excluding any Indebtedness convertible into or exchangeable for Equity Interests.
“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any Indebtedness convertible into or exchangeable for such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulation promulgated thereunder.
“ERISA Affiliate” means each entity that is a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with Parent or any of its Restricted Subsidiaries within the meaning of Section 414(b), (c) or (m) of the Code, or required to be aggregated with Parent or any of its Restricted Subsidiaries under Section 414(o) of the Code or is under “common control” with Parent or any of its Restricted Subsidiaries, within the meaning of Section 4001(a)(14) of ERISA.
“ERISA Event” means:
(i)a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;
(ii)the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of any Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
(iii)the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan (whether or not waived in accordance with Section 412 of the Code), the application for a minimum funding waiver under Section 303 of ERISA with respect to any Plan (or, after the effective date of the Pension Protection Act of 2006, Section 302(c) of ERISA), the failure to make by its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan, the determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code);
(iv)(A) the incurrence of any liability by Parent or any of its Restricted Subsidiaries pursuant to Title I of ERISA or to the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such liability by Parent or any of its Restricted Subsidiaries pursuant to Title I of ERISA or to such penalty or excise tax provisions of the Code; or (B) the incurrence of any liability by Parent or any of its Restricted Subsidiaries or an ERISA Affiliate pursuant to Title IV of ERISA or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such liability or imposition of any lien on any of the rights, properties or assets of Parent or any of its Restricted Subsidiaries or any ERISA Affiliate pursuant to Title IV of ERISA or to Section 412 of the Code;
(v)the provision by the administrator of any Plan of a notice pursuant to Section 4041(a)(2) of ERISA (or the reasonable expectation of such provision of notice) of intent to terminate such Plan in a distress termination described in Section 4041(c) of ERISA, the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of a Plan by the PBGC, or the appointment of a trustee by the PBGC to administer any Plan;

(vi)the withdrawal of Parent or any of its Restricted Subsidiaries or ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Parent or any of its Restricted Subsidiaries or ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(vii)the imposition of liability (or the reasonable expectation thereof) on Parent or any of its Restricted Subsidiaries or ERISA Affiliate pursuant to Section 4062, 4063, 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;
(viii)the assertion of a claim (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or the assets thereof, or against Parent or any of its Restricted Subsidiaries or, with respect to a Plan subject to Title IV of ERISA, an ERISA Affiliate, in connection with any Plan;
(ix)the receipt by Parent or any of its Restricted Subsidiaries from the United States Internal Revenue Service of notice of (x) the failure of any Plan (or any Employee Benefit Arrangement intended to be qualified under Section 401(a) of the Code) to qualify under Section 401 (a) of the Code, or (y) the failure of any trust forming part of any Plan or Employee Benefit Arrangement to qualify for exemption from taxation under Section 501(a) of the Code; and
(x)the establishment or amendment by Parent or any of its Restricted Subsidiaries of any Welfare Plan that provides post-employment welfare benefits other than as may be required under applicable law.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Loan” means at any date a Loan which bears interest at a rate based on the Adjusted Eurodollar Rate.
“Eurodollar Rate” means:
(a)for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and;
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 A.M., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice;

provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Eurodollar Reserve Percentage” means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurodollar funding. The Adjusted Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.
“EUSA Pharma (Luxembourg) Account Pledge Agreement” means the Luxembourg law governed account pledge agreement entered into between EUSA Pharma (Luxembourg) S.à r.l. and the Collateral Agent.
“EUSA Pharma (Luxembourg) Share Pledge Agreement” means the Luxembourg law governed share pledge agreement entered into between the EUSA Pharma International Limited, the Collateral Agent and EUSA Pharma (Luxembourg) S.à r.l.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any period, without duplication:
(a)the sum of:
(i)Consolidated Net Income (or loss) for such period, plus
(ii)the aggregate amount of all non-cash charges deducted (less the amount of all non-cash credits included) in arriving at such Consolidated Net Income (or loss), plus
(iii)the difference, if positive, of the amount of Consolidated Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) over the amount of Consolidated Working Capital at the end of such Excess Cash Flow Period, plus
(iv)the amount of any loss (less any gain) incurred in connection with the receipt of Net Cash Proceeds (other than sales of inventory and other Dispositions in the ordinary course of business) of the type described in clause (i) of the definition thereof to the extent included in Consolidated Net Income (or loss), plus
(v)the aggregate amount of cash dividends and other cash distributions received during such period by Parent or any Restricted Subsidiary in respect of minority Equity Interests in any Person, less
(b)the sum of:
(i)the aggregate amount of Consolidated Capital Expenditures (A) made or paid by the Parent and its Subsidiaries in cash during such period solely to the extent permitted by this Agreement and (B) excluding any amount funded with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, plus
(ii)the aggregate amount of Investments, Restricted Payments and acquisitions of intellectual property (A) made or paid by Parent and its Subsidiaries in cash during such period solely to the extent permitted by this Agreement and (B) excluding any amount funded (I) with the proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests or (II) out of the Available Amount, plus
(iii)the aggregate amount of all regularly scheduled and other mandatory principal payments of Consolidated Funded Indebtedness made during such period, excluding any amount funded with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, plus
(iv)the aggregate principal amount of all optional prepayments or repurchases (if such repurchases are made at a discount, the amount paid for such repurchases) of Consolidated Funded Indebtedness (other than Consolidated Funded Indebtedness that is revolving in nature) made during such period, excluding any amount funded through (I) proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, (II) proceeds from any Asset Disposition or (III) proceeds of any Casualty or Condemnation, plus
(v)the absolute value of the difference, if negative, of the amount of Consolidated Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) over the amount of Consolidated Working Capital at the end of such Excess Cash Flow Period, plus
(vi)any premium, make-whole or penalty payments paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder to the extent such premium, make-whole or penalty payments are not expensed during such period or otherwise deducted in calculating Consolidated Net Income, excluding any amount funded (I) with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, (II) with proceeds from any Asset Disposition, or (III) with the proceeds of any Casualty or Condemnation, plus
(vii)the aggregate amount of net income in respect of minority Equity Interests in any Person for such period included in arriving at such Consolidated Net Income (or loss).
“Excess Cash Flow Period” means (a) the period commencing on April 1, 2015 and ending on June 30, 2015 and (b) each fiscal quarter of Parent thereafter.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” means:
(a)real property owned by Parent or any Subsidiary with a fair market value less than $10,000,000 and any leasehold interest in real property;
(b)motor vehicles and other assets subject to certificates of title;
(c)any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law);
(d)(i) Equity Interests in joint ventures, Persons that are not Subsidiaries or any non-Wholly Owned Subsidiaries to the extent not permitted by the terms of such entity’s Organization Documents or joint venture documents and (ii) Margin Stock;
(e)any lease, license or agreement or property subject to a purchase money security interest or similar arrangement permitted by the Credit Agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition;
(f)any assets (including intangibles) not located in the United States to the extent the grant of a security interest therein is restricted or prohibited by applicable Law or contract (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Law);
(g)any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law;
(h)voting Equity Interests in a Foreign Subsidiary of the U.S. Borrower, which Foreign Subsidiary is not a Loan Party, in excess of 65% of the total voting Equity Interests in such Subsidiary; and voting Equity Interests in a Domestic Subsidiary of the U.S. Borrower which Domestic Subsidiary holds no material assets other than Equity Interests in one or more Subsidiaries that are CFCs in excess of 65% of the total voting Equity Interests in such Domestic Subsidiary;
(i)all commercial tort claims (as defined in the UCC) below $1,000,000; and
(j)any other assets where the cost of obtaining or perfecting a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Administrative Agent in writing (in consultation with the Lead Borrower).
“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by any Law or by any contractual obligation existing on the Closing Date (or, if later, the date of acquisition of such Subsidiary) from guaranteeing the Senior Credit Obligations or any Subsidiary that would require consent, approval, license or authorization of any Governmental Authority in order to guarantee the Senior Credit Obligations unless such consent, approval, license or authorization has been received, (b) any Foreign Subsidiary of the U.S. Borrower that is a CFC, (c) any Domestic Subsidiary of the U.S. Borrower that holds no material assets other than Equity Interests in one or more Subsidiaries that are CFCs, (d) any Foreign Subsidiary for which the providing of the guarantee under the Guaranty Agreement could reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers, (e) any Subsidiary that is not a Wholly Owned Subsidiary of Parent, (f) any Immaterial Subsidiary and (g) those Foreign Subsidiaries as to which the Lead Borrower and the Administrative Agent shall reasonably determine in writing that the costs of providing the guarantee under the Guaranty Agreement are excessive in relation to the value to be afforded thereby.
“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any CEA Swap Obligation, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such CEA Swap Obligation (or any Guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such CEA Swap Obligation. If a CEA Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender Party or any other recipient of any payment made by or on account of any obligation of any Loan Party under any Loan Document,
(a)Taxes imposed on (or measured by) overall net income, and franchise Taxes imposed (in lieu of net income Taxes), by the jurisdiction under the laws of which such recipient is organized or in which its office is located or, in the case of any Lender, in which its Lending Office is located, or as a result of a present or former connection between such recipient and the jurisdiction (or any political subdivision thereof) of the Governmental Authority imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, performed its obligations or received a payment under, received or perfected a security interest under, having been a party to, having enforced, or having engaged in any other transaction pursuant to this Agreement or any other Loan Document);
(b)any branch profits Taxes under Section 884(a) of the Code, or any similar Taxes, imposed by a jurisdiction described in clause (a) of this definition;
(c)solely in the case of any Term Loan made on the Closing Date and any Revolving Loan, any U.S. federal withholding Taxes imposed on or with respect to amounts payable to a Non-U.S. Lender by a law in effect on the date on which such Non-U.S. Lender becomes a party hereto (or designates a new Lending Office), except (i) to the extent that such Non-U.S. Lender (or its assignor) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Loan Party with respect to such withholding Tax pursuant to Section 3.01, or (ii) if such Non-U.S. Lender is an assignee pursuant to a request by the applicable Borrower under Section 3.07;

(d)solely in the case of any Term Loan made on the Closing Date and any Revolving Loan, any U.S. federal withholding Taxes attributable to such recipient’s failure to timely comply with Section 3.01(f); or
(e)any U.S. federal Taxes imposed under FATCA.
“Exclusive License” means, with respect to any drug or pharmaceutical product, any license to develop, commercialize, sell, market and promote such drug or pharmaceutical product with a term greater than five (5) years (unless terminable prior to such time without material penalty or premium by the applicable Loan Party) and which provides for exclusive rights to develop, commercialize, sell, market and promote such drug or product within the United States; provided that an “Exclusive License” shall not include (a) any license to distribute any such drug or product on an exclusive basis within any particular geographic region or territory, (b) any licenses, which may be exclusive, to manufacture any such drug or product, and (c) any license to manufacture, use, offer for sale or sell any authorized generic version of such drug or product. “Exclusively License” shall have the correlative meaning.
“Existing Credit Agreement” means the Credit Agreement dated June 12, 2012, as amended, by and among Parent, Jazz Pharmaceuticals, Inc., Jazz Pharmaceuticals Ireland Limited, Jazz Financing I Limited, each of the lenders party thereto and Barclays Bank PLC, as administrative agent.
“Existing Letter of Credit” means that certain Irrevocable Standby Letter of Credit, dated January 26, 2015, issued by JPMorgan Chase Bank, N.A. to The Board of Trustees of the Leland Stanford Junior University Office of Land, Buildings and Real Estate at the request of Jazz Pharmaceuticals, Inc...
“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.
“Failed Loan” has the meaning specified in Section 2.03(d).
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above).
“FCPA” has the meaning set forth in Section 5.22.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System ~~arranged by Federal funds brokers on such day~~, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the Fee Letter dated May 24, 2015 between Parent and Bank of America.

“Finance Document” means (i) each Loan Document, (ii) each Swap Agreement between one or more Loan Parties and a Swap Creditor evidencing Swap Obligations and (iii) each Secured Cash Management Agreement, and “Finance Documents” means all of them, collectively.
“Finance Obligations” means, at any date, (i) all Senior Credit Obligations, (ii) all Swap Obligations of a Loan Party permitted hereunder owed or owing to any Swap Creditor and (iii) all Cash Management Obligations.
“Finance Party” means each Lender, the Swing Line Lender, each L/C Issuer, each Swap Creditor, each Cash Management Bank, each Agent and each Indemnitee and their respective successors and assigns, and “Finance Parties” means any two or more of them, collectively.
“Financial Officer” means the chief financial officer, principal accounting officer, senior vice president of finance, treasurer or controller of Parent.
“First Lien Intercreditor Agreement” means a First Lien Intercreditor Agreement among the Administrative Agent, the Collateral Agent and one or more Senior Representatives for holders of Indebtedness secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Senior Credit Obligations, in form and substance reasonably satisfactory to the Administrative Agent.
“Flood Laws” shall mean the National Flood Insurance Reform Act of 1994 and related legislation.
“Foreign Collateral Documents” means the Irish Security Documents, the Bermuda Share Charges, the Luxembourg Account Pledge Agreements, the Luxembourg Share Pledge Agreements, the Gibraltar Share Charge, the French Share Pledge Agreement, the Italian Collateral Documents and each of the other documents set forth on Schedule 1.01(B).
“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Parent or any Restricted Subsidiary primarily for the benefit of employees of Parent or any Restricted Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Foreign Guarantor” means Parent and each Guarantor that is a Foreign Subsidiary.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“French Share Pledge Agreement” means that certain French law governed share pledge agreement entered into between EUSA Pharma (Luxembourg) S.à r.l. and the Collateral Agent.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms of Section 2.17(a)(iv).
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Indebtedness” means, with respect to any Person, all Indebtedness of such Person that by its terms matures more than one year after the date of determination or incurrence or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Indebtedness of such Person required to be paid or prepaid within one year after the date of its creation.
“GAAP” means, subject to Section 1.03(b), United States generally accepted accounting principles as in effect as of the date of determination thereof.
“Gentium” means Gentium S.p.A, a società per azioni incorporated in Italy.
“Gentium Acquisition” means the acquisition of Gentium pursuant to that certain Tender Offer Agreement dated December 19, 2013 among Parent, Jazz Pharmaceuticals Italy S.r.L., an Italian società a responsabilità limitata, and Gentium, including the subsequent acquisition of any Equity Interests remaining after the tender offer contemplated thereby.
“Gibraltar Share Charge” means a charge granted by the Parent and Jazz Pharmaceuticals Holdings Inc. of their equity interests in Jazz Pharmaceuticals Europe Holdings Limited (formerly EUSA Pharma International Limited) in favor of the Collateral Agent for the benefit of the Finance Parties, which charge shall be in form and substance reasonably satisfactory to the Collateral Agent.
“Government Acts” has the meaning specified in Section 2.05(l).
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Eurodollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article III, such Loan shall be included in the same Group or Group of Loans from time to time as it would have been had it not been so converted or made.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such

Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by Parent in good faith.
“Guaranteed Obligations” shall have the meaning as set forth in the Guaranty Agreement.
“Guarantor” means collectively, (A) Parent, (B) each Restricted Subsidiary of Parent (except (i) the Lead Borrower with respect to Guaranteed Obligations of the Lead Borrower, (ii) the U.S. Borrower with respect to Guaranteed Obligations of the U.S. Borrower, (iii) Jazz Financing I with respect to Guaranteed Obligations of Jazz Financing I, (iv) Jazz Ireland with respect to Guaranteed Obligations of Jazz Ireland and (v) and any Excluded Subsidiary) and (C) each Subsidiary of Parent that becomes a party to the Guaranty Agreement or other guaranty agreement after the Closing Date required pursuant to Section 6.09, and “Guarantors” means any two or more of them.
“Guaranty Agreement” means the Guaranty, substantially in the form of Exhibit E hereto, by Parent and the Subsidiary Guarantors in favor of the Administrative Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and of this Agreement.
“Hazardous Materials” means all materials, chemicals, substances, wastes, pollutants, contaminants, compounds, mixtures and constituents in any form, including petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls or radon gas, regulated pursuant to, or which can give rise to liability under, any Environmental Law.
“HMT” has the meaning set forth in the definition of “Sanction(s).”
“Honor Date” has the meaning specified in Section 2.05(e)(i).
“Identified Participating Lenders” has the meaning specified in Section 2.19(c)(iii).
“Identified Qualifying Lenders” has the meaning specified in Section 2.19(c)(iii).
“Immaterial Asset Sale” means any Disposition or series of related Dispositions of property in respect of which the fair market value of such property and the Disposition Consideration payable to the Parent or any of its Restricted Subsidiaries is equal to or less than $20,000,000.
“Immaterial Subsidiary” means, as of any date of determination, any direct or indirect Subsidiary of Parent that has been designated by Parent to the Administrative Agent in writing (and not redesignated as a Material Subsidiary as provided below) as an “Immaterial Subsidiary”; provided that (i) for purposes of this Agreement, at no time shall (a) (I) the total assets of any Immaterial Subsidiary equal or exceed 5% of Consolidated Total Assets as of the end of the most recently completed Test Period or (II) the revenues for any Immaterial Subsidiary equal or exceed 5% of the consolidated revenues of Parent and its Restricted Subsidiaries for such Test Period or (b) (I) the total assets of all Immaterial Subsidiaries equal or exceed, in the aggregate, 10% of Consolidated Total Assets as of the end of the most recently completed Test Period or (II) the revenues for all Immaterial Subsidiaries equal or exceed, in the aggregate, 10% of the consolidated revenues of Parent and its Restricted Subsidiaries for such Test Period, (ii) the Parent shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (i) above, (iii) if the total assets or revenues of all Subsidiaries so designated by Parent as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (i)(b) above, then Parent (or in the event Parent has failed to do so concurrently with the delivery of financial statements required for such Test Period by Section 6.01(a) or (b), the Administrative Agent) shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries such that, as a result thereof, the total assets and revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits, and (iv) no Borrower nor any direct or indirect parent company of any Borrower may be designated as an “Immaterial Subsidiary”; and provided, further, that Parent may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition. Notwithstanding the foregoing, for any determination made as of or prior to the date any Person becomes an indirect or direct Subsidiary of Parent, such determination and designation shall be made based on financial statements provided by or on behalf of such Person in connection with the acquisition by Parent of such Person or such Person’s assets.
“Impacted Loans” has the meaning assigned to such term in Section 3.3.
“Increase Effective Date” has the meaning set forth in Section 2.15(a).
“Increase Joinder” has the meaning set forth in Section 2.15(c).
“Incremental Facilities” has the meaning set forth in Section 2.15(a).
“Incremental Loans” means, collectively, the Incremental Term Loans and Incremental Revolving Loans.
“Incremental Revolving Commitment Percentage” means, for each Lender, the percentage of the aggregate Incremental Revolving Commitments represented by such Lender’s Incremental Revolving Commitment at such time and identified as its Incremental Revolving Commitment Percentage in any Increase Joinder, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).
“Incremental Revolving Commitments” has the meaning set forth in Section 2.15(a).
“Incremental Revolving Increase” has the meaning set forth in Section 2.15(a).
“Incremental Revolving Loans” has the meaning set forth in Section 2.15(a).
“Incremental Term Facility” has the meaning set forth in Section 2.15(a).
“Incremental Term Loan Commitment Percentage” means, for each Lender, the percentage of the aggregate Incremental Term Loan Commitments represented by such Lender’s

Incremental Term Loan Commitment at such time and identified as its Incremental Term Loan Commitment Percentage in any Increase Joinder, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).
“Incremental Term Loan Commitments” has the meaning set forth in Section 2.15(a).
“Incremental Term Loans” has the meaning set forth in Section 2.15(a).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable and accrued expenses arising in the ordinary course of business and licenses in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (but excluding (i) trade accounts and accrued expense payable incurred in the ordinary course of business, (ii) payroll liabilities and deferred compensation and (iii) any purchase price adjustment, royalty, earnout, Milestone Payment, contingent payment or deferred payment of a similar nature incurred in connection with an acquisition), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and surety bonds, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the unpaid amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in Parent’s good faith estimate), (i) all Guarantees by such Person of Indebtedness of others and (j) all Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Liabilities” has the meaning specified in Section 10.04(b).
“Indemnified Taxes” means any Taxes other than Excluded Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Loan Party, (ii) any other voluntary or involuntary insolvency, examinership, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets, (iii) any liquidation, dissolution, examinership, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Loan Party.
“Insurance Proceeds” means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

“Intercompany Note” means a promissory note contemplated by Section 7.04(d), substantially in the form of Exhibit H hereto or such other form as is reasonably acceptable to the Administrative Agent, and “Intercompany Notes” means any two or more of them.
“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period to (b) Consolidated Cash Interest Expense for such Test Period.
“Interest Payment Date” means (i) as to Base Rate Loans, the last Business Day of each March, June, September and December (commencing September 30, 2015) and the Maturity Date for Loans of the applicable Class and (ii) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date for Loans of the applicable Class, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the respective dates that fall every three months after the beginning of such Interest Period.
“Interest Period” means with respect to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Notice of Borrowing, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all relevant Lenders; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the Maturity Date for Loans of the applicable Class.
“Investment” has the meaning specified in Section 7.04.
“Irish Borrowers” means, collectively, the Lead Borrower, Jazz Financing I and Jazz Ireland and “Irish Borrower” means the Lead Borrower, Jazz Financing I or Jazz Ireland, as the context requires.
“Irish Debenture” means the debenture dated 18 June 2015 made among Parent, the Lead Borrower, Jazz Ireland, Jazz Financing I and Jazz Financing II and the Collateral Agent pursuant to which the Parent, the Lead Borrower, Jazz Ireland and Jazz Financing I and Jazz Financing II created fixed and floating charges over their respective assets located in Ireland.
“Irish Lender Tax Certificate” means a certificate substantially in the form of Exhibit F-2, appropriately completed.
“Irish Qualifying Lender” means a Lender Party which is beneficially entitled to interest payable to that Lender Party in respect of an advance under a Loan Document and:

(a)which is the holder of an ECB Banking Authorisation or CBI Banking Authorisation and whose Facility Office is located in Ireland; or
(b)which is a building society (as defined for the purposes of Section 256(1) of the TCA) and which is carrying on a bona fide banking business in Ireland (for the purposes of Section 246(3) of the TCA) and whose Facility Office is located in Ireland; or
(c)which is an authorised credit institution under the terms of Directive 2013/36/EU and has duly established a branch in Ireland having made all necessary notifications to its home state competent authorities required thereunder (and, where applicable in accordance with the SSM Regulation) in relation to its intention to carry on banking business in Ireland and such credit institution is carrying on a bona fide banking business in Ireland (for the purposes of Section 246(3) of the TCA) and whose Facility Office is located in Ireland; or
(d)which is a body corporate:
(i)which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that Relevant Territory imposes a tax that generally applies to interest receivable in that Relevant Territory by bodies corporate from sources outside that Relevant Territory; or
(ii)which is in receipt of interest under a Loan Document which:

(x)
is exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction that is in force on the date the relevant interest is paid; or

(y)
would be exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date;

provided that, in the case of both (i) and (ii) above, such body corporate does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency; or
(e)in the case only where an Irish Borrower is a qualifying company within the meaning of Section 110 of the TCA, which is a person which by virtue of the law of a Relevant Territory is resident in a Relevant Territory for the purposes of tax provided that such person does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or
(f)which is a U.S. corporation that is incorporated under the laws of the United States, any State thereof or the District of Columbia and is subject to tax in the United States on its worldwide income, provided that such U.S. corporation does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency; or
(g)which is a U.S. LLC, where the ultimate recipients of the interest payable to that LLC satisfy the requirements set out in (d), (e) or (f) above and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes, provided that such LLC does not provide its commitment in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or
(h)which is a body corporate:
(i)which advances money in the ordinary course of a trade which includes the lending of money;
(ii)in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that body corporate;
(iii)which has complied with the notification requirements set out in Section 246(5)(a) of the TCA; and
(iv)whose Facility Office is located in Ireland; or
(i)which is a qualifying company (within the meaning of section 110 of the TCA) and whose Facility Office is located in Ireland; or
(j)which is an investment undertaking (within the meaning of Section 739B of the TCA) and whose Facility Office is located in Ireland; or
(k)which is an exempted approved scheme within the meaning of section 774 of the TCA whose Facility Office is located in Ireland; or
(l)which is a Treaty Lender.
“Irish Security Documents” means (a) the Irish Debenture and (b) any Irish law governed share security, which security documents shall be in form and substance reasonably satisfactory to the Collateral Agent.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Italian Civil Code” means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as amended, supplemented and implemented from time to time.
“Italian Collateral Documents” means any collateral document that is expressed to be governed by Italian law.
“Jazz Financial Statements” means the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal years ended December 31, 2012, 2013 and 2014.
“Jazz Financing I” has the meaning specified in the preamble.
“Jazz Financing II” means Jazz Financing II Limited, a company incorporated under the laws of Ireland.

“Jazz Financing Lux Account Pledge Agreement” means the Luxembourg law governed account pledge agreement entered into between Jazz Financing Lux S.à r.l. and the Collateral Agent.
“Jazz Financing Lux Share Pledge Agreement” means the Luxembourg law governed share pledge agreement entered into between Jazz Pharmaceuticals Public Limited Company, the Collateral Agent and Jazz Financing Lux S.à r.l.
“Jazz Ireland” has the meaning specified in the preamble.
“Joint Bookrunners” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citibank, N.A., DNB (UK) Limited, J.P. Morgan Securities LLC, and RBC Capital Markets, in their respective capacities as joint bookrunners.
“Judgment Currency” has the meaning specified in Section 10.16(a).
“Judgment Currency Conversion Date” has the meaning specified in Section 10.16(a).
“Junior Debt Payments” has the meaning specified in Section 7.08(b).
“JV Subsidiary” means any Subsidiary that is not a Wholly Owned Subsidiary and that is a joint venture with a third party unaffiliated with Parent or any other Subsidiary of Parent.
“Latest Maturity Date” means, at any date of determination, the latest maturity or termination date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment (but excluding, for the avoidance of doubt, any Permitted External Credit Agreement Refinancing Indebtedness) in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, licenses, authorizations and permits of any Governmental Authority.
“LCA Election” has the meaning specified in Section 1.03(e).
“LCA Test Date” has the meaning specified in Section 1.03(e).
“L/C Borrowing” means a Revolving Borrowing made pursuant to Section 2.05(e)(iv) and (v) to refinance Unreimbursed Amounts in respect of drawn Letters of Credit.
“L/C Commitment” means the commitment of one or more L/C Issuers to issue Letters of Credit in an aggregate face amount at any one time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the L/C Sublimit.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means a payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any Letter of Credit Request, any Letter of Credit Application and any agreements, instruments, Guarantee or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.
“L/C Issuer” means (i) Bank of America and JPMorgan Chase Bank, N.A., in their respective capacities as issuers of Letters of Credit ((x) in the case of Bank of America, with respect to all Letters of Credit other than the Existing Letter of Credit and (y) in the case of JPMorgan Chase Bank, N.A., only with respect to the Existing Letter of Credit) under Section 2.05(a), and their respective successor or successors in such capacity and (ii) any other Revolving Lender (or, if reasonably satisfactory to the Administrative Agent, an Affiliate of any Revolving Lender) which the Lead Borrower shall have designated as an “L/C Issuer” by notice to the Administrative Agent with the consent of such other Revolving Lender or Affiliate of a Revolving Lender, as applicable, in each case, through itself or one of its designated Affiliates or branch offices. At any time there is more than one L/C Issuer, any singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, each L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit, or both (or all) L/C Issuers, as the context may require. Notwithstanding anything herein to the contrary, neither Bank of America nor any of its branches or Affiliates shall be required to issue any commercial letters of credit hereunder.
“L/C Issuer Fees” has the meaning specified in Section 2.11(b)(iii).
“L/C Obligations” means at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all Unreimbursed Amounts not then paid by the applicable Borrower as provided in Section 2.05(e)(ii), (iii), (iv) or (v) to the applicable L/C Issuer in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.05(e)(vi). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement and all other Loan Documents, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Sublimit” means an amount equal to $25,000,000. The L/C Sublimit is a part of, and not in addition to, the Revolving Committed Amount.
“Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citibank, N.A., DNB (UK) Limited, J.P. Morgan Securities LLC, and RBC Capital Markets in their respective capacities as joint arrangers or any successor lead arranger.
“Lead Borrower” has the meaning specified in the preamble.
“Leases” means any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any real property.

“Lender” means a Revolving Lender, Term Lender and each Eligible Assignee that becomes a Lender pursuant to Section 10.06(b) and their respective permitted successors and shall include, as the context may require, the Swing Line Lender in such capacity and each L/C Issuer in such capacity; it being understood that any Lender may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender that is an Eligible Assignee to make such Credit Extension.
“Lender Party” means any Lender, L/C Issuer or Swing Line Lender.
“Lending Office” means (i) with respect to any Lender and for each Type of Loan made to any Borrower, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and any Borrower as the office by which its Loans of such Type to such Borrower are to be made and maintained, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate that is an Eligible Assignee, and (ii) with respect to any L/C Issuer and for each Letter of Credit made to any Borrower, the “Lending Office” of such L/C Issuer (or of an Affiliate of such L/C Issuer) designated on the signature pages hereto or such other office of such L/C Issuer (or of an Affiliate of such L/C Issuer) as such L/C Issuer may from time to time specify to the Administrative Agent and such Borrower as the office by which its Letters of Credit are to be issued and maintained with respect to such Borrower, which office may include any Affiliate of such L/C Issuer or any domestic or foreign branch of such L/C Issuer or such Affiliate. Unless the context otherwise requires, each reference to a Lender or L/C Issuer shall include its applicable Lending Office.
“Letter of Credit” means any commercial or standby letter of credit issued hereunder by an L/C Issuer on or after the Closing Date, which provides for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letter of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the fifth Business Day prior to the Revolving Termination Date then in effect.
“Letter of Credit Fee” has the meaning specified in Section 2.11(b)(i).
“Letter of Credit Request” has the meaning specified in Section 2.05(c).
“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing); provided that any operating lease or license (other than an Exclusive License), and any filing of a UCC financing statement that is a protective lease filing in respect of an operating lease and any filings with the Governmental Authority in respect of any license (other than an Exclusive License) do not constitute Liens.
“Limited Condition Acquisition” means any Permitted Acquisition or other permitted Investment by one or more of Parent and its Restricted Subsidiaries whose consummation is not expressly subject to a condition precedent that requires the availability of, or obtaining, debt or equity financing from a third party.
“Loan” means a Revolving Loan, a Term Loan, an Incremental Term Loan, an Other Term Loan, an Incremental Revolving Loan, an Other Revolving Loan or a Swing Line Loan (or a portion of any Revolving Loans, Term Loans, Incremental Term Loans, Other Term Loans, Incremental Revolving Loans, Other Revolving Loans or Swing Line Loans), individually or collectively as appropriate; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Extension/Conversion, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.
“Loan Documents” means this Agreement, the Notes, the Guaranty Agreement, the Collateral Documents, each L/C Document and any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.16 of this Agreement, collectively, in each case as the same may be amended, modified or supplemented from time to time, and all other related agreements and documents executed by a Loan Party in favor of, and delivered to, any Senior Credit Party in connection with or pursuant to any of the foregoing, but for the avoidance of doubt, excluding any Swap Agreements and any Cash Management Agreements.
“Loan Parties” means each Borrower and the Guarantors, and “Loan Party” means any of the foregoing.
“Luxembourg Account Pledge Agreements” means collectively the Jazz Financing Lux Account Pledge Agreement and the EUSA Pharma (Luxembourg) Account Pledge Agreement.
“Luxembourg Share Pledge Agreements” means collectively the Jazz Financing Lux Share Pledge Agreement and the EUSA Pharma (Luxembourg) Share Pledge Agreement.
“Margin Stock” means “margin stock” as such term is defined in Regulation U.
“Material Acquisition” means any Permitted Acquisition that involves the payment of aggregate Acquisition Consideration by Parent and its Restricted Subsidiaries in excess of $50,000,000.
“Material Adverse Effect” means (a) a material adverse effect on the business, property, results of operations, or financial condition of Parent and its Subsidiaries, taken as a whole (after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge the same)); or (b) material adverse effect on the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document.
“Material Disposition” means any Disposition of property or series of related Dispositions of property that involves payment of aggregate Disposition Consideration to Parent and its Restricted Subsidiaries in excess of $50,000,000.
“Material Indebtedness” means Indebtedness (other than (i) the Loans and Letters of Credit and (ii) Indebtedness solely among Parent and its Restricted Subsidiaries), or obligations in respect of one or more Swap Agreements, of any one or more of Parent and its Restricted Subsidiaries in an aggregate principal amount exceeding $~~20,000,000.~~50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the termination value (giving effect to any netting agreements) that Parent or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Restricted Subsidiary” means each Restricted Subsidiary (i) that, for the most recent Test Period then ended, contributed greater than 10% of Consolidated EBITDA for such period or (ii) that contributed greater than 10% of Consolidated Total Assets as of the end of such Test Period; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Restricted Subsidiaries (other than Excluded Subsidiaries) that are not Material Restricted Subsidiaries exceeds 15% of Consolidated EBITDA for any such period or 15% of Consolidated Total Assets as of the end of any such Test Period, Parent (or, in the event Parent has failed to do so concurrently with the delivery of financial statements for such period or quarter required pursuant to Section 6.01(a) or (b), the Administrative Agent) shall designate sufficient Restricted Subsidiaries (other than Excluded Subsidiaries) as “Material Restricted Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Restricted Subsidiaries.
“Material Subsidiary” means, at any date of determination, each Subsidiary of the Parent that is not an Immaterial Subsidiary (but including, in any case, any Subsidiary that has been designated as a Material Subsidiary as provided in, or has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).
“Maturity Date” means (i) as to the Revolving Loans and Swing Line Loans, the Revolving Termination Date and (ii) as to Term Loans, the Term Loan Maturity Date.
“Maximum Rate” has the meaning specified in Section 10.09.
“Milestone Payments” means payments made under Contractual Obligations existing during the period of twelve months ending on the Closing Date or Contractual Obligations arising thereafter, in each case in connection with any Permitted Acquisition or other acquisition (including any license or the acquisition of any license) of any rights in respect of any drug or other pharmaceutical product (and any related property or assets) to sellers (or licensors) of the assets or Equity Interests acquired (or licensed) therein based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).
“Minimum Collateral Amount” means, at any time, (a) as to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103 % of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.
“MNPI” has the meaning set forth in Section 2.19(a).
“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Lead Borrower and the Administrative Agent may select.
“Mortgage” means each mortgage, deed of trust or other agreement that conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Finance Parties, on the Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means such title reports, certificates of title, title insurance, “Life-of-Loan” flood certifications and flood insurance, opinions of counsel, surveys, appraisals, environmental reports, acknowledged borrower notices of flood insurance requirements and other similar information and related certifications as are customary for the jurisdiction of the applicable Mortgaged Property and in form and substance reasonably acceptable to the Administrative Agent; provided that in the case of real property located in the United States, Mortgage Instruments may include a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the U.S. Borrower and each other Loan Party relating thereto), and if such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance confirming that such insurance has been obtained to the extent required by this Agreement.
“Mortgaged Property” means each fee interest in any real property (other than Excluded Assets), if any, owned or acquired after the Closing Date by any Loan Party.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.
“Net Cash Proceeds” means:
(i)with respect to any Asset Disposition (other than the issuance of Equity Interests), Casualty or Condemnation, (A) the gross amount of all cash proceeds (including cash Insurance Proceeds and cash Condemnation Awards) in the case of any Casualty or Condemnation actually paid to or actually received by Parent or any of its Restricted Subsidiaries in respect of such Asset Disposition, Casualty or Condemnation (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Disposition, Casualty or Condemnation as and when received), less (B) the sum of (1) the amount, if any, of all customary fees, legal fees, brokerage fees, commissions, costs and other expenses that are incurred in connection with such Asset Disposition, Casualty or Condemnation and are payable by Parent or any of its Restricted Subsidiaries, but only to the extent not already deducted in arriving at the amount referred to in clause (i)(A) above, (2) Taxes paid or reasonably estimated to be payable in connection therewith (including Taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (3) in the case of any Disposition by, or Condemnation or Casualty affecting, a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (3)) attributable to minority interests and not available for distribution to or for the account of Parent or a Wholly Owned Restricted Subsidiary as a result thereof, (4) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Asset Disposition, Casualty or Condemnation, (5) if applicable, the principal amount of any Indebtedness secured by a Permitted Lien that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Disposition, Casualty or Condemnation and (6) any payments to be made by Parent or any of its Restricted Subsidiaries as agreed between Parent or such Restricted Subsidiary and the purchaser of any assets subject to an Asset Disposition, Casualty or Condemnation in connection therewith; and
(ii)with respect to any Debt Issuance or issuance of Equity Interests, the gross amount of cash proceeds paid to or received by Parent or any of its Restricted Subsidiaries in respect of such Debt Issuance or issuance of Equity Interests (including cash proceeds subsequently as and when received at any time in respect of such Debt Issuance or issuance of Equity Interests from non-cash consideration initially received or otherwise), less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses incurred by Parent or any of its Restricted Subsidiaries in connection therewith.
“Nominal Shares” means (i) for any Foreign Subsidiary, nominal issuances of Equity Interests in an aggregate amount not to exceed 5.0% of the Equity Interests or Equity Equivalents of such Subsidiary on a fully-diluted basis and (ii) in any case, director’s qualifying shares, in each case to the extent such issuances are required by applicable Laws.
“Non-Consenting Lender” means any Lender that does not approve any amendment, waiver or consent that (a) requires the approval of all Lenders, all affected Lenders, or all the Lenders with respect to a certain Class of Loans, in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Extension Notice Date” has the meaning specified in Section 2.05(c)(iii).
“Non-U.S. Lender” means any Lender Party that is not a United States Person.
“Note” means a Revolving Note, a Term Note or a Swing Line Note, and “Notes” means any combination of the foregoing.
“Notice of Borrowing” means a request by the applicable Borrower for a Borrowing, substantially in the form of Exhibit A-1 hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Notice of Extension/Conversion” has the meaning specified in Section 2.07(a).
“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control of the United States Department of the Treasury.
“Obligation Currency” has the meaning specified in Section 10.16(a).
“Offer of Specified Discount Prepayment” means the offer by Parent or any of its Subsidiaries to make a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.19(b).
“Offered Amount” has the meaning specified in Section 2.19(d)(i).
“Offered Discount” has the meaning specified in Section 2.19(d)(i).
“Officer’s Certificate” means a certificate executed by the chief executive officer, the president, any vice president, secretary or one of the Financial Officers, each in his or her official (and not individual) capacity.
“OML” means Orphan Medical, LLC, a Delaware limited liability company.
“OML Settlement Agreements” means, collectively, the Civil Settlement Agreement among the United States of America, the U.S. Borrower and OML dated July 13, 2007, (ii) the Non-prosecution Agreement between the United States Attorney’s Office for the Eastern District of New York and the U.S. Borrower dated July 13, 2007, (iii) the Plea Agreement between the United States

Attorney’s Office for the Eastern District of New York and OML dated July 13, 2007 and (iv) the Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and the U.S. Borrower dated July 13, 2007.
“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Revolving Commitment Percentage” means, for each Lender, for each Class of Other Revolving Commitments, the percentage of the aggregate Other Revolving Commitments of such Class represented by such Lender’s Other Revolving Commitment of such Class at such time and identified as its Other Revolving Commitment Percentage of such Class in the relevant Refinancing Amendment, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).
“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, or filing Taxes, or any other excise, property or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Other Term Commitment Percentage” means, for each Lender, for each Class of Other Term Commitments, the percentage of the aggregate Other Term Commitments of such Class represented by such Lender’s Other Term Commitment of such Class at such time and identified as its Other Term Commitment Percentage of such Class in the relevant Refinancing Amendment, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).
“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.
“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Outstanding Amount” means, with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date, including any L/C Borrowings outstanding on such date, but after giving effect to any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Borrowings as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on or before such date.
“Parent” has the meaning specified in the preamble.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Lender” has the meaning specified in Section 2.19(c)(ii).
“Participation Interest” means a Credit Extension by a Lender by way of a purchase of a participation interest in Letters of Credit or L/C Obligations as provided in Section 2.05(e), in Swing Line Loans as provided in Section 2.01(c)(vi) or in any Loans as provided in Section 2.13.
“Patriot Act” has the meaning set forth in Section 10.14.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.
“Perfection Certificate” means with respect to any Loan Party a certificate, substantially in the form of Exhibit J to this Agreement, completed and supplemented with the schedules and attachments contemplated thereby and duly executed on behalf of such Loan Party by a Responsible Officer of such Loan Party.
“Permitted Acquisition” means the purchase or other acquisition (including by merger or consolidation) by Parent or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of) any Person, or any Exclusive License of rights to a drug or other product line, in a single transaction or a series of related transactions if: (a) (i) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person (including each Subsidiary of such Person), upon the consummation of such purchase or acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between Parent or any Restricted Subsidiary and such Person, with, in the case of a merger or consolidation involving Parent, Parent being the surviving entity) or (ii) in the case of any purchase, license or other acquisition of other assets, such assets will be owned and/or licensed by Parent or a Wholly Owned Restricted Subsidiary; (b) the business of such Person, or the business conducted with such assets, as the case may be, constitutes a business permitted by Section 7.03(b); (c) at the time of and immediately after giving effect (including pro forma effect) to any such purchase, license or other acquisition, (i) no Default shall have occurred and be continuing and (ii) if the Acquisition Consideration with respect thereto exceeds $100,000,000, Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (d) below; (d) after giving effect (on a pro forma basis in accordance with Section 1.03(c) and, if applicable, Section 1.03(e)) to any such purchase, license or other acquisition, the Secured Leverage Ratio shall not exceed the maximum permitted Secured Leverage Ratio set forth for the current period in Section 7.10(a) (as such level may be adjusted pursuant to any Secured Leverage Holiday in the event of a Relevant Acquisition) and (e) such purchase or acquisition was not consummated pursuant to a hostile tender offer.

“Permitted Encumbrances” means:
(a)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04 and Liens for unpaid utility charges;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by Law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 6.04;
(c)pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Parent or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above;
(d)pledges and deposits (i) to secure the performance of bids, trade and commercial contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Parent or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (d)(i) above;
(e)judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII or securing appeal or surety bonds related to such judgments;
(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Parent or any Restricted Subsidiary; and
(g)banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and payment processors; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness.
“Permitted Exchange” means an exchange of real property of Parent or any Restricted Subsidiary that qualifies as a like-kind exchange pursuant to and in compliance with Section 1031 of the Code.
“Permitted External Credit Agreement Refinancing Indebtedness” means Credit Agreement Refinancing Indebtedness incurred by the applicable Borrower in the form of one or more series of senior lien secured, junior lien secured or unsecured notes or loans (other than pursuant to a Refinancing Amendment); provided that (i) such Indebtedness is not secured by any property or assets of Parent, the applicable Borrower or any Subsidiary other than the Collateral and (ii) the security agreements, if any, relating to such Indebtedness are substantially the same as the Collateral Documents (as determined in good faith by the Lead Borrower) (with such differences as are reasonably satisfactory to the Administrative Agent).

“Permitted Foreign Loan” means a loan made by any Loan Party to any Wholly Owned Restricted Subsidiary that is not a Loan Party after the ~~date hereof~~Closing Date that satisfies the following requirements: (a) the proceeds of such loan are used, directly or indirectly, to finance an acquisition or other Investment permitted under clause (b), (q), (u) or (w) of Section 7.04; (b) to the extent such loan is in an aggregate principal amount exceeding $10,000,000, such loan is evidenced by a promissory note ~~of such Foreign Subsidiary~~; and (c) if such loan is evidenced by a promissory note, such promissory note is delivered and pledged to the Administrative Agent pursuant to the applicable Collateral Documents.
“Permitted Indebtedness” means unsecured Indebtedness (including Subordinated Indebtedness) of any Loan Party and any Permitted Refinancing Indebtedness in respect of any such Indebtedness; provided that (i) both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures on or after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Latest Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of a change of control or asset sale and any cash settled or net share settled conversion obligations shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Restricted Subsidiary of Parent other than the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Finance Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness) and (iv) both immediately prior to and after giving effect to the increase of such Indebtedness (on a pro forma basis in accordance with Section 1.03(c) and, if applicable, Section 1.03(e)), the Total Leverage Ratio as the end of the most recently completed Test Period shall not exceed 4.75 to 1.00.
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $250,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(d)fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (a) and (c) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(f)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(g)investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (f) above;
(h)in the case of any Parent or Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Parent or Foreign Subsidiary for cash management purposes; and
(i)investments permitted pursuant to Parent’s investment policy as approved by the Board of Directors (or committee thereof) of the Parent from time to time.
“Permitted Liens” has the meaning assigned to such term in Section 7.02.
“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”) other Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts and underwriting and original issue discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the maturity date of the Indebtedness being Refinanced (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction), (c) if the Indebtedness (including any Guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Finance Obligations, such Permitted Refinancing Indebtedness (including any Guarantee thereof) shall be subordinated in right of payment to the Finance Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined in good faith by the Board of Directors of Parent), (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured, such Permitted Refinancing Indebtedness may be secured on terms no less favorable, taken as a whole, to the Loan Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (reasonably determined in good faith by the Board of Directors of Parent).
“Permitted Reorganization” means the consummation of one or more transactions undertaken in good faith for the purpose of improving the consolidated Tax efficiency of Parent and the Restricted Subsidiaries, pursuant to which (i) certain Foreign Subsidiaries of the U.S. Borrower shall become Subsidiaries of Parent and not the U.S. Borrower, (ii) intellectual property assets held by one or more Foreign Subsidiaries of Parent shall be Disposed to one or more other Subsidiaries of Parent; provided that with respect to clause (i), no Loan Party shall become an Excluded Subsidiary as a result of such transaction and, with respect to clause (ii), any such Subsidiary of Parent to which such intellectual property assets (in each case other than Excluded Assets) are Disposed, shall be a Guarantor or shall become a Guarantor within the time periods specified under Section 6.09.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by Parent or any of its Restricted Subsidiaries or any ERISA Affiliate, including a Multiemployer Plan.
“Platform” has the meaning specified in Section 10.02(e).
“Pledged Collateral” means collectively the “Pledged Collateral” as defined in the U.S. Security Agreement and the Foreign Collateral Documents.
“Pre-Commitment Information” means, taken as an entirety, any written information in respect of Parent and its Subsidiaries provided to any Agent or Lender by or on behalf of any Borrower prior to the Closing Date.
“Principal Amortization Payment” means a scheduled principal payment on the Term Loans pursuant to Section 2.08(b) (including the remaining payment due on the Term Loan Maturity Date).
“Principal Amortization Payment Date” means (i) the last Business Day of each calendar quarter, commencing with December 31, 2015 and (ii) the Term Loan Maturity Date.
“Pro rata Share” has the meaning assigned to such term in Section 8.03(b).
“Process Agent” has the meaning set forth in Section 10.13(d).
“Public Lender” has the meaning specified in Section 10.02(e).
“Qualified Capital Stock” means Equity Interests of Parent that do not include a cash dividend (other than dividends that are solely payable as and when declared by the Board of Directors of Parent) and are not mandatorily redeemable by Parent or any of its Restricted Subsidiaries or redeemable at the option of the holder of such Equity Interests, in each case prior to the 91st day following the Term Loan Maturity Date (other than redemptions solely for Qualified Capital Stock in such Person and cash in lieu of fractional shares of such Equity Interests and redemptions upon the occurrence of an “asset sale” or a “change in control” (or similar event, however denominated) so long as any such redemption requirement becomes operative only after repayment in full (or waiver thereof) of all the Senior Credit Obligations (other than contingent indemnification obligations); provided, however, that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall constitute Qualified Capital Stock notwithstanding any obligation of Parent or any Subsidiary to repurchase such Equity Interest in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability).
“Qualifying Lender” has the meaning specified in Section 2.19(d)(iii).
“Refinance” has the meaning set forth in the definition of Permitted Refinancing Indebtedness. “Refinanced” and “Refinancing” shall have the corresponding meanings
“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, the Lead Borrower and Parent executed by each of (a) each applicable Borrower, (b) Parent, (c) the Administrative Agent and (d) each Eligible Assignee and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.18.
“Refunded Swing Line Loans” has the meaning specified in Section 2.01(c)(iii).
“Register” has the meaning specified in Section 10.06(c).
“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.
“Reimbursement Obligations” means each Borrower’s obligation under Section 2.05(e) to reimburse L/C Disbursements.
“Reinvestment Funds” means, with respect to any Net Cash Proceeds of Insurance Proceeds, any Condemnation Award or any Asset Disposition in respect of the single event or series of related events giving rise thereto, that portion of such funds as, according to a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent within five Business Days after the occurrence of the Casualty, Condemnation or Asset Disposition giving rise thereto (or such later date as the Administrative Agent may agree in its reasonable discretion), are expected to be reinvested (or to which the Parent or any Restricted Subsidiary expects to enter into a binding commitment for any such reinvestment) within twelve months after the occurrence of the Casualty, Condemnation or Asset Disposition giving rise thereto (or if some or all of such Net Cash Proceeds are scheduled to be received at a later date than the date of such occurrence, within 12 months following the receipt of such Net Cash Proceeds) in long-term assets useful in the business of Parent and its Restricted Subsidiaries; provided that, if any such Net Cash Proceeds are not actually so reinvested within 18 months of such Casualty, Condemnation or Asset Disposition (or twelve months of such Casualty, Condemnation or Asset Disposition if not so committed on or prior to the last day of such twelve-month period), such unreinvested portion shall no longer constitute Reinvestment Funds and shall be applied on the last day of such period as a mandatory prepayment as provided in Section 2.09(c)(iii); provided, further, that such certificate may only be delivered (and any related Net Cash Proceeds may only be deemed Reinvestment Funds) if (x) no Event of Default shall have occurred and be continuing on the date of such certificate or (y) if Parent or one or more of its Restricted Subsidiaries shall have then entered into one or more continuing agreements with a Person not an Affiliate of any of them for the reinvestment in long-term assets useful in the business of Parent and its Restricted Subsidiaries, none of the Administrative Agent or the Collateral Agent shall have commenced any action or proceeding to exercise or seek to exercise any right or remedy with respect to any Collateral (including any action of foreclosure, enforcement, collection or execution or by and proceeding under any Insolvency or Liquidation Proceeding).
“Rejected Amount” has the meaning specified in Section 2.09(f).
“Rejection Deadline” has the meaning set forth in the Section 2.09(f).
“Rejection Notice” has the meaning specified in Section 2.09(f).
“Related Obligations” has the meaning specified in Section 9.12.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and of such Person’s Affiliates; provided that agents of such Person and of such Person’s Affiliates shall only be included in this definition of “Related Parties” to the extent they act on behalf of, or at the express instructions of, such Person or such Person’s Affiliates; provided further that each reference to a Person, such Person’s Affiliate, director, officer or employee in this definition pertains to a Person, such Person’s Affiliate, director, officer or employee involved in the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights and responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein.
“Release” means any spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, upon, or from or into any building, structure, facility or fixture.
“Relevant Acquisition” has the meaning set forth in Section 7.10(a).
“Relevant Territory” means (i) a member state of the European Communities (other than Ireland); or (ii) to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.
“Representative” has the meaning specified in Section 10.07.
“Required Lenders” means, at any date of determination, Lenders whose aggregate Credit Exposure constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that (i) if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders such Lender and its Credit Exposure at such time and (ii) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means Lenders whose aggregate Revolving Credit Exposure constitutes more than 50% of the Revolving Credit Exposure of all Lenders at such time; provided, however, that (i) if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Revolving Lenders such Lender and the aggregate principal amount of Revolving Credit Exposure of such Lender at such time and (ii) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Required Term Lenders” means, at any date of determination, Lenders whose aggregate Term Credit Exposure constitutes more than 50% of the Term Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Term Lenders such Lender and its Term Credit Exposure at such time.
“Responsible Officer” means the chief executive officer, president, senior vice president, vice president, chief financial officer, treasurer or controller of a Loan Party or, in the case of a Foreign Guarantor, any duly appointed authorized signatory or any director or managing member of such Person that has been designated in writing by Parent as being so authorized, and solely for purposes of notices given pursuant to Article II, any other officer or employees of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Margin Stock” shall mean Margin Stock owned by the Parent or any Restricted Subsidiary of Parent the value of which (determined in accordance with clause (2)(i) of the definition of “indirectly secured” set forth in Regulation U) represents not more than 25% of the value of the assets of the Parent and its Restricted Subsidiaries (determined in accordance with clause (2)(i) of the definition of “indirectly secured” set forth in Regulation U).
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property), direct or indirect, on account of any class of Equity Interests or Equity Equivalents of Parent or any Restricted Subsidiary, now or hereafter outstanding, and (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of Parent or any Restricted Subsidiary, now or hereafter outstanding (other than purchases (i) by Parent of Equity Interests or Equity Equivalents of any Restricted Subsidiary from such Restricted Subsidiary or another Restricted Subsidiary, (ii) by any Restricted Subsidiary of Equity Interests or Equity Equivalents of any other Restricted Subsidiary from such Restricted Subsidiary, Parent or another Restricted Subsidiary, in each case to the extent such purchase constitutes an Investment permitted under Section 7.04 or (iii) by any Restricted Subsidiary of its Equity Interests or Equity Equivalents from Parent or other Restricted Subsidiary).
“Restricted Subsidiary” means any Subsidiary of Parent (including each Borrower) that is not an Unrestricted Subsidiary.
“Revolving Availability Period” means the period from and including the Closing Date to the earliest of (i) the Revolving Termination Date, (ii) the date of the termination of the Commitments pursuant to Section 2.10 and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Revolving Borrowing” means a Borrowing comprised of Revolving Loans and identified as such in the Notice of Borrowing with respect thereto.
“Revolving Commitment” means, with respect to any Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.01(a), (ii) to purchase Participation Interests in Swing Line Loans in accordance with the provisions of Section 2.01(c)(iv) and (iii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.05(d).
“Revolving Commitment Percentage” means, for each Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time and identified as its Revolving Commitment Percentage on Schedule 2.01 hereto, as such percentage may be (i) increased pursuant to Section 2.15 or reduced pursuant to Section 2.10 and (ii) modified in connection with any assignment made in accordance with the provisions of Section 10.06(b).

“Revolving Committed Amount” means $~~750,000,000~~1,250,000,000 or such lesser amount to which the Revolving Committed Amount may be reduced pursuant to Section 2.10.
“Revolving Credit Exposure” means, as applied to each Lender and with respect to each Class of its Commitments and/or Loans:
(i)at any time prior to the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (B) the Incremental Revolving Commitment Percentage of the relevant Class of such Lender multiplied by the total Incremental Revolving Commitments of such Class plus (C) the Other Revolving Commitment Percentage of the relevant Class of such Lender multiplied by the total Other Revolving Commitments of such Class; and
(ii)at any time after the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the principal balance of the outstanding Loans of such Lender of such Class plus (B) in the case of the termination of the Revolving Commitments, any Class of Incremental Revolving Commitments or any Class of Other Revolving Commitments, in each case, such Lender’s Participation Interests in all L/C Obligations and Swing Line Loans issued under the relevant terminated Class.
“Revolving Lender” means each Lender identified in Schedule 2.01 as having a Revolving Commitment and each Eligible Assignee which acquires a Revolving Commitment or Revolving Loan pursuant to Section 10.06(b) and their respective permitted successors.
“Revolving Loan” means the revolving loans made by the Revolving Lenders to any Borrower pursuant to Section 2.01(a).
“Revolving Note” means a promissory note, substantially in the form of Exhibit B-1 hereto, evidencing the obligations of the applicable Borrower to repay outstanding Revolving Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.
“Revolving Outstandings” means at any date the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans plus the aggregate Outstanding Amount of all L/C Obligations.
“Revolving Termination Date” means the date which is the fifth anniversary of the ~~Closing~~Amendment No. 1 Effective Date (or, if such day is not a Business Day, the next preceding Business Day) or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement.
“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Lead Borrower and the Administrative Agent may select.
“Sale/Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to Parent or any of its Restricted Subsidiaries of any property, whether owned by Parent or any of its Restricted Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by Parent or any of its Restricted Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

“Sanction(s)” means any applicable sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement among the Administrative Agent, the Collateral Agent and one or more Senior Representatives for holders of Indebtedness secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Finance Obligations, in form and substance reasonably satisfactory to the Administrative Agent.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Leverage Holiday” has the meaning specified in Section 7.10(a).
“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Secured Debt as of such date less (ii) the aggregate amount of Unrestricted Cash (not to exceed $250,000,000) at such time, which aggregate amount of Unrestricted Cash shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date to (b) Consolidated EBITDA for the most recently ended Test Period.
“Senior Credit Obligations” means, with respect to each Loan Party, without duplication:
(i)in the case of each Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to such Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Loan or L/C Obligation under, or any Note issued pursuant to, this Agreement or any other Loan Document;
(ii)all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;
(iii)all expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under Section 10.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;
(iv)all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) of this Agreement or under any other similar provision of any other Loan Document; and
(v)in the case of each Borrower and each Guarantor, all amounts now or hereafter payable by such Borrower or such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to such Borrower or such Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of such Guarantor pursuant to this Agreement, the Guaranty Agreement or any other Loan Document;
together in each case with all renewals, modifications, consolidations or extensions thereof.
“Senior Credit Party” means each Lender, each L/C Issuer, the Administrative Agent, the Collateral Agent and each Indemnitee and their respective successors and assigns, and “Senior Credit Parties” means any two or more of them, collectively.
“Senior Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Solicitation of Discount Range Prepayment Offers” means the solicitation by Parent or any of its Subsidiaries of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.19(c).
“Solicitation of Discounted Prepayment Offers” means the solicitation by Parent or any of its Subsidiaries of offers for, and the corresponding acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.19(d).
“Solicited Discount Proration” has the meaning specified in Section 2.19(d)(iii).
“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.19(d)(i).
“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Solicitation of Discounted Prepayment Offers made pursuant to Section 2.19(d)(i) substantially in the form of Exhibit P hereto.
“Solicited Discounted Prepayment Offer” means an irrevocable written offer by each Term Lender, substantially in the form of Exhibit Q hereto, submitted following the Auction Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.19(d)(i).
“Solvent” means, with respect to Parent and its Subsidiaries (on a consolidated basis) as of a particular date, that on such date (i) the fair value of the assets of Parent and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of Parent and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Parent and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (iv) Parent and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.19(b)(i).
“Specified Discount Prepayment Notice” means an irrevocable written notice of Parent or any of its Subsidiaries of an Offer of Specified Discount Prepayment made pursuant to Section 2.19(b)(i) substantially in the form of Exhibit L hereto.
“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit M hereto, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.19(b)(i).
“Specified Discount Proration” has the meaning specified in Section 2.19(b)(iii).
“Specified Subordinated Indebtedness” means Subordinated Indebtedness (i) the principal of which by its terms is not required to be repaid, in whole or in part, before six months after the Term Loan Maturity Date and (ii) which is subordinated in right of payment to the Finance Obligations pursuant to payment and subordination provisions reasonably satisfactory in form and substance to the Administrative Agent.
“SSM Regulation” means Council Regulation (EU) No 1024/2013 of 15 October 2013 conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions.
“Stanford Lease” means that certain Commercial Lease, dated as of January 7, 2015, by and between The Board of Trustees of the Leland Stanford Junior University and the U.S. Borrower.
“Submitted Amount” has the meaning specified in Section 2.19(c)(i).
“Submitted Discount” has the meaning specified in Section 2.19(c)(i).
“Subordinated Indebtedness” means Indebtedness of the Parent or any Restricted Subsidiary, the payment of which is contractually subordinated in right of payment to the Finance Obligations.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.

“Subsidiary Guarantor” means each Restricted Subsidiary that is party to the Guaranty Agreement (including each Borrower with respect to Guaranteed Obligations of each other Borrower) or any other guaranty agreement pursuant to which it Guarantees the Finance Obligations.
“Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Creditor” means any Agent, Lender or any Affiliate of any Lender or Agent from time to time party to one or more Swap Agreements (even if entered into prior to the Closing Date) with a Loan Party and any party to a Swap Agreement with a Loan Party that was an Agent, a Lender or an Affiliate of any Agent or Lender at the time it entered into such agreement (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender hereunder), and its successors and assigns, and “Swap Creditors” means any two or more of them, collectively.
“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Insolvency or Liquidation Proceeding) of such Person in respect of any Swap Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law; provided that “Swap Obligations” with respect to any Guarantor, at any time, shall exclude all Excluded Swap Obligations with respect to such Guarantor at such time.
“Swing Line Borrowing” means a Borrowing comprised of Swing Line Loans and identified as such in the Notice of Borrowing with respect thereto.
“Swing Line Commitment” means the agreement of the Swing Line Lender to make Loans pursuant to Section 2.01(c). The Swing Line Commitment is a part of, and not in addition to, the Revolving Committed Amount.
“Swing Line Committed Amount” means $25,000,000 as such Swing Line Committed Amount may be reduced pursuant to Section 2.10.
“Swing Line Lender” means Bank of America (through itself or one of its designated Affiliates or branch offices), in its capacity as the Swing Line Lender under Section 2.01(c), and its permitted successor or successors in such capacity.
“Swing Line Loan” has the meaning specified in Section 2.01(c).
“Swing Line Loan Request” has the meaning specified in Section 2.02(b).

“Swing Line Note” means a promissory note, substantially in the form of Exhibit B-3, hereto, evidencing the obligation of the applicable Borrower to repay outstanding Swing Line Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.
“Swing Line Termination Date” means the earlier of (i) the fifth anniversary of the Closing Date (or, if such day is not a Business Day, the next preceding Business Day) or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement and (ii) the date on which the Swing Line Commitment is terminated in its entirety in accordance with this Agreement.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such payment obligations were accounted for as Capital Lease Obligations. For purposes of Section 7.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Tax Deduction” means a deduction or withholding for or on account of any Tax from a payment under a Loan Document.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and any and all liabilities (including any interest, fines, additions to tax or penalties) applicable thereto.
“TCA” means the Taxes Consolidation Act 1997 of Ireland.
“Term Borrowing” means a Borrowing comprised of Term Loans and identified as such in the Notice of Borrowing with respect thereto.
“Term Commitment” means with respect to any Lender, the commitment of such Lender to make a Term Loan on the Closing Date in a principal amount equal to such Lender’s Term Commitment Percentage of the Term Committed Amount.
“Term Commitment Percentage” means, for each Lender, the percentage of the aggregate Term Commitments represented by such Lender’s Term Commitment at such time and identified as its Term Commitment Percentage on Schedule 2.01, as such percentage may be (a) increased pursuant to Section 2.15 or reduced pursuant to Section 2.10 and (b) modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).
“Term Committed Amount” means $750,000,000.
“Term Credit Exposure” means, as applied to each Lender and with respect to each Class of its Commitments and/or Loans:

(i)at any time prior to the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the Term Commitment Percentage of such Lender multiplied by the Term Committed Amount of such Class plus (B) the Other Term Commitment Percentage of the relevant Class of such Lender multiplied by the total Other Term Commitments of such Class plus (C) the Incremental Term Loan Commitment Percentage of the relevant Class of such Lender multiplied by the total Incremental Term Loan Commitments of such Class; and
(ii)at any time after the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of the principal balance of the outstanding Loans of such Lender of such Class.
“Term Lender” means each Lender identified on Schedule 2.01 as having a Term Commitment and each Eligible Assignee which acquires a Term Loan pursuant to Section 10.06(b) and their respective permitted successors.
“Term Loan Maturity Date” means the fifth anniversary of the ~~Closing~~Amendment No. 1 Effective Date (or if such day is not a Business Day, the next preceding Business Day).
“Term Loans” means the term loans made by the Term Lenders to the Lead Borrower pursuant to Section 2.01(b).
“Term Note” means a promissory note, substantially in the form of Exhibit B-2 hereto, evidencing the obligation of the Lead Borrower to repay outstanding Term Loans, as such note may be amended, modified or supplemented from time to time.
“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of Parent then last ended for which financial statements have been delivered or were required to have been delivered pursuant to Section 6.01(a) or 6.01(b) or, prior to the first such requirement, the four quarter period ended March 31, 2015.
“Total Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Total Indebtedness as of such date less (ii) the aggregate amount of Unrestricted Cash (not to exceed $250,000,000) at such time, which aggregate amount of Unrestricted Cash shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date to (b) Consolidated EBITDA for the most recently ended Test Period.
“Transactions” means the events contemplated by the Loan Documents and the Closing Date Refinancing.
“Treaty Lender” means a Lender Party (other than a Lender falling within paragraph (d), (e), (f) or (g) of the definition of Irish Qualifying Lender) which is on the date any relevant payment is made entitled under a double taxation agreement (a “Treaty”) in force on that date (subject to the completion of any procedural formalities other than any procedural formalities which relate specifically to the business or nature of the Person making the payment) to that payment without any Tax Deduction.
“Type” has the meaning specified in Section 1.07.
“UCC” means the Uniform Commercial Code of the State of New York or of any other state the Laws of which are required to be applied in connection with the perfection or priority of security interests in any collateral.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“Unfunded Liabilities” means, except as otherwise provided in Section 5.11(a)(i)(B), (i) with respect to each Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Plan exceeds the current value of such Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms “present value” and “current value” shall have the same meanings specified in Section 3 of ERISA) and (ii) with respect to each Foreign Pension Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Foreign Pension Plan exceeds the current value of such Foreign Pension Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using the most recent actuarial assumptions and methods being used by the Foreign Pension Plan’s actuaries for financial reporting under applicable accounting and reporting standards.
“United States” means the United States of America, including each of the States and the District of Columbia, but excluding its territories and possessions.
“United States Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“Unreimbursed Amount” has the meaning specified in Section 2.05(e)(iv).
“Unrestricted Cash” means cash or Permitted Investments of Parent or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of Parent or any of its Restricted Subsidiaries.
“Unrestricted Margin Stock” shall mean any Margin Stock owned by Parent or any Restricted Subsidiary that is not Restricted Margin Stock.
“Unrestricted Subsidiary” means (i) OML and (ii) any Subsidiary designated by Parent as an Unrestricted Subsidiary pursuant to Section 6.10 subsequent to the Closing Date.
“Unused Revolving Committed Amount” means, for any period, the amount by which (i) the then applicable Revolving Committed Amount exceeds (ii) the daily average sum for such period of (A) the aggregate principal amount of all outstanding Revolving Loans plus (B) the aggregate amount of all outstanding L/C Obligations. For the avoidance of doubt, no deduction shall be made on account of outstanding Swing Line Loans in calculating the Unused Revolving Committed Amount.
“Upfront Payments” means any upfront or similar payments made during the period of twelve months ending on the Closing Date or arising thereafter in connection with any drug or pharmaceutical product research and development or collaboration arrangements or the closing of any Drug Acquisition.
“USAO Settlement Obligations” means obligations of OML and the U.S. Borrower arising under the OML Settlement Agreements.
“U.S. Borrower” has the meaning specified in the preamble.

“U.S. Security Agreement” means the Security Agreement, substantially in the form of Exhibit G hereto, dated as of the Closing Date among the U.S. Borrower, the Domestic Guarantors, the Foreign Guarantors party thereto and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.
“VAT” means:
(a)value added tax as provided for in the Value-Added Tax Consolidation Act 2010 of Ireland;
(b)any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) and (b) above, or imposed elsewhere.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.
“WIPO” means the International Bureau of the World Intellectual Property Organization.
“Wholly Owned” means, with respect to any Subsidiary of any Person at any date, that all of the shares of capital stock or other ownership interests of such Subsidiary (except Nominal Shares) are at the time directly or indirectly owned by such Person.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any

Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03    Accounting Terms and Determinations.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein or as disclosed to the Administrative Agent.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either (x) the Lead Borrower or (y) within 30 days after delivery of any financial statements reflecting any change in GAAP (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Pro forma Calculations. All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition, designation of any Subsidiary as an Unrestricted Subsidiary, or issuance, incurrence or assumption of Indebtedness shall be calculated after giving effect to such acquisition, disposition, designation or issuance, incurrence or assumption of Indebtedness (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction (and any other such transactions) had occurred on the first day of the applicable Test Period, and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). Solely for the purpose of making any determination required hereunder regarding compliance with Section 7.10 on a pro forma basis for any Test Period ended before September 30, 2015, the maximum Secured Leverage Ratio requirement for such purpose shall be deemed to be 3.00:1.00 (subject to the Secured Leverage Holiday, if applicable) and the minimum Interest Coverage Ratio requirement for such purpose shall be deemed to be 3.50:1.00.
(d)Limited Condition Acquisitions. In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Lead Borrower, be deemed satisfied, so long as no such Default or Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into. For the avoidance of doubt, if the Lead Borrower has exercised its option under the first sentence of this clause (d), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.
(e)In connection with any Limited Condition Acquisition and any incurrence of any Indebtedness or Liens in connection with a Limited Condition Acquisition, for purposes of:
(i)determining compliance with any provision of this Agreement which requires the calculation of the Interest Coverage Ratio, the Secured Leverage Ratio or the Total Leverage Ratio; or
(ii)testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets);
in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recently completed Test Period ending prior to the LCA Test Date, Parent could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Lead Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of Parent or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Lead Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket hereunder on or following the relevant LCA Test Date and until after the earlier of the consummation of such Limited Condition Acquisition or termination or expiration of the definitive agreement for such Limited Condition Acquisition without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated, except to the extent such calculation would result in a lower Total Leverage Ratio or Secured Leverage Ratio than would apply if such calculation was made without giving pro forma effect to such Limited Condition Acquisition.
Section 1.04    Rounding. Any financial ratios required to be maintained by Parent or any of its Restricted Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
Section 1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.07    Classes and Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders made to any Borrower pursuant to Article II on the same date, all of which Loans are of the same Class and Type (subject to Article III) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by “Class” and “Type.” The “Class” of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such Loan is a Revolving Loan, a Term Loan, an Incremental Revolving Loan, an Incremental Term Loan, an Other Revolving Loan or an Other Term Loan. The “Type” of a Loan refers to whether such Loan is a Eurodollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a “Term Eurodollar Loan”) indicates that such Loan is a Loan of both such Class and such Type (e.g., both a Term Loan and a Eurodollar Loan) or that such Borrowing is comprised of such Loans.
Section 1.08    Currency Translation. For purposes of any determination under Article VI, Article VII (other than Section 7.10) or Article VIII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article VII with respect to the amount of any Indebtedness, Asset Disposition, Investment or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness is incurred or Asset Disposition, Investment or Restricted Payment is made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness may be incurred or Asset Disposition, Investment or Restricted Payment made at any time under such Sections. For purposes of Section 7.10, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 6.01(a) or (b).
Section 1.09    Baskets. To the extent that the size of any basket or carve-out set forth in Article VII is determined by reference to a percentage of Consolidated EBITDA, no Default or Event of Default shall be deemed to occur with respect to any transaction consummated or incurred pursuant to such basket or carve-out as a result of any decrease in the amount of Consolidated EBITDA subsequent to such consummation or incurrence which results in such basket or carve-out no longer being sufficient to permit such transaction or incurrence.
Section 1.10    Concerning Liability of Borrowers.
(a)Each of the U.S. Borrower, Jazz Financing I and Jazz Ireland irrevocably appoints the Lead Borrower as its agent for purposes of the giving and receipt of notices and the execution and delivery of all certificates contemplated herein. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Lead Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Lead Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.
(b)The Lead Borrower may from time to time, upon not less than 15 Business Days’ notice from the Lead Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Borrower’s status as such (other than with respect to itself), provided that there are no outstanding Loans payable by such Borrower, or other amounts payable by such Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Borrower’s status.
ARTICLE II.
THE CREDIT FACILITIES
Section 2.01    Commitments To Lend.
(a)Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to any Borrower in Dollars pursuant to this Section 2.01(a) from time to time during the Revolving Availability Period in amounts such that its Revolving Outstandings shall not exceed (after giving effect to all Revolving Loans repaid, all reimbursements of L/C Disbursements made, and all Refunded Swing Line Loans paid concurrently with the making of any Revolving Loans) its Revolving Commitment; provided that, immediately after giving effect to each such Revolving Loan, (i) the aggregate Revolving Outstandings shall not exceed the Revolving Committed Amount and (ii) with respect to each Revolving Lender individually, such Lender’s outstanding Revolving Loans plus its (other than the Swing Line Lender’s in its capacity as such) Participation Interests in outstanding Swing Line Loans plus its Participation Interests in outstanding L/C Obligations shall not exceed such Lender’s Revolving Commitment Percentage of the

Revolving Committed Amount; provided, further, that no more than $1,000,000,000 of Revolving Loans may be drawn on the Amendment No. 1 Effective Date. Each Revolving Borrowing comprised of Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $100,000, and each Revolving Borrowing comprised of Base Rate Loans shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000 (except that any such Borrowing may be in the aggregate amount of the unused Revolving Commitments and any L/C Borrowing may be in the aggregate amount of any outstanding Unreimbursed Amounts owed to one or more L/C Issuers as provided in Section 2.05(e)(iv)) and shall be made from the several Revolving Lenders ratably in proportion to their respective Revolving Commitments. Within the foregoing limits, each Borrower may borrow under this Section 2.01(a), repay, or, to the extent permitted by Section 2.09, prepay, Revolving Loans and reborrow under this Section 2.01(a).
(b)Term Loans. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a Term Loan to the Lead Borrower in Dollars on the Closing Date in a principal amount not exceeding its Term Commitment. The Term Borrowing shall be made from the several Term Lenders ratably in proportion to their respective Term Commitments. The Term Commitments are not revolving in nature, and amounts repaid or prepaid prior to the Term Loan Maturity Date may not be reborrowed. Any Term Commitments not funded on the Closing Date will be terminated.
(c)Swing Line Loans.
(i)Subject to the terms and conditions set forth herein, the Swing Line Lender agrees in its sole discretion, in reliance upon the agreements of the other Revolving Lenders set forth in this subsection (c), to make a portion of the Revolving Commitments available to any Borrower from time to time during the Revolving Availability Period by making Swing Line Loans to such Borrower in Dollars (each such loan, a “Swing Line Loan” and, collectively, the “Swing Line Loans”); provided that (A) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Committed Amount, (B) each Swing Line Borrowing shall be in an aggregate principal amount of $100,000 or any larger multiple of $100,000, (C) with regard to each Lender individually (other than the Swing Line Lender in its capacity as such), such Lender’s outstanding Revolving Loans plus its Participation Interests in outstanding Swing Line Loans plus its Participation Interests in outstanding L/C Obligations shall not at any time exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (D) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of Swing Line Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of L/C Obligations outstanding shall not exceed the Revolving Committed Amount, (E) the Swing Line Committed Amount shall not exceed the aggregate of the Revolving Commitments then in effect, (F) no Swing Line Loans may be drawn on the Closing Date and (G) the Swing Line Lender shall not be under any obligation to make any Swing Line Loans if any Revolving Lender is at such time a Defaulting Lender hereunder, unless the Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swing Line Lender (in its sole discretion) with the applicable Borrower or such Revolving Lender to eliminate the Swing Line Lenders’ actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Swing Line Loans then proposed to be made and all other Swing Line Loans as to which the Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. Swing Line Loans shall be made and maintained as Base Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof prior to the Swing Line Termination Date. Swing Line Loans may be made notwithstanding the fact that such Swing Line Loans, when aggregated with the Swing Line Lender’s other Revolving Outstandings, exceed its Revolving Commitment. The proceeds of a Swing Line Borrowing may not be used, in whole or in part, to refund any prior Swing Line Borrowing.

(ii)The principal amount of all Swing Line Loans shall be due and payable on the earliest of (A) the 10th Business Day after the incurrence of such Swing Line Loan, unless another maturity date shall be agreed to by the Swing Line Lender and the applicable Borrower with respect to such Swing Line Loan, (B) the Swing Line Termination Date, (C) the occurrence of any proceeding with respect to any Borrower under any Insolvency or Liquidation Proceeding or (D) the acceleration of any Loan or the termination of the Revolving Commitments pursuant to Section 8.02.
(iii)With respect to any Swing Line Loans that have not been voluntarily prepaid by a Borrower or paid by a Borrower when due under clause (ii) above, the Swing Line Lender (by request to the Administrative Agent) or the Administrative Agent at any time may, on one Business Day’s notice, require each Revolving Lender, including the Swing Line Lender, and each such Lender hereby agrees, subject to the provisions of this Section 2.01(c), to make a Revolving Loan (which shall be initially funded as a Base Rate Loan) in an amount in Dollars equal to such Lender’s Revolving Commitment Percentage of the amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date notice is given.
(iv)In the case of Revolving Loans made by Lenders other than the Swing Line Lender under clause (iii) above, each such Revolving Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the Administrative Agent’s Office, not later than 1:00 P.M. on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swing Line Lender (and not to any Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender’s Revolving Commitment Percentage of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall instead be outstanding as Revolving Loans. The applicable Borrower authorizes the Administrative Agent and the Swing Line Lender to charge such Borrower’s account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swing Line Lender the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Lenders, including amounts deemed to be received from the Swing Line Lender, are not sufficient to repay in full such Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the applicable Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section 2.13.
(v)A copy of each notice given by the Swing Line Lender pursuant to this Section 2.01(c) shall be promptly delivered by the Swing Line Lender to the Administrative Agent and the applicable Borrower. Upon the making of a Revolving Loan by a Revolving Lender pursuant to this Section 2.01(c), the amount so funded shall no longer be owed in respect of its Participation Interest in the related Refunded Swing Line Loans.
(vi)If as a result of any proceeding under any Insolvency or Liquidation Proceeding, Revolving Loans are not made pursuant to this Section 2.01(c) sufficient to repay any amounts owed to the Swing Line Lender as a result of a nonpayment of outstanding Swing Line Loans, each Revolving Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swing Line Loans in an amount equal to its Revolving Commitment Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from the Swing Line Lender, each Revolving Lender shall deliver to the Swing Line Lender an amount equal to its respective Participation Interest in such Swing Line Loans in same day funds at the office of the Swing Line Lender specified or referred to in Section 10.02. In order to evidence such Participation Interest each Revolving

Lender agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to all parties. In the event any Revolving Lender fails to make available to the Swing Line Lender the amount of such Revolving Lender’s Participation Interest as provided in this Section 2.01(c)(vi), the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the customary rate set by the Swing Line Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Base Rate plus the then Applicable Margin for Base Rate Loans.
(vii)Each Revolving Lender’s obligation to make Revolving Loans pursuant to clause (iv) above and to purchase Participation Interests in outstanding Swing Line Loans pursuant to clause (vi) above shall be absolute and unconditional and shall not be affected by any circumstance, including (without limitation) (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have against the Swing Line Lender, any Borrower or any other Loan Party, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction in the amount of the Revolving Commitments after any such Swing Line Loans were made, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (iv) any breach of this Agreement or any other Finance Document by any Borrower or any other Lender, (v) whether any condition specified in Article IV is then satisfied or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the forgoing. If such Lender does not pay such amount forthwith upon the Swing Line Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid Participation Interest for all purposes of the Finance Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to the Swing Line Lender to fund Swing Line Loans in the amount of the Participation Interest in Swing Line Loans that such Lender failed to purchase pursuant to this Section 2.01(c)(vii) until such amount has been purchased (as a result of such assignment or otherwise).
Section 2.02    Notice of Borrowings.
(a)Borrowings Other Than Swing Line Loans and L/C Borrowings. Except in the case of Swing Line Loans and L/C Borrowings, the applicable Borrower shall give the Administrative Agent an irrevocable notice; which may be given by (A) telephone, or (B) a Notice of Borrowing; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Administrative Agent not later than 12:00 P.M. on (i) the first Business Day before the proposed Base Rate Borrowing and (ii) the third Business Day before each proposed Eurodollar Loan Borrowing (except that the Notice of Borrowing with respect to Loans to be borrowed on the Closing Date may be in such form and may be provided on such shorter notice as may be agreed by the Administrative Agent), unless such Borrower wishes to request an Interest Period for such Borrowing other than one, two, three or six months in duration as provided in the definition of “Interest Period,” in which case on the fourth Business Day before each such Eurodollar Loan, specifying:
(i)the date of such Borrowing, which shall be a Business Day;
(ii)the aggregate amount of such Borrowing;
(iii)the Class and initial Type of the Loans comprising such Borrowing;

(iv)in the case of a Eurodollar Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of “Interest Period” and to Section 2.06(a); and
(v)the location (which must be in the United States or, in the case of an Irish Borrower, Ireland) and number of such Borrower’s account, to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.
If the duration of the initial Interest Period is not specified with respect to any requested Eurodollar Loan, then the applicable Borrower shall be deemed to have selected an initial Interest Period of one month, subject to the provisions of the definition of “Interest Period” and to Section 2.06(a).
(b)Swing Line Borrowings. The applicable Borrower shall request a Swing Line Loan by (A) telephone or (B) written notice substantially in the form of Exhibit A-4 hereto or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower (a “Swing Line Loan Request”) to the Swing Line Lender and the Administrative Agent; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Request. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than (i) in the case of the U.S. Borrower, 12:00 P.M. or (ii) in the case of an Irish Borrower, 11:00 A.M. (Dublin time), in each case on the Business Day of the requested Swing Line Loan. Each such notice shall be irrevocable and shall specify (i) that a Swing Line Loan is requested, (ii) the date of the requested Swing Line Loan (which shall be a Business Day) and (iii) the principal amount of the Swing Line Loan requested, which shall be a minimum of $100,000. Each Swing Line Loan shall be made as a Base Rate Loan and, subject to Section 2.01(c)(ii), shall have such maturity date as agreed to by the Swing Line Lender and the applicable Borrower upon receipt by the Swing Line Lender of the Swing Line Loan Request from such Borrower.
(c)L/C Borrowings. Each L/C Borrowing shall be made as specified in Section 2.05(e)(iv) without the necessity of a Notice of Borrowing.
(d)Foreign Borrowings. Each Lender may, at its option, make any Loan available to any Borrower that is a Foreign Subsidiary of Parent by causing any foreign or domestic branch or Affiliate of such Lender that is an Eligible Assignee to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.
(e)Cashless Settlement. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the applicable Borrower, the Administrative Agent, and such Lender.
Section 2.03    Notice to Lenders; Funding of Loans.
(a)Notice to Lenders. If a Borrower has requested an Interest Period of other than one, two, three or six months in duration, the Administrative Agent shall give prompt notice of such request to the applicable Lenders and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 A.M. on the third Business Day before the requested date of such a Eurodollar Loan, the Administrative Agent shall notify such Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of such Lender’s ratable share (if any) of the Borrowing referred to therein, and such Notice of Borrowing shall not thereafter be revocable by the applicable Borrower.
(b)Funding of Loans.
(i)(x) Not later than 1:00 P.M. on the date of each Borrowing (other than a Base Rate Borrowing, a Swing Line Borrowing and an L/C Borrowing) or (y) not later than 1:00 P.M. on the date of each Base Rate Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at the Administrative Agent’s Office. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent shall make the funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower in the applicable Notice of Borrowing, or, if a Borrowing shall not occur on such date because any condition precedent herein shall not have been met, promptly return the amounts received from the Lenders in like funds, without interest.
(ii)Not later than (x) in the case of the U.S. Borrower, 3:00 P.M. or (y) in the case of an Irish Borrower, 3:00 P.M. (Dublin time) on the date of each Swing Line Borrowing, the Swing Line Lender shall, unless the Administrative Agent shall have notified the Swing Line Lender that any applicable condition specified in Article IV has not been satisfied, make available the amount of such Swing Line Borrowing, in Federal or other immediately available funds, to the applicable Borrower at the Swing Line Lender’s address referred to in Section 10.02.
(iii)Not later than 1:00 P.M. on the date of each L/C Borrowing, each Revolving Lender shall make available its share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at the Administrative Agent’s Office. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied (other than the delivery of a Notice of Borrowing), the Administrative Agent shall remit the funds so received to the L/C Issuer which has issued Letters of Credit having outstanding Unreimbursed Amounts as contemplated by Section 2.05(e)(v).
(c)Funding by the Administrative Agent in Anticipation of Amounts Due from the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.03, and the Administrative Agent may, in reliance upon such assumption, but is not required to, make available to applicable Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent then the applicable Lender and applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower but excluding the date of payment to the Administrative Agent at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by a Borrower, the interest rate applicable thereto pursuant to Section

2.06. If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to a Lender or any Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)Failed Loans. If any Lender shall fail to make any Loan (a “Failed Loan”) which such Lender is otherwise obligated hereunder to make to a Borrower on the date of Borrowing thereof, and the Administrative Agent shall not have received notice from such Borrower or such Lender that any condition precedent to the making of the Failed Loan has not been satisfied, then, until such Lender shall have made or be deemed to have made (pursuant to the last sentence of this subsection (d)), the Failed Loan in full or the Administrative Agent shall have received notice from such Borrower or such Lender that any condition precedent to the making of the Failed Loan was not satisfied at the time the Failed Loan was to have been made, whenever the Administrative Agent shall receive any amount from such Borrower for the account of such Lender, (i) the amount so received (up to the amount of such Failed Loan) will, upon receipt by the Administrative Agent, be deemed to have been paid to the Lender in satisfaction of the obligation for which paid, without actual disbursement of such amount to the Lender, (ii) the Lender will be deemed to have made the same amount available to the Administrative Agent for disbursement as a Loan to the such Borrower (up to the amount of such Failed Loan) and (iii) the Administrative Agent will disburse such amount (up to the amount of the Failed Loan) to such Borrower or, if the Administrative Agent has previously made such amount available to such Borrower on behalf of such Lender pursuant to the provisions hereof, reimburse itself (up to the amount of the amount made available to such Borrower); provided, however, that the Administrative Agent shall have no obligation to disburse any such amount to such Borrower, or otherwise apply it or deem it applied as provided herein unless the Administrative Agent shall have determined in its sole discretion that to so disburse such amount will not violate any Law, rule, regulation or requirement applicable to the Administrative Agent. Upon any such disbursement by the Administrative Agent, such Lender shall be deemed to have made a Base Rate Loan of the same Class as the Failed Loan to the applicable Borrower in satisfaction, as applicable, to the extent thereof, of such Lender’s obligation to make the Failed Loan.
Section 2.04    Evidence of Loans.
(a)Lender and Administrative Agent Accounts; Notes. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to a Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the applicable Borrower hereunder to pay any amount owing with respect to the Senior Credit Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a single Revolving Note or Term Note, as applicable, in each case, substantially in the form of Exhibit B-1 or B-2, as applicable, payable to the order of such Lender for the account of its Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender’s Revolving Loans or Term Loans, as applicable, which shall evidence such Lender’s Loans in addition to such accounts or records. If requested by the Swing Line Lender, the Swing Line Loans shall be evidenced by a single Swing Line Note, substantially in the form of Exhibit B-3, payable to the order of the Swing Line Lender in an amount equal to the aggregate unpaid principal amount of the Swing Line Loans. Each Lender having one or more Notes shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the applicable Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of any Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any Lender to make any such recordation or endorsement or any error in any such recordation or endorsement shall not affect the obligations of such Borrower hereunder or under any such Note. Each Lender is hereby irrevocably authorized by the applicable Borrower so to endorse each of its Notes and to attach to and make a part of each of its Notes a continuation of any such schedule as and when required.
(b)Certain Participation Interests. In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing purchases and sales by such Lender of Participation Interests in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Section 2.05    Letters of Credit.
(a)Letters of Credit. Subject to the terms and conditions set forth herein, (i) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue standby or, subject to the limitations set forth in the definition of “L/C Issuer,” commercial Letters of Credit for the account, and upon the request, of a Borrower (or jointly for the account of any Borrower, Parent or any Subsidiary) and in support of obligations of any Borrower, Parent or one or more Subsidiaries (including (x) obligations in respect of and in lieu of deposits or security guarantees in the ordinary course of business, (y) to provide support for performance, payment or appeal bonds, indemnity obligations or other surety, including, without limitation, workers compensation insurance and (z) for such other general corporate purposes as the L/C Issuer may agree in its reasonable discretion), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (c) below, and (B) to honor drawings under its Letters of Credit, and (ii) each Revolving Lender severally agrees to participate in Letters of Credit issued for the account of any Borrower, Parent or any Subsidiary of Parent and any drawing thereunder in accordance with the provisions of subsection (e) below; provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the L/C Obligations shall not exceed the L/C Sublimit, (ii) the Revolving Outstandings shall not exceed the Revolving Committed Amount and (iii) with respect to each individual Revolving Lender, the aggregate outstanding principal amount of such Revolving Lender’s Revolving Loans plus its Participation Interests in outstanding L/C Obligations plus its (other than the Swing Line Lender’s) Participation Interests in outstanding Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount. Each request by a Borrower, Parent or a Subsidiary for the issuance or increase in the stated amount of a Letter of Credit shall be deemed to be a representation such Borrower, Parent or such Subsidiary that the issuance or increase in the stated amount of such Letter of Credit complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly a Borrower may, during the period specified in clause (i)(A) above, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Existing Letter of

Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(b)Certain Limitations on Issuances of Letters of Credit.
(i)No L/C Issuer shall issue any Letter of Credit, if (A) subject to subsection (c) below with respect to Auto-Extension Letters of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the applicable L/C Issuer and the Required Revolving Lenders have approved such expiry date, or (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date.
(ii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having a force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it; (B) the issuance of such Letter of Credit shall violate any Laws or one or more policies of such L/C Issuer applicable to letters of credit generally; (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit; (D) such Letter of Credit is to be denominated in a currency other than Dollars; or (E) a default of any Revolving Lender’s obligations to fund under subsection (e)(iv) or (vi) below exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with any Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iii)No L/C Issuer shall amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(iv)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(v)Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the L/C Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(c)Procedures for Issuance and Increases in the Amounts of Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) substantially in the form of Exhibit A-3 hereto (or in such other form from time to time in use by the applicable L/C Issuer) (a “Letter of Credit Request”), appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Request may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Request must be received by the L/C Issuer and the Administrative Agent not later than 2:00 P.M. at least four Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof, (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. If requested by the applicable L/C Issuer, the applicable Borrower shall also submit a Letter of Credit Application on such L/C Issuer’s standard form in connection with any request for the issuance or increase in the stated amount of a Letter of Credit. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any Letter of Credit Request, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions thereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower (or jointly for the account of any Borrower and Parent or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.
(iii)If a Borrower so requests in any applicable Letter of Credit Request, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of subsection (c)(i) or (ii) above or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (x) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (y) from the Administrative Agent, any Revolving Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.02 are not then satisfied (for the avoidance of doubt, the provision of any such notice to the L/C Issuer pursuant to this clause (y) shall not relieve any Revolving Lender of its obligation to fund its share of any such Letter of Credit that is not extended, to the extent such Letter of Credit is drawn under the terms of this Agreement), and in each such case directing the L/C Issuer not to permit such extension.
(iv)If any Borrower so requests in any applicable Letter of Credit Request, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.
(v)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(d)Purchase and Sale of Letter of Credit Participation. Immediately upon the issuance by an L/C Issuer of a Letter of Credit, such L/C Issuer shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from such L/C Issuer, without recourse or warranty, an undivided Participation Interest in such Letter of Credit and the related L/C Obligations in the proportion its Revolving Commitment Percentage bears to the Revolving Committed Amount (although any fronting fee payable under Section 2.11 shall be payable directly to the Administrative Agent for the account of the applicable L/C Issuer, and the Lenders (other than such L/C Issuer) shall have no right to receive any portion of any such fronting fee) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments pursuant to Section 10.06, there shall be an automatic adjustment to the Participation Interests in all outstanding Letters of Credit and all L/C Obligations to reflect the adjusted Revolving Commitments of the assigning and assignee Lenders or of all Lenders having Revolving Commitments, as the case may be.

(e)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall promptly notify the applicable Borrower and the Administrative Agent thereof and shall determine in accordance with the terms of such Letter of Credit whether such drawing should be honored. If the L/C Issuer determines that any such drawing shall be honored, such L/C Issuer shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing and shall notify the applicable Borrower and the Administrative Agent as to the amount to be paid as a result of such drawing and the payment date (which date shall be one Business Day after the date of the drawing) (each such date, an “Honor Date”).
(ii)The applicable Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse each L/C Issuer or each L/C Issuer through the Administrative Agent for any amounts paid by such L/C Issuer upon any drawing under any Letter of Credit, together with any and all reasonable charges and expenses which the L/C Issuer may pay or incur relative to such drawing. Such reimbursement payment shall be due and payable on the same day as the Honor Date if notice is received prior to 11:00 A.M. or the next Business Day after the Honor Date otherwise. In addition, such Borrower agrees to pay to the L/C Issuer interest, payable on demand, on any and all amounts not paid by such Borrower to the L/C Issuer when due under this subsection (e)(ii), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, at a rate per annum equal to the Default Rate. Each reimbursement and other payment to be made by such Borrower pursuant to this clause (ii) shall be made to the L/C Issuer in Federal or other funds immediately available to it at its address referred to in Section 10.02.
(iii)Subject to the satisfaction of all applicable conditions set forth in Article IV, a Borrower may, at its option, utilize the Swing Line Commitment or the Revolving Commitments, or make other arrangements for payment satisfactory to the L/C Issuer, for the reimbursement of all L/C Disbursements as required by clause (ii) above.
(iv)With respect to any L/C Disbursements that have not been reimbursed by the applicable Borrower when due under clauses (ii) and (iii) above (an “Unreimbursed Amount”), the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the Unreimbursed Amount and the amount of such Revolving Lender’s pro rata share thereof and such Revolving Lender’s pro rata share of such unreimbursed L/C Disbursement (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount). In such event, such Borrower shall be deemed to have requested an “L/C Borrowing” of Revolving Loans that are Base Rate Loans to be disbursed on the next Business Day following the Honor Date in an aggregate amount in Dollars equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01(a), but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Notice of Borrowing), and each such Revolving Lender hereby agrees to make a Revolving Loan (which shall be initially funded as a Base Rate Loan) in an amount equal to such Lender’s Revolving Commitment Percentage of the Unreimbursed Amount outstanding on the date notice is given. Any such notice given by the Administrative Agent given pursuant to this clause (iv) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(v)Each Revolving Lender (including any Revolving Lender acting as L/C Issuer in respect of any Unreimbursed Amount) shall, upon any notice from the Administrative Agent pursuant to clause (iv) above, make the amount of its Revolving Loan available to the Administrative Agent in Dollars in Federal or other immediately available funds, at the Administrative Agent’s Office, not later than 1:00 P.M. on the Business Day specified in such notice, whereupon, subject to clause (vi) below, each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the applicable L/C Issuer.
(vi)With respect to any Unreimbursed Amount that is not fully refinanced by an L/C Borrowing pursuant to clauses (iv) and (v) above because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Administrative Agent shall promptly notify each Revolving Lender (other than the relevant L/C Issuer), and each such Revolving Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such L/C Issuer, such Revolving Lender’s pro rata share of such Unreimbursed Amount (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount) in Dollars in Federal or other immediately available funds. Such payment from the Revolving Lenders shall be due (i) at or before 1:00 P.M. on the date the Administrative Agent so notifies a Revolving Lender, if such notice is given at or before 10:00 A.M. on such date or (ii) at or before 10:00 A.M. on the next succeeding Business Day, together with interest on such amount for each day from and including the date of such drawing to but excluding the day such payment is due from such Revolving Lender at the Federal Funds Rate for such day (which funds the Administrative Agent shall promptly remit to the applicable L/C Issuer). Each payment by a Revolving Lender to the Administrative Agent for the account of an L/C Issuer in respect of an Unreimbursed Amount shall constitute a payment in respect of its Participation Interest in the related Letter of Credit purchased pursuant to subsection (d) above. The failure of any Revolving Lender to make available to the Administrative Agent for the account of an L/C Issuer its pro rata share of any Unreimbursed Amount shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of such L/C Issuer its pro rata share of any payment made under any Letter of Credit on the date required, as specified above, but no such Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the L/C Issuer such other Lender’s pro rata share of any such payment. Upon payment in full of all amounts payable by a Lender under this clause (vi), such Lender shall be subrogated to the rights of the L/C Issuer against the applicable Borrower to the extent of such Lender’s pro rata share of the related L/C Obligation so paid (including interest accrued thereon).
(vii)Each Revolving Lender’s obligation to make Revolving Loans pursuant to clause (iv) above and to make payments in respect of its Participation Interests in Unreimbursed Amounts pursuant to clause (vi) above shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the applicable Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans as a part of an L/C Borrowing pursuant to clause (iv) above is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Notice of Borrowing). No such making by a Revolving Lender of a Revolving Loan or a payment by a Revolving Lender of an amount in respect of its Participation Interest in Unreimbursed Amounts shall relieve or otherwise impair the obligation of such Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(viii)If any Revolving Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this subsection (e) by the time specified therefor, then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Revolving

Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or Participation Interest in respect of the relevant L/C Borrowing as the case may be. Any payment made by any Lender after 3:00 P.M. on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day. A certificate of the applicable L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (viii) shall be conclusive absent manifest error.
(f)Repayment of Funded Participations in Respect of Drawn Letters of Credit.
(i)Whenever the Administrative Agent receives a payment of an L/C Obligation as to which the Administrative Agent has received for the account of an L/C Issuer any payments from the Revolving Lenders pursuant to subsection (e) above (whether directly from the applicable Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent shall promptly pay to each Revolving Lender which has paid its pro rata share thereof an amount equal to such Lender’s pro rata share of the amount thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which the payments from the Revolving Lenders were received) in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to clause (i) above is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its pro rata share thereof (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount) on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate for such day. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and termination of this Agreement.
(g)Obligations Absolute. The obligations of each Borrower under Sections 2.05(e)(i) and 2.05(e)(ii) above shall be absolute (subject to the right to bring subsequent claims subject to the limitations set forth in Section 2.05(l)(v)) and unconditional and shall be performed strictly in accordance with the terms of this Agreement, ISP and UCP, as applicable, under all circumstances whatsoever, including, without limitation, the following circumstances:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;
(ii)any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement, any Letter of Credit or any other Loan Document;
(iii)the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(iv)the existence of any claim, counterclaim, setoff, defense or other rights that Parent or any Subsidiary may have at any time against a beneficiary or any transferee of a Letter of Credit (or any Person for whom the beneficiary or transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by any Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(v)any draft, demand, certificate, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(vi)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)any payment by the L/C Issuer under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;
(viii)any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, examiner, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Insolvency or Liquidation Proceeding; or
(ix)any other act or omission to act or delay of any kind by any L/C Issuer or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this clause (ix), constitute a legal or equitable discharge of each Borrower’s obligations hereunder;
provided that the foregoing shall not excuse any L/C Issuer from liability to the applicable Borrower to the extent of any direct damages (as opposed to punitive or consequential damages or lost profits, claims in respect of which are waived by such Borrower to the extent permitted by applicable Law) suffered by such Borrower that are caused by acts or omissions by such L/C Issuer constituting gross negligence or willful misconduct on the part of such L/C Issuer (as determined by a court of competent jurisdiction in a final non-appealable judgment).
Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(h)Role of L/C Issuers; Reliance. Each Revolving Lender and each Borrower agree that the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Agents or their respective Related Parties or any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude each Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Agents or any of their respective Related Parties, or any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (viii) of subsection (g) of this Section 2.05; provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which are determined by a court of competent jurisdiction in a final and nonappealable judgment to have been caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(i)Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to Parent or any Borrower for, and the L/C Issuer’s rights and remedies against Parent or any Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(j)Conflict with L/C Documents. In the event of any conflict between this Agreement and any L/C Document, this Agreement shall govern.

(k)Letters of Credit Issued for Parent or Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Parent or a Subsidiary of Parent (other than the applicable Borrower), the applicable Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Parent or Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives benefits from the businesses of Parent or such Subsidiaries.
(l)Indemnification of L/C Issuer.
(i)In addition to its other obligations under this Agreement, each Borrower hereby agrees to protect, indemnify, pay and save each L/C Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that such L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such L/C Issuer to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called “Government Acts”).
(ii)As between the applicable Borrower and each L/C Issuer, such Borrower shall assume all risks of the acts or omissions of or the misuse of any Letter of Credit by the beneficiary thereof. The L/C Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the L/C Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the L/C Issuer’s rights or powers hereunder.
(iii)In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an L/C Issuer, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the L/C Issuer under any resulting liability to any Borrower or any other Loan Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the L/C Issuer against any and all risks involved in the issuance of any Letter of Credit, all of which risks are hereby assumed by the Loan Parties, including, without limitation, any and all risks, whether rightful or wrongful, of any present or future Government Acts. The L/C Issuer shall not, in any way, be liable for any failure by the L/C Issuer or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the L/C Issuer.
(iv)Nothing in this subsection (l) is intended to limit the Reimbursement Obligation of any Borrower contained in this Section 2.05. The obligations of any Borrower under this subsection (l) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of any L/C Issuer to enforce any right, power or benefit under this Agreement.
(v)Notwithstanding anything to the contrary contained in this subsection (l), no Borrower shall have obligation to indemnify any L/C Issuer in respect of any liability incurred by such L/C Issuer arising solely out of the gross negligence or willful misconduct of such L/C Issuer, as determined by a court of competent jurisdiction in a final and nonappealable judgment. Nothing in this Agreement shall relieve any L/C Issuer of any liability to a Borrower in respect of any action taken by such L/C Issuer which action constitutes gross negligence or willful misconduct of such L/C Issuer, as determined by a court of competent jurisdiction in a final and nonappealable judgment.
(m)Resignation of an L/C Issuer. An L/C Issuer may resign at any time by giving 30 days’ notice to the Administrative Agent, the Revolving Lenders and the Lead Borrower; provided, however, that any such resignation shall not affect the rights or obligations of the L/C Issuer with respect to Letters of Credit issued by it prior to such resignation. Upon any such resignation, the Lead Borrower shall (within 60 days after such notice of resignation) either appoint a successor or terminate the unutilized L/C Commitment of such L/C Issuer; provided, however, that, if the Lead Borrower elects to terminate such unutilized L/C Commitment, the Lead Borrower may at any time thereafter that the Revolving Commitments are in effect reinstate such L/C Commitment in connection with the appointment of another L/C Issuer. Upon the acceptance of any appointment as an L/C Issuer hereunder by a successor L/C Issuer, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring L/C Issuer and the retiring L/C Issuer shall be discharged from its obligations to issue Letters of Credit hereunder. The acceptance of any appointment as L/C Issuer hereunder by a successor L/C Issuer shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Lead Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the resignation of an L/C Issuer hereunder, the retiring L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.
(n)Reporting. Each L/C Issuer (other than the Administrative Agent) will report in writing to the Administrative Agent (i) on the first Business Day of each month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding month, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement, (iv) on any Business Day on which a Borrower, as applicable, fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer.

Section 2.06    Interest.
(a)Rate Options Applicable to Loans. Each Borrowing (other than a Swing Line Borrowing, which shall be made and maintained as Base Rate Loans) shall be comprised of Base Rate Loans or Eurodollar Loans, as the applicable Borrower may request pursuant to Section 2.02. Borrowings of more than one Type may be outstanding at the same time; provided, however, that such Borrower may not request any Borrowing that, if made, would result in an aggregate of more than ten separate Groups of Eurodollar Loans being outstanding hereunder at any one time. For this purpose, Loans having different Interest Periods, regardless of whether commencing on the same date, shall be considered separate Groups. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Insolvency or Liquidation Proceeding.
(b)Rates Applicable to Loans. Subject to the provisions of subsection (c) below, (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the then Applicable Margin for Eurodollar Loans, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the Base Rate for such day plus the then Applicable Margin for Base Rate Loans, and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the then Applicable Margin for Swing Line Loans.
(c)Additional Interest. If any Loan or interest thereon or any fee described in Section 2.11 due and owing is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(d)Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Insolvency or Liquidation Proceeding. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(e)Determination and Notice of Interest Rates. The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Lenders of any change in the “prime rate” used in determining the Base Rate promptly following the public announcement of such change. Any notice with respect to Eurodollar Loans shall, without the necessity of the Administrative Agent so stating in such notice, be subject to the provisions of the definition of “Applicable Margin” providing for adjustments in the Applicable Margin applicable to such Loans after the beginning of the Interest Period applicable thereto.
Section 2.07    Extension and Conversion.
(a)Continuation and Conversion Options. The Loans included in each Borrowing shall bear interest initially at the type of rate allowed by Section 2.06 and as specified by the applicable

Borrower in the applicable Notice of Borrowing. Thereafter, such Borrower shall have the option, on any Business Day, to elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article III and Section 2.07(d)), as follows:
(i)if such Loans are Base Rate Loans, such Borrower may elect to convert such Loans to Eurodollar Loans as of any Business Day; and
(ii)if such Loans are Eurodollar Loans, such Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 3.05 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.
Each such election shall be made by delivering a notice, substantially in the form of Exhibit A-2 hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower (a “Notice of Extension/Conversion”) (which may be by telephone if promptly confirmed in writing), which notice shall not thereafter be revocable by the applicable Borrower, to the Administrative Agent not later than 12:00 Noon on the third Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Extension/Conversion may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Borrowing applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000.
(b)Contents of Notice of Extension/Conversion. Each Notice of Extension/ Conversion shall specify:
(i)the Group of Loans (or portion thereof) to which such notice applies;
(ii)the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a) above;
(iii)if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and
(iv)if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.
Each Interest Period specified in a Notice of Extension/Conversion shall comply with the provisions of the definition of the term “Interest Period.” If no Notice of Extension/Conversion is timely received prior to the end of an Interest Period for any Group of Eurodollar Loans, the applicable Borrower shall be deemed to have elected that such Group be converted to Base Rate Loans as of the last day of such Interest Period.
(c)Notification to Lenders. Upon receipt of a Notice of Extension/Conversion from the applicable Borrower pursuant to Section 2.07(a), the Administrative Agent shall promptly notify each Lender of the contents thereof.

(d)Limitation on Conversion/Continuation Options. No Borrower shall be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Eurodollar Loans if the aggregate principal amount of any Group of Eurodollar Loans created or continued as a result of such election would be less than $5,000,000. If an Event of Default shall have occurred and be continuing when any Borrower delivers notice of such election to the Administrative Agent, such Borrower shall not be entitled to elect to convert any Eurodollar Loans to, or continue any Eurodollar Loans for an Interest Period as, Eurodollar Loans having an Interest Period in excess of one month.
Section 2.08    Repayment of Loans; Maturity of Loans.
(a)Maturity of Revolving Loans. The Revolving Loans shall mature on the Revolving Termination Date, and any Revolving Loans, Swing Line Loans and L/C Obligations then outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable on such date.
(b)Scheduled Amortization of Term Loans. Subject to adjustment as a result of prior payments in accordance with the terms of this Agreement, the Lead Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), on each Principal Amortization Payment Date falling in each month listed below the aggregate principal amount of Term Loans indicated opposite such month:

Principal Amortization Payment Date	Amortized Payment of Term Loans
December 2015	$ 9,375,000.00
March 2016	$ 9,375,000.00
June 2016	$ 9,375,000.00
~~September 2016~~	~~$ 9,375,000.00~~
December 2016	$	~~9,375,000.00~~	9,023,437.50
March 2017	$	~~9,375,000.00~~	9,023,437.50
June 2017	$	~~9,375,000.00~~	9,023,437.50
September 2017	$	~~9,375,000.00~~	9,023,437.50
December 2017	$	~~14,062,500.00~~	9,023,437.50
March 2018	$	~~14,062,500.00~~	9,023,437.50
June 2018	$	~~14,062,500.00~~	9,023,437.50
September 2018	$	~~14,062,500.00~~	9,023,437.50
December 2018	$	~~18,750,000.00~~	13,535,156.25
March 2019	$	~~18,750,000.00~~	13,535,156.25
June 2019	$	~~18,750,000.00~~	13,535,156.25
September 2019	$	~~18,750,000.00~~	13,535,156.25
December 2019	$	~~23,437,500.00~~	18,046,875.00
March 2020	$	~~23,437,500.00~~	18,046,875.00
June 2020	$	~~23,437,500.00~~	18,046,875.00
September 2020	$ 18,046,875.00
December 2020	$ 22,558,593.75
March 2021	$ 22,558,593.75
June 2021	$ 22,558,593.75

Any remaining unpaid principal amount of Term Loans shall be due and payable on the Term Loan Maturity Date.
Section 2.09    Prepayments.
(a)Voluntary Prepayment of Revolving Loans and Term Loans. Each Borrower shall have the right voluntarily to, upon notice to the Administrative Agent, prepay Revolving Loans and Term Loans, as applicable, in whole or in part from time to time, subject to Section 3.05 but otherwise without premium or penalty; provided, however, (A) any prepayment of Eurodollar Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (B) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each payment pursuant to this Section shall be applied as set forth in Section 2.09(e).
(b)Swing Line Loans. Each Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 P.M. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)Mandatory Prepayments.
(i)Revolving Committed Amount. If on any date the aggregate Revolving Outstandings exceed the Revolving Committed Amount, the applicable Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), on such date an aggregate principal amount of Swing Line Loans equal to such excess. If the outstanding Swing Line Loans have been repaid in full, the applicable Borrower shall prepay, and there shall become due and payable (together with accrued interest thereon), Revolving Loans in such amounts as are necessary so that, after giving effect to the repayment of the Swing Line Loans and the repayment of Revolving Loans, the aggregate Revolving Outstandings do not exceed the Revolving Committed Amount. If the outstanding Revolving Loans and Swing Line Loans have been repaid in full, the applicable Borrower shall Cash Collateralize L/C Obligations so that, after giving effect to the repayment of Swing Line Loans and Revolving Loans and the Cash Collateralization of L/C Obligations pursuant to this subsection (i), the aggregate Revolving Outstandings do not exceed the Revolving Committed Amount. In determining the aggregate Revolving Outstandings for purposes of this Agreement, L/C Obligations shall be reduced to the extent that they are Cash Collateralized as contemplated by this subsection (i). Each prepayment of Revolving Loans required pursuant to this subsection (i) shall be applied ratably among outstanding Revolving Loans based on the respective amounts of principal then outstanding. Each Cash Collateralization of L/C Obligations required by this subsection (i) shall be applied ratably among L/C Obligations based on the respective amounts thereof then outstanding.
(ii)[Reserved].
(iii)Asset Dispositions, Casualties and Condemnations, etc. Within five Business Days after receipt by Parent or any of its Restricted Subsidiaries of Net Cash Proceeds from any Asset Disposition (other than any Asset Disposition permitted under Section 7.03 (other than clause (a)(xiii), (xiv), (xv), (xvi), (xvii) or (xxi))), Casualty or Condemnation (excluding Net Cash Proceeds to the extent and so long as they constitute Reinvestment Funds), the Lead Borrower shall prepay (or cause to be prepaid) the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition, Casualty or Condemnation; provided that no such prepayment caused by the receipt of Net Cash Proceeds from any Asset Disposition shall be required to the extent that the sum of such Net Cash Proceeds and all other Net Cash Proceeds from Asset Dispositions (other than any Asset Disposition permitted under Section 7.03 (other than clause (a)(xiii), (xiv), (xv), (xvi), (xvii) or (xxi))) occurring after the Closing Date and during the same fiscal year does not exceed $25,000,000 (it being understood that a prepayment shall only be required of such excess).
(iv)Debt Issuances. Within one Business Day after receipt by Parent or any of its Restricted Subsidiaries of Net Cash Proceeds from any Debt Issuance (other than any Debt Issuance permitted pursuant to Section 7.01 of this Agreement other than Credit Agreement Refinancing Indebtedness), the Lead Borrower shall prepay (or cause to be prepaid) the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.
(v)Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.09(c) shall be applied as follows:
(A)with respect to all amounts paid pursuant to Section 2.09(c)(i) or in respect of an Other Revolving Loan pursuant to an analogous provision in any Refinancing Amendment, first to Swing Line Loans, second to Revolving Loans and any Other Revolving Loans, as applicable, and third to Cash Collateralize L/C Obligations; and
(B)with respect to all amounts paid by the Lead Borrower pursuant to Section 2.09(c)(iii) or (iv), except as may be otherwise specified in any Refinancing Amendment or Increase Joinder, as applicable (with respect to any Other Term Loans or Incremental Term Loans, as applicable, subject to such Refinancing Amendment or Increase Joinder, as applicable; provided that such Refinancing Amendment or Increase Joinder, as applicable, shall not provide for better than pro rata treatment for such Other Term Loans or Incremental Term Loans, as applicable, with respect of each other Class of Term Loans, Incremental Term Loans and Other Term Loans), ratably to the remaining Principal Amortization Payments; provided that, in the case of Section 2.09(c)(iii), at the Lead Borrower’s option, the Lead Borrower may apply a portion of such amounts to prepay outstanding Indebtedness incurred pursuant to Section 7.01(s) to the extent (x) such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the Loans and (y) a mandatory prepayment in respect of such Asset Disposition, Casualty or Condemnation is required under the terms of such other Indebtedness, in which case, the amount of prepayment required to be made with respect to such Net Cash Proceeds pursuant to Section 2.09(c)(iii) shall be deemed to be the amount equal to the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 2.09(c)(iii) and the denominator of which is the sum of the outstanding principal amount of such outstanding Indebtedness incurred pursuant to Section 7.01(s) and the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 2.09(c)(iii).
(vi)Payments Cumulative. Except as otherwise expressly provided in this Section 2.09, payments required under any subsection or clause of this Section 2.09 are in addition to payments made or required under any other subsection or clause of this Section 2.09.
(d)Notice of Mandatory Prepayment Events. The Lead Borrower shall use commercially reasonable efforts to give to the Administrative Agent, and the Lenders, at least one Business Day’s prior written or telecopy notice of each and every prepayment required under Section

2.09(c)(iii) through (iv), including the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds.
(e)Notices of Prepayments. Other than as specified in subsection (d) above, the applicable Borrower shall notify the Administrative Agent, in the case of any Revolving Loan which is a Base Rate Loan, by 11:00 A.M. on the date of any voluntary prepayment hereunder and, in the case of any other Loan, by 11:00 A.M. at least three Business Days prior to the date of voluntary prepayment in the case of Eurodollar Loans and at least one Business Day prior to the date of voluntary prepayment in the case of Base Rate Loans. Each notice of prepayment shall be substantially in the form of Exhibit S, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower, and shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Revolving Loan or a Term Loan, whether the Loan to be prepaid is a Eurodollar Loan or a Base Rate Loan and, in the case of a Eurodollar Loan, the Interest Period of such Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share, if any, thereof. Once such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable as specified therein. Subject to the foregoing, amounts prepaid under Section 2.09(a) shall be applied as the applicable Borrower may elect; provided that if such Borrower fails to specify the application of a voluntary prepayment of Term Loans, then, except as may be otherwise specified in any Refinancing Amendment, such prepayments shall be applied ratably to the remaining Principal Amortization Payments. Amounts prepaid under Section 2.09(c) shall be applied as set forth therein. All prepayments of Eurodollar Loans under this Section 2.09 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment, together with any additional amounts required pursuant to Section 3.05.
(f)Rejected Payments. In the event of any prepayment of any Term Loans of any Term Lender pursuant to Section 2.09(c)(iii) (an “Applicable Prepayment”), such Lender may reject all, but not less than all, of its share of such Applicable Prepayment by written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 12:00 P.M. (New York time) one Business Day after the date of such Term Lender’s receipt of notice of such Applicable Prepayment as otherwise provided herein (the “Rejection Deadline”). If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent at or prior to the Rejection Deadline, such Term Lender will be deemed to have accepted its share of the Applicable Prepayment. The aggregate portion of such Applicable Prepayment that is rejected by Term Lenders pursuant to Rejection Notices shall be referred to as the “Rejected Amount.” The Rejected Amount may be used by the Lead Borrower in any manner not prohibited by the Loan Documents.
Section 2.10    Adjustment of Commitments.
(a)Optional Termination or Reduction of Commitments (Pro rata). Each Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount, as applicable, in whole or in part (in minimum aggregate amounts of $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)); provided that written or telecopy notice (which notice may be conditional on the receipt of other financing to the extent specified in such notice) shall be received by the Administrative Agent not later than 11:00 A.M. five Business Days prior to the date of reduction or termination; provided, however, that no such termination or reduction shall be made which would cause the Revolving Outstandings to exceed the Revolving Committed Amount as so reduced, unless, concurrently with such termination or reduction, the Revolving Loans are repaid (and, after the Revolving Loans have been paid in full, the Swing Line Loans are repaid and, after the Swing Line Loans have been paid in full, the L/C

Obligations are Cash Collateralized) to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of the receipt by the Administrative Agent of any notice from a Borrower pursuant to this Section 2.10(a). Any partial reduction of the Revolving Committed Amount pursuant to this Section 2.10(a) shall be applied to the Revolving Commitments of the Lenders pro rata based upon their respective Revolving Commitment Percentages. The applicable Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 2.11, on the date of each termination or reduction of the Revolving Committed Amount, any fees accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.
(b)Termination. The Revolving Commitments and the related L/C Commitments of the relevant L/C Issuers shall terminate automatically on the Revolving Termination Date. The Swing Line Commitment of the Swing Line Lender shall terminate automatically on the Swing Line Termination Date. The Term Commitments shall terminate automatically immediately after the making of the Term Loans on the Closing Date.
(c)General. The applicable Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of this Section 2.10, on the date of each termination or reduction of the Revolving Committed Amount, the Commitment Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.
Section 2.11    Fees.
(a)Commitment Fee. The Lead Borrower shall pay to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) a fee (the “Commitment Fee”) on such Lender’s Revolving Commitment Percentage of the actual daily Unused Revolving Committed Amount, computed at a per annum rate equal to the Applicable Commitment Fee Percentage. The Commitment Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced as provided in Section 2.10(a) and on the Revolving Termination Date) for the period ending on each such date; provided that the first such payment shall be due on September 30, 2015.
(b)Letter of Credit Fees.
(i)Letter of Credit Fee. The applicable Borrower shall pay to the Administrative Agent for the account of each Revolving Lender that is not a Defaulting Lender a fee (the “Letter of Credit Fee”) on such Lender’s Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Margin for Letter of Credit Fees in effect from time to time; provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to Section 2.05 shall instead be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. The Letter of Credit Fee will be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first of such dates to occur after the date of issuance of such Letter of Credit, and on the Letter of Credit Expiration Date and thereafter on demand.

(ii)Fronting Fee and Documentary and Processing Charges Payable to the L/C Issuer. The applicable Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit (other than the Existing Letter of Credit), at a rate equal to 0.125%, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on last Business Day after the end of each March, June, September and December, commencing with the first such date after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date and thereafter on demand.
(iii)L/C Issuer Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above and any fronting fees payable pursuant to clause (ii) above, the applicable Borrower promises to pay to the applicable L/C Issuer for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by such Borrower and the applicable L/C Issuer from time to time and the customary charges from time to time of the applicable L/C Issuer with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “L/C Issuer Fees”). L/C Issuer Fees are due when earned and payable on demand and are nonrefundable.
(c)Other Fees. The Lead Borrower shall pay to the Lead Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The applicable Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever except as otherwise agreed.
Section 2.12    Pro rata Treatment. Except to the extent otherwise provided herein:
(a)Loans. Each Borrowing, each payment or prepayment of principal of or interest on any Loan, each payment of fees (other than the L/C Issuer Fees retained by an L/C Issuer for its own account, and the administrative fees retained by the Agents for their own account), each reduction of the Revolving Committed Amount and each conversion or continuation of any Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Commitment Percentages, Term Commitment Percentages, Other Revolving Commitment Percentage, Other Term Commitment Percentage, Incremental Revolving Commitment Percentage and Incremental Term Loan Commitment Percentage, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of the applicable Class and Participation Interests of such Lenders); provided that, in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(b)Letters of Credit. Each payment of L/C Obligations shall be allocated to each Revolving Lender pro rata in accordance with its Revolving Commitment Percentage; provided that, if any Revolving Lender shall have failed to pay its applicable pro rata share of any L/C Disbursement as required under Section 2.05(e)(iv) or (vi), then any amount to which such Revolving Lender would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the L/C Issuer.

Section 2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or of its Participation Interests in L/C Obligations or Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or such Participation Interests and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participation in the Loans and subparticipations in the Participation Interests in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing thereon; provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the applicable Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and including payments made pursuant to Section 2.18 or 2.19), (y) the application of Cash Collateral provided for in Section 2.05 or 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Participation Interests in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to Parent or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
Section 2.14    Payments Generally; Administrative Agent’s Clawback.
(a)Payments by the Applicable Borrower. All payments to be made by any Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Each payment of principal of and interest on Loans, L/C Obligations and fees hereunder (other than fees payable directly to the L/C Issuer) shall be paid not later than 2:00 P.M. on the date when due, in Dollars and in Federal or other funds immediately available to the Administrative Agent at the account designated by it by notice to the applicable Borrower. Payments received after 2:00 P.M. shall be deemed to have been received on the next Business Day, and any applicable interest or fee shall continue to accrue. The Administrative Agent may, in its sole discretion, distribute such payments to the applicable Lending Offices of the applicable Lenders on the date of receipt thereof, if such payment is received prior to 2:00 P.M.; otherwise the Administrative Agent may, in its sole discretion, distribute such payment to the applicable Lending Offices of the applicable Lenders on the date of receipt thereof or on the immediately succeeding Business Day. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (and such extension of time shall be reflected in computing interest or fees, as the case may be), unless (in the case of Eurodollar Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time.
(b)Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice (which may be by telephone if promptly confirmed in writing) from the applicable Borrower prior to the date on which any payment is due to the applicable Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith, and may, in reliance upon such assumption, distribute to the applicable Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to but excluding the date of payment to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds promptly (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to purchase Participation Interests in the Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder or to fund a Participation Interest shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the date of such Borrowing or fund any such Participation Interest, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date of Borrowing or fund its Participation Interest.
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of Commitment Fees and other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which Loan is made (or converted or continued), and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made (or continued or converted) shall, subject to subsection (a) above, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.15    Increase in Commitments.
(a)Increase in Commitments. Any Borrower may by written notice to the Administrative Agent elect to add one or more incremental term loan facilities hereunder (each, an “Incremental Term Facility”; the commitments thereunder are referred to as “Incremental Term Loan Commitments” and loans pursuant thereto “Incremental Term Loans”) and/or increase the Revolving Commitments (any such increase, an “Incremental Revolving Increase”; the commitments thereunder are referred to as “Incremental Revolving Commitments” and loans pursuant thereto “Incremental Revolving Loans”); the Incremental Term Facilities and the Incremental Revolving Increases are collectively referred to as “Incremental Facilities”); provided that the (1) total aggregate amount for all such Incremental Facilities (assuming, for the purposes of determining each of clauses (A) and (B), in the case of any Incremental Revolving Increase, the full amount thereof is drawn) shall not (as of any date of incurrence thereof) exceed the sum of (A) $450,000,000 and (B) an amount such that, subject to Section 1.03(e), at the time of such incurrence and after giving effect thereto on a pro forma basis the Secured Leverage Ratio (calculated assuming (i) no proceeds of any such Incremental Facility shall be considered Unrestricted Cash and (ii) any amounts incurred under clause (A) concurrently with amounts incurred under clause (B) will not count as Indebtedness for the purposes of calculating the Secured Leverage Ratio in clause (B) at such time) is less than or equal to 3.00 to 1.00 and (2) the total aggregate amount for each Incremental Facility shall not be less than a minimum principal amount of $25,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify (x) the date (each, an “Increase Effective Date”) on which such Borrower proposes that the Incremental Facility shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent and (y) the identity of each Eligible Assignee to whom such Borrower proposes any portion of such Incremental Facility be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Facility may elect or decline, in its sole discretion, to provide such portion of the Incremental Facility. Notwithstanding the foregoing, no such notice shall be required in connection with the Incremental Revolving Increase provided pursuant to Amendment No. 1.
(b)Conditions. The Incremental Facilities shall become effective, as of such Increase Effective Date; provided that:
(i)each of the conditions set forth in Sections 4.02(a) and (b) shall be satisfied;
(ii)subject to Section 1.03(d), no Default or Event of Default shall have occurred and be continuing or would result from the Borrowings to be made on the Increase Effective Date;
(iii)after giving effect to the making of any Loans pursuant to any Incremental Facilities, Parent shall be in compliance with the covenant set forth in Section 7.10 on a pro forma basis in accordance with Section 1.03(c) (and, if applicable, Section 1.03(e)); and
(iv)Parent shall deliver or cause to be delivered a certificate of a Responsible Officer demonstrating compliance with the foregoing conditions and in connection with any such transaction.
(c)Terms of Incremental Facilities. The terms and provisions of the Incremental Facilities shall be as follows:

(i)the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of the existing Term Loans and the maturity date of Incremental Term Loans shall not be earlier than the Term Loan Maturity Date;
(ii)in the case of an Incremental Revolving Increase, the maturity date of such Incremental Revolving Increase shall be the Revolving Termination Date, such Incremental Revolving Increase shall require no scheduled amortization or mandatory commitment reduction (except as provided herein for all Revolving Commitments) and the Incremental Revolving Increase shall be on the exact same terms (other than pricing, as set forth in the Increase Joinder) and pursuant to the exact same documentation applicable to the existing Revolving Commitments (and Revolving Loans);
(iii)the Applicable Margins for the Incremental Loans shall be determined by the applicable Borrower and the Lenders of the Incremental Loans; and
(iv)any Incremental Term Loans, for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term Loans and shall otherwise be on terms and pursuant to documentation as set forth in the Increase Joinder; provided that, to the extent such terms and documentation are not consistent with the existing Term Loans (except to the extent permitted by clause (i) or (ii) above), they shall be reasonably satisfactory to the Administrative Agent. No Incremental Revolving Loan shall mature prior to the Revolving Termination Date.
The Incremental Term Loan Commitments and the Incremental Revolving Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the applicable Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment or Incremental Revolving Commitment, as applicable, in form attached hereto or otherwise in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15. In addition, unless otherwise specifically provided herein or in the Increase Joinder, all references in Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans and unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Revolving Loans and Incremental Revolving Commitments, respectively.
(d)Incremental Revolving Increases. On any Increase Effective Date on which an Incremental Revolving Increase is effective, the participations held by the Revolving Lenders in the L/C Obligations and Swing Line Loans immediately prior to such increase will be reallocated so as to be held by the Revolving Lenders ratably in accordance with their respective Applicable Percentages after giving effect to such Incremental Revolving Increase. If, on the date of an Incremental Revolving Increase, there are any Revolving Loans outstanding, the applicable Borrower shall prepay such Revolving Loans in accordance with this Agreement on the date of effectiveness of such Incremental Revolving Increase (but such Borrower may finance such prepayment with a concurrent borrowing of Revolving Loans from the Revolving Lenders in accordance with their Applicable Percentages after giving effect to such Incremental Revolving Increase).
(e)Making of New Term Loans. On any Increase Effective Date on which an Incremental Term Facility is effective, subject to the satisfaction of the foregoing terms and conditions, each Lender holding Incremental Term Loan Commitments shall make an Incremental Term Loan to the applicable Borrower in an amount equal to its Incremental Term Loan Commitment.

(f)Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty Agreement and security interests created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Loans or any such new Commitments.
Section 2.16    Cash Collateral.
(a)Obligation to Cash Collateralize. Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing under any Letter of Credit and such drawing has resulted in an L/C Disbursement or (ii) if, as of the date that is ten (10) Business Days prior to the Revolving Termination Date, any L/C Obligation for any reason remains outstanding or there are any L/C Borrowings outstanding or there are any outstanding Letters of Credit, or as otherwise required pursuant to Section 2.05, Section 2.09(c), Section 2.17 or Section 8.02, the applicable Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount not less than the Minimum Collateral Amount. At any time that there shall exist a Defaulting Lender, immediately upon the written request of the Administrative Agent or any applicable L/C Issuer or Swing Line Bank (in each case, with a copy to the Administrative Agent), the applicable Borrower shall Cash Collateralize all Fronting Exposure of such L/C Issuer or Swing Line Bank, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount with respect thereto.
(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Collateral Agent. Each Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Collateral Agent, for the benefit of the Collateral Agent, the applicable L/C Issuers and the applicable Lenders (including the applicable Swing Line Lenders), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Collateral Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Collateral Agent as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, or, if applicable, the applicable Fronting Exposure and other obligations secured thereby, the applicable Borrower or the relevant Defaulting Lender will, promptly upon demand by the Collateral Agent, pay or provide to the Collateral Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.05, 2.09(c), 2.17, 8.02 or otherwise in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)) or (ii) the determination by the Collateral Agent that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.17    Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise or received by the Administrative Agent from such Defaulting Lender pursuant to Section 10.08) shall be applied at such time or times as may be determined by the Administrative Agent as follows:
FIRST, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;
SECOND, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable L/C Issuer or Swing Line Lender hereunder;
THIRD, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16;
FOURTH, as the applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;
FIFTH, if so determined by the Administrative Agent and the applicable Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16;
SIXTH, to the payment of any amounts owing to the Lenders, the applicable L/C Issuer or applicable Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the applicable L/C Issuer or applicable

Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
SEVENTH, so long as no Default or Event of Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
EIGHTH, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;
provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. (x) No Defaulting Lender shall be entitled to receive any Commitment Fee payable pursuant to Section 2.11(a) for any period during which such Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) each Defaulting Lender shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.11(b).
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the applicable Borrower shall have otherwise notified the Administrative Agent at such time, such Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the sum of, without duplication, the aggregate Outstanding Amount of the Revolving Loans of any non-Defaulting Lender, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all Swing Line Loans at such time to exceed such Lender’s Revolving Commitment. ~~No~~Subject to Section 10.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, each Swing Line Lender and each L/C Issuer agree in writing that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the applicable Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(c)New Swing Line Loans and Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) no Swing Line Lender shall be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend or amend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.18    Refinancing Amendments.
(a)At any time after the Closing Date, a Borrower may obtain, from any Lender or any Eligible Assignee, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans and Incremental Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) and Incremental Revolving Loans (or unused Incremental Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion and such other changes as are reasonably satisfactory to the Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.18 shall be in an aggregate principal amount that is (x) (A) not less than $25,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (B) an integral multiple of $1,000,000 in excess thereof or (y) such other amount as shall represent a refinancing of a Class of Loans in its entirety. Any Refinancing Amendment may, with the consent of the applicable L/C Issuers and Swing Line Lender, provide for the issuance of Letters of Credit for the account of the applicable Borrower, or the provision to such Borrower of Swing Line Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and each applicable Borrower, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the Revolving Termination Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such Participation Interests shall, upon receipt thereof by the relevant Lenders holding Other Revolving Commitments, be deemed to be Participation Interests in respect of such Other Revolving Commitments and the terms of such Participation Interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.
(b)This Section 2.18 shall supersede any provisions in Section 2.12 or Section 10.01 to the contrary.
Section 2.19    Discounted Prepayments. Notwithstanding anything in any Loan Document to the contrary, Parent or any of its Subsidiaries may prepay the outstanding Term Loans on the following basis:
(a)Parent or any of its Subsidiaries shall have the right to make a voluntary prepayment of any Term Loans at a discount to par (such prepayment, a “Discounted Term Loan Prepayment”) pursuant to an Offer of Specified Discount Prepayment, Solicitation of Discount Range Prepayment Offers or Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.19; provided that (i) Parent shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment, (ii) any Term Loans purchased are immediately cancelled, (iii) Parent or any Subsidiary, as applicable, does not have any material non-public information (“MNPI”) with respect to Parent or any of its Subsidiaries that (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Parent or any of its Subsidiaries) prior to such time and (b) could reasonably be expected to have a material effect upon, or otherwise be material to a Lender’s decision to participate in any Discounted Term Loan Prepayment, and (iv) as of the date Parent or its Subsidiary provides a Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice, no Default or Event of Default shall have occurred and be continuing.
(b)(i) Subject to the proviso to subsection (a) above, Parent or any of its Subsidiaries may from time to time offer to make an Offer of Specified Discount Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (w) any such offer shall be made available, at the sole discretion of Parent or its Subsidiary, to each Term Lender with respect to any Class of Term Loans on an individual Class basis, (x) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (y) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (z) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).
(ii)Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the Class or Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Offer of Specified Discount Prepayment.
(iii)If there is at least one Discount Prepayment Accepting Lender, Parent or its Subsidiary, as applicable, will make prepayment of outstanding Term Loans pursuant to this paragraph (b) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Class of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (ii); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with Parent or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (x) the applicable Borrower or its Subsidiary, as applicable, of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (y) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (z) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount and Class of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to Parent or its Subsidiary, as applicable, and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to Parent or its Subsidiary shall be due and payable by Parent or its Subsidiary, as applicable, on the Discounted Prepayment Effective Date in accordance with subsection (f) below (subject to subsection (j) below).
(c)(i) Subject to the proviso to subsection (a) above, Parent or any of its Subsidiaries may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (w) any such solicitation shall be extended, at the sole discretion of Parent or its Subsidiary, as applicable, to each Term Lender with respect to any Class of Term Loans on an individual Class basis, (x) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by Parent or its Subsidiary (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (y) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (z) each such solicitation by Parent or its Subsidiaries shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(ii)Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with Parent or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (c). Parent or its Subsidiary, as applicable, agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (x) the Discount Range Prepayment Amount and (y) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (iii)) at the Applicable Discount (each such Lender, a “Participating Lender”).
(iii)If there is at least one Participating Lender, Parent or its Subsidiary, as applicable, will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted

Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the applicable Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (w) Parent or its Subsidiary, as applicable, of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (x) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (y) each Participating Lender of the aggregate principal amount and Classes of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to Parent or its Subsidiary, as applicable, and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to Parent or its Subsidiary, as applicable, shall be due and payable by Parent or its Subsidiary, as applicable, on the Discounted Prepayment Effective Date in accordance with subsection (f) below (subject to subsection (j) below).
(d)(i) Subject to the proviso to subsection (a) above, Parent or any of its Subsidiaries may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (w) any such solicitation shall be extended, at the sole discretion of Parent or its Subsidiary, as applicable, to each Term Lender with respect to any Class of Term Loans on an individual Class basis, (x) any such notice shall specify the maximum aggregate principal amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans Parent or its Subsidiary, as applicable, is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (y) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (z) each such solicitation by Parent or its Subsidiary, as applicable, shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(ii)The Auction Agent shall promptly provide Parent or its Subsidiary, as applicable, with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Parent or its Subsidiary, as applicable, shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to Parent or its Subsidiary, as applicable, (the “Acceptable Discount”), if any. If Parent or its Subsidiary, as applicable elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by Parent or its Subsidiary, as applicable, from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (ii) (the “Acceptance Date”), Parent or its Subsidiary, as applicable, shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from Parent or its Subsidiary, as applicable, by the Acceptance Date, Parent or its Subsidiary, as applicable, shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(iii)Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with Parent or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by Parent or its Subsidiary, as applicable, at the Acceptable Discount in accordance with this Section 2.19(d). If Parent or its Subsidiary, as applicable, elects to accept any Acceptable Discount, then Parent or its Subsidiary, as applicable, agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). Parent or its Subsidiary, as applicable, will prepay outstanding Term Loans pursuant to this subsection (d) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with Parent or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (w) Parent or its Subsidiary, as applicable, of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (x) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid to be prepaid at the Applicable Discount on such date, (y) each Qualifying Lender of the aggregate principal amount and the Classes of such Lender to be prepaid at the Acceptable Discount on such date, and (z) if applicable, each Identified Qualifying Lender of the Solicited

Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to Parent or its Subsidiary, as applicable, and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to Parent or its Subsidiary, as applicable, shall be due and payable by Parent or its Subsidiary, as applicable, on the Discounted Prepayment Effective Date in accordance with subsection (f) below (subject to subsection (j) below).
(e)In connection with any Discounted Term Loan Prepayment, Parent and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses by the Borrowers in connection therewith.
(f)If any Term Loan is prepaid in accordance with paragraphs (b) through (d) above, Parent or its Subsidiary, as applicable, shall prepay such Term Loans on the Discounted Prepayment Effective Date. Parent or its Subsidiary, as applicable shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in the applicable currency and in immediately available funds not later than 11:00 A.M. (New York time) on the Discounted Prepayment Effective Date. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.19 shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, Identified Participating Lenders, Qualifying Lenders or Identified Qualifying Lenders, as applicable. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.
(g)To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.19, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by Parent or its Subsidiary, as applicable.
(h)Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.19, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(i)Each of the Borrower and the Term Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.19 by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.19 as well as activities of the Auction Agent.
(j)Parent or its Subsidiary, as applicable, shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan

Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor (A) at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date, as applicable or (B) if, as of such time, any condition set forth in Section 2.19(a) ceases to be met prior to the making of such Discounted Term Loan Prepayment and, in each case, such offer is revoked pursuant to the preceding clauses (A) or (B), any failure by Parent or its Subsidiary, as applicable, to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.19 shall not constitute a Default or Event of Default under Section 8.01 or otherwise.
ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01    Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any Loan Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless otherwise required by law. If any applicable withholding agent shall be required by law to withhold any Taxes from or in respect of any sum payable under any Loan Document to any Lender Party or any Agent, (i) the applicable withholding agent shall make all such deductions, (ii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and (iii) to the extent the deduction is on account of Indemnified Taxes or Other Taxes, the amounts so payable by the applicable Loan Party shall be increased as may be necessary so that, after such withholding agent has made all required deductions of Indemnified Taxes and Other Taxes (including deductions applicable to additional sums payable under this Section 3.01), such Lender Party (or, in the case of any amount received by an Agent for its own account, such Agent) shall have received an amount equal to the sum it would have received had no such deductions been made.
(b)Payment of Other Taxes by each Borrower. Without limiting the provisions of paragraph (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)Evidence of Payments. Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.
(d)Indemnification by each Borrower. Each Borrower shall indemnify each Agent and each Lender Party for and hold them harmless against the full amount of Indemnified Taxes payable in connection with any payments made by or on account of any Loan Party under any Loan Document and Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This indemnification shall be made within 10 days after written demand therefor. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender Party (with a copy to the Administrative Agent), or by an Agent on its own behalf, shall be conclusive absent manifest error.

(e)Treatment of Refunds. If the Administrative Agent or any Lender Party determines, in its reasonable discretion, that it has received a refund (in cash or as an offset against other Taxes otherwise due and payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the applicable Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amount paid, by the Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender Party, attributable to such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Administrative Agent or such Lender Party, agrees to repay the amount paid over to the applicable Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender Party in the event the Administrative Agent or such Lender Party is required to repay such amount to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(f)Status of Lenders.
(i)Each Lender Party that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times prescribed by law or reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the applicable Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Each Lender Party shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in this Section 3.01(f)) obsolete, expired or inaccurate in any material respect, deliver promptly to the applicable Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable Borrower or the Administrative Agent) or promptly notify the applicable Borrower and the Administrative Agent in writing of its inability to do so.
(ii)Without limiting the generality of the foregoing any Lender Party shall, if it is legally eligible to do so (or, with respect to any Loan to any Irish Borrower, if it would be legally eligible to do so if it were to make a Loan to the U.S. Borrower), deliver to the U.S. Borrower and the Administrative Agent on or prior to the date on which such Lender Party becomes a party hereto, two duly completed and executed copies of whichever of the following is applicable:
(A)in the case of a Lender Party that is a United States Person, IRS Form W‑9 certifying that such Lender Party is exempt from U.S. federal backup withholding; and
(B)in the case of a Non-U.S. Lender eligible to claim the benefits of an income tax treaty to which the United States is a party, IRS Form W‑8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(C)in the case of a Non-U.S. Lender eligible to claim an exemption from U.S. federal withholding Taxes for income that is effectively connected with a U.S. trade or business, executed originals of IRS Form W‑8ECI;

(D)in the case of a Non-U.S. Lender eligible to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) IRS Form W‑8BEN or IRS Form W-8BEN-E, as applicable;
(E)to the extent that a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender), IRS Form W‑8IMY of the Non-U.S. Lender, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, IRS Form W-8BEN-E, U.S. Tax Compliance Certificate, IRS Form W‑9, and/or other certification documents from each beneficial owner that would be required under this Section 3.01(f) if such beneficial owner were a Lender, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participant Lender) and one or more beneficial owners are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of such beneficial owners; or
(F)any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Taxes, together with such supplementary documentation as may be prescribed by applicable law to permit the U.S. Borrower or the Administrative Agent to reasonably determine the withholding or deduction required to be made.
(iii)If a payment made to a Lender Party under any Loan Document would be subject to U.S. federal withholding Tax imposed under FATCA if the Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender Party shall deliver to the Administrative Agent and the U.S. Borrower at the time or times prescribed by law, and at such other time or times reasonably requested by the Administrative Agent or the U.S. Borrower, the documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the U.S. Borrower as may be necessary for the Administrative Agent or the U.S. Borrower to comply with its obligations under FATCA and to determine whether the Lender Party has complied with the Lender Party obligations under FATCA, or to determine the amount to deduct and withhold from the payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)Each Lender Party hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender Party to the Administrative Agent pursuant to this Section 3.01(f).
(v)Each Lender Party shall, on or before the date it becomes a party hereto, inform the Lead Borrower whether it is an Irish Qualifying Lender by completing and providing to the Lead Borrower a certificate substantially in the form of Exhibit F-2 (any such certificate, an “Irish Lender Tax Certificate”). Any such Lender shall also promptly notify the Lead Borrower if it subsequently ceases to be an Irish Qualifying Lender or subsequently becomes an Irish Qualifying Lender.
(vi)If a Lender Party with respect to a Loan to an Irish Borrower fails to provide the Lead Borrower with a completed Irish Lender Tax Certificate in accordance with Section 3.01(f)(v) then such Lender shall be treated for purposes of this Agreement as if it was not an Irish Qualifying Lender until such time as it provides the Lead Borrower with a completed Irish Qualifying Lender Certificate.
(vii)Notwithstanding anything to the contrary in any Loan Document (but subject to the proviso in this Section 3.01(f)(vii), no Irish Borrower shall be required to make an increased payment to a Lender Party under this Section 3.01 or any Loan Document for any Tax Deduction imposed under the laws of Ireland from a payment of interest by any Irish Borrower under a Loan Document if (i) on the date on which the payment falls due the payment could have been made to the relevant Lender Party without a Tax Deduction if the Lender Party was an Irish Qualifying Lender but, on that date, the Lender Party is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender Party under a Loan Document in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant tax authority, or (ii) the relevant Lender Party is a Treaty Lender and the applicable Irish Borrower is able to demonstrate that the payment could have been made to the Lender Party without the Tax Deduction had the Treaty Lender complied with its obligations under Section 3.01(f)(ix); provided, however, that (A) if a Lender Party assigns or transfers any of its rights or obligations under the Loan Documents to an assignee Lender Party (or designates a new Lending Office), and at the date of such assignment or transfer (or designation of a new Lending Office) an Irish Borrower would be obliged to make an increased payment to such assignor Lender Party under Section 3.01(a), then such assignee Lender Party shall be entitled to receive increased payments under Section 3.01(a) from such Irish Borrower to the same extent such assignor Lender Party would have been entitled to if the assignment or transfer (or designation of new Lending Office) had not occurred; (B) the applicable Irish Borrower shall be required to make increased payments under Section 3.01(a) to a Lender Party that is an assignee pursuant to a request by the applicable Borrower under Section 3.07, and (C) the applicable Irish Borrower shall be required to make increased payments to a Lender Party under Section 3.01(a) with respect to any Taxes arising as a result of an Irish Borrower failing to comply with its obligations under Section 3.01(f)(ix).
(viii)Upon request from an Irish Borrower, each Lender Party with respect to a Loan to an Irish Borrower shall promptly provide such information as shall be reasonably requested to enable such Irish Borrower to comply with the provisions of sections 891A, 891E, 891F and 891~~E~~G of the TCA (or any regulations made in respect of or in connection with such sections).
(ix)Each Treaty Lender and each applicable Irish Borrower that makes a payment to which that Treaty Lender is entitled shall cooperate in completing any procedural formalities as may be necessary or advisable for such Irish Borrower to obtain authorization to make such payment without any Tax Deduction imposed under the laws of Ireland.
Notwithstanding any other provision of this Section 3.01(f), a Lender Party shall not be required to deliver any form or other documentation that such Lender Party is not legally eligible to deliver.
(g)VAT.
(i)All amounts expressed to be payable under a Finance Document by any party to a Finance Party are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party in connection with a Finance Document, that party shall pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT.
(ii)If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) in connection with a Finance Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier:
(A)where the Supplier is the person required to account to the relevant tax authority for the VAT, the Relevant Party shall also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient shall (where this

Section 3.01(g)(ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient determines relates to the VAT chargeable on that supply; and
(B)where the Recipient is the person required to account to the relevant tax authority for the VAT, the Relevant Party shall promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)Where a Finance Document requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)Any reference in this Section 3.01(g) to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).
(v)In relation to any supply made by a Finance Party to any party under a Finance Document, if requested by such Finance Party, that party shall promptly provide such Finance Party with details of that party's VAT registration (if applicable) and such other information as is requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.
Section 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Adjusted Eurodollar Rate, or to determine or charge interest rates based upon the Adjusted Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the applicable Borrower (through the Administrative Agent), (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurodollar Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
If, in any applicable jurisdiction, the Administrative Agent, the L/C Issuer or any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, the L/C Issuer or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia, such Person shall promptly notify the Administrative Agent, and then, upon the Administrative Agent notifying Parent, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) to the extent required by Law to be repaid, repay that Person’s participation in the Loans or other applicable Finance Obligations on the last day of the Interest Period for each Loan or other Finance Obligation occurring after the Administrative Agent has notified Parent or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
Section 3.03    Inability To Determine Rates. If in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) (i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) (i) of this Section, the Administrative Agent, in consultation with the Lead

Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Lead Borrower written notice thereof.
Section 3.04    Increased Costs and Reduced Return; Capital Adequacy.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder) or any L/C Issuer;
(ii)subject any Lender Party to any Taxes with respect to any Loan Document or any Loan made pursuant to this Agreement (other than Indemnified Taxes and Other Taxes indemnified under Section 3.01, and Excluded Taxes); or
(iii)impose on any Lender (or its Lending Office) or L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or Participation Interest therein or any Letter of Credit or Participation Interest therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Rate Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer, as the case may be, hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the applicable Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender, any of its applicable Lending Offices or its holding company or such L/C Issuer or its holding company, as the case may be, regarding capital and liquidity requirements has or would have the effect of reducing the rate of return on capital for such Lender or its holding company or such L/C Issuer or its holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or its holding company or such L/C Issuer or its holding company, as the case may be, could have achieved but for such Change in Law (taking into consideration such Lender’s or its holding company’s policies or such L/C Issuer’s or its holding company’s policies, as applicable, with respect to capital and liquidity adequacy), then from time to time the applicable Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or its holding company or such L/C Issuer or its holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the applicable Borrower, shall be conclusive absent manifest error. Such Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate promptly (but in any event within ten days) after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.05    Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the applicable Borrower shall promptly (but in any event within ten days) after such demand compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by such Borrower; or (c) any assignment of such Lender’s Eurodollar Rate Loans pursuant to Section 3.07(b) on a day other than the last day of the Interest Period therefor, including, in each case, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; provided that, for the avoidance of doubt, such Borrower shall not be obligated to compensate any Lender under this Section for any loss of anticipated profits in respect of any of the foregoing. For purposes of calculating amounts payable by any Borrower to the Lenders under this Section, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Adjusted Eurodollar Rate (excluding the impact of the proviso set forth in the “Adjusted Eurodollar Rate” definition) for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. Without limiting the foregoing, in connection with each request for compensation by any Lender the applicable Borrower shall also pay such Lender with respect to each affected Eurodollar Rate Loan customary administrative fees requested by such Lender in an amount not to exceed $250 per such Eurodollar Rate Loan. For the avoidance of doubt, no Lender that is a lender under the Existing Credit Agreement shall demand, and such Borrower shall not be obligated to make, any funding loss payments pursuant to this Section 3.05 or Section 3.05 of the Existing Credit Agreement with respect to the repayment of outstanding loans on the Closing Date pursuant to the Existing Credit Agreement.

Section 3.06    Base Rate Loans Substituted for Affected Eurodollar Loans. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Eurodollar Loans has been suspended pursuant to Section 3.02 or (ii) any Lender has demanded compensation under Section 3.04 with respect to its Eurodollar Loans, and in any such case the applicable Borrower shall, by at least five Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 3.06 shall apply to such Lender, then, unless and until such Lender notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Eurodollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders). If such Lender notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Lenders.
Section 3.07    Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of any such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If at any time (i) any Lender requires a Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, (ii) any Lender requests compensation under Section 3.04 or (iii) any Lender gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer shall, as applicable, at the request of such Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, and (B) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. Each Borrower, as applicable, hereby agrees to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If at any time (i) a Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (ii) any Lender requests compensation under Section 3.04, (iii) any Lender gives a notice pursuant to Section 3.02, (iv) any Lender is a Defaulting Lender or (v) any Lender is a Non-Consenting Lender, and, in the case of clause (i), (ii), or (iii), such Lender has declined or is unable to designate a different lending office in accordance with Section 3.07(a), then such Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender (and such Lender shall be obligated) to assign pursuant to Section 10.06(b) (with the processing and recording fee under Section 10.06(b)(iii) to be paid by such Borrower in such instance) all of its rights and obligations under this Agreement and the other Loan Documents to one or more Eligible Assignees; provided that:
(A)(i) neither the Administrative Agent nor any Lender shall have any obligation to find a replacement assignee and (ii) such Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(B)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in outstanding L/C Borrowings and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the applicable assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or such Borrower (in the case of all other amounts);
(C)in the case of any such assignment resulting from payments required to be made pursuant to Section 3.01 or a claim for compensation under Section 3.02 or Section 3.04, such assignment will result in a reduction in such payments or compensation thereafter or, in the case of any such assignment resulting from a notice pursuant to Section 3.02, such assignment will eliminate the need for such notice;
(D)such assignment does not conflict with applicable Law;
(E)if such Borrower elects to exercise such right with respect to any Lender pursuant to clause (i), (ii) or (iii) above, it shall be obligated to remove or replace, as the case may be, all Lenders that have similar requests then outstanding for compensation pursuant to Section 3.04 or 3.01, who have given notice pursuant to Section 3.02 or whose obligation to make Eurodollar Loans has been similarly suspended; and
(F)in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall be deemed to have consented to the applicable amendment, waiver or consent.
In connection with any such assignment resulting from a Lender becoming a Defaulting Lender or a Non-Consenting Lender, if any such Defaulting Lender or Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption pursuant to Section 10.06(b) reflecting such assignment within five Business Days of the date on which the applicable assignee executes and delivers such Assignment and Assumption to such Defaulting Lender or non-Consenting Lender, then such Defaulting Lender or Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of such Defaulting Lender or Non-Consenting Lender, whereupon such assignment shall become effective upon payment to such Lender of all amounts owing to such Lender under clause (B) above (which amounts shall be calculated by the Administrative Agent and shall be conclusive absent manifest error) and compliance with the other applicable requirements pursuant to Section 10.06(b).
Notwithstanding anything in this Section to the contrary, (i) any Revolving Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.07.
A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise (including any action taken by such Lender pursuant to paragraph (a) of this Section), the circumstances entitling the applicable Borrower to replace such Lender cease to apply.

Section 3.08    Survival. All of each Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Senior Credit Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01    Conditions to Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder on the Closing Date was subject to the satisfaction or waiver of the following conditions precedent:
(a)Executed Loan Documents. Receipt by the Administrative Agent (or its counsel) of duly executed counterparts from each party thereto of: (i) this Agreement, (ii) the Notes (to the extent requested), (iii) the Guaranty Agreement and (iv) the U.S. Security Agreement and (v) the Foreign Collateral Documents. Each of the aforementioned documents shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (and in respect of any Loan Party incorporated in Ireland, by the requisite number of Responsible Officers and in accordance with the requirements of each such Loan Party’s Organization Documents), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders.
(b)Organization Documents. After giving effect to the transactions contemplated hereby, the Administrative Agent shall have received: (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization to the extent applicable; (ii) a certificate as to the good standing (or comparable status) of each Loan Party from such Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization, as of a recent date; provided that to the extent a certificate of good standing (or comparable status) is not applicable in the jurisdiction of any Loan Party that is a Foreign Subsidiary, such Loan Party shall provide an Officer’s Certificate in form and substance reasonably satisfactory to the Administrative Agent; (iii) a certificate of the Secretary or Assistant Secretary or other applicable Responsible Officer of each Loan Party dated the Closing Date and certifying (A) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing or comparable status from its jurisdiction of organization furnished pursuant to clause (ii) above (to the extent applicable in the relevant Loan Party’s jurisdiction) and remains in full force and effect; (B) that attached thereto is a true and complete copy of the Organization Documents as in effect on the Closing Date and at all times since the date of the resolutions described in clause (C) below or certifying that such Organization Documents have not been amended since such date, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and are the only resolutions authorizing the execution, delivery and performance of the Loan Documents; and (D) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other applicable Responsible Officer executing the certificate pursuant to clause (iii) above.

(c)Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of Parent on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in Sections 4.01(f) and 4.02(b) and (c).
(d)Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received a favorable written opinion of (i) Cooley LLP, US counsel to the Loan Parties, (ii) A&L Goodbody, Irish counsel to the Loan Parties, (iii) Arthur Cox, Irish counsel to the Administrative Agent, (iv) Conyers, Dill & Pearman Limited, Bermuda counsel to the Loan Parties, (v) Ellul & Co., Gibraltar counsel to the Loan Parties, and (vi) Arendt & Medernach, Luxembourg counsel to the Loan Parties , in each case addressed to the Administrative Agent, Collateral Agent, each Lender and the L/C Issuer, dated the Closing Date, in the form reasonably satisfactory to the Administrative Agent.
(e)Consummation of the Closing Date Refinancing.
Contemporaneously with the initial funding of the Loans hereunder, the Closing Date Refinancing shall have been consummated.
(f)Company Material Adverse Change. Since December 31, 2014, there shall not have occurred any change, event, circumstance or occurrence that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, property, results of operations, or financial condition of Parent and its Subsidiaries, taken as a whole (after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge the same)).
(g)Perfection of Personal Property Security Interests and Pledges; Search Reports. On or prior to the Closing Date, the Collateral Agent shall have received:
(i)a Perfection Certificate executed by each Loan Party;
(ii)appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local Law) authenticated and authorized for filing under the UCC or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents;
(iii)certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, Tax and judgment lien searches or equivalent reports or searches within the United States, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which the U.S. Borrower or any Domestic Guarantor is organized or maintains its principal place of business and such other searches within the United States that are required by the Perfection Certificate or that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens);

(iv)all of the Pledged Collateral, which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent;
(v)satisfactory up to date searches on the Loan Parties incorporated in Ireland and evidence that all acts appearing thereon which the Lenders require to be discharged have been fully discharged to the satisfaction of the Collateral Agent together with satisfactory priority searches in the Property Registration Authority of Ireland in respect of Mortgaged Property located in Ireland (if any); and
(vi)all other filings and recordings of or with respect to the Collateral Documents and of all other actions in each case to the extent required by such Collateral Documents.
(h)Solvency Certificate. On or prior to the Closing Date, Parent shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Responsible Officer or chief accounting officer of Parent, substantially in the form of Exhibit K hereto, setting forth the conclusions that, after giving effect to the Transactions and the consummation of all financings contemplated herein, Parent and its Subsidiaries (on a consolidated basis) are Solvent.
(i)Payment of Fees. All costs, fees and expenses due and payable to the Administrative Agent, the Collateral Agent and the Lenders on or before the Closing Date shall have been paid or, contemporaneously with the funding of the Term Loans, will be paid, to the extent invoiced in reasonable detail at least three Business Days prior to the Closing Date (which amounts may be offset against the proceeds of the Term Loans or using the proceeds of Revolving Loans).
(j)Patriot Act. At least five days prior to the Closing Date, each Loan Party shall have provided the documentation and other information concerning such Loan Party to the Administrative Agent and the Lead Arranger as has been reasonably requested in writing at least 10 days prior to the Closing Date by the Administrative Agent (as requested by any Lender to the Administrative Agent) that the Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
The documents referred to in this Section 4.01 shall be delivered to the Administrative Agent no later than the Closing Date. The certificates and opinions referred to in this Section 4.01 shall be dated the Closing Date.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Promptly after the Closing Date occurs, the Administrative Agent shall notify the Lead Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.
Notwithstanding anything in this Agreement to the contrary it is understood that, to the extent any security interest in the Collateral (other than (1) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement, (2) with respect to the U.S. Borrower and the Domestic Guarantors by intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office or (3) by the delivery of certificates representing the Equity Interests of (x) the U.S. Borrower and its Domestic Subsidiaries and (y) the Irish Borrowers) is not perfected or, with respect to (a) any Mortgages, (b) any Collateral, the pledge of which requires a filing in any Non-U.S. jurisdiction (other than Ireland), and (c) any Foreign Collateral Documents (other than those governed by the laws of Ireland), are not provided on the Closing Date after Parent’s and the Borrowers’ use of commercially reasonable efforts to do so, the perfection or provision of such security interest will not constitute a condition precedent to the availability of the initial Loans and other Credit Extensions on the Closing Date, but the Borrowers and Parent agree to perfect such security interest no later than 90 days after the Closing Date (subject to extension by the Administrative Agent in its reasonable discretion).
Section 4.02    Conditions to All Credit Extensions. The obligation of any Lender to make a Loan on the occasion of any Borrowing (including the initial Credit Extensions on the Closing Date), and the obligation of any L/C Issuer to issue (or renew or extend the term of) any Letter of Credit, is subject to the satisfaction or waiver of the following conditions:
(a)Notice. The applicable Borrower shall have delivered (i) in the case of any Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in, and otherwise as permitted by, Section 2.02, (ii) in the case of any Letter of Credit, to the L/C Issuer, an appropriate Letter of Credit Request duly executed and completed in accordance with the provisions of Section 2.05 and (iii) in the case of any Swing Line Loan, to the Swing Line Lender, a Swing Line Loan Request, duly executed and completed, by the time specified in Section 2.02(b).
(b)Representations and Warranties. The representations and warranties of each Borrower and the other Loan Parties contained in Article V of this Agreement and in any other Loan Document, or which are contained in any Compliance Certificate furnished at any time under or in connection herewith, shall be (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on the basis set forth above as of such earlier date. The representations and warranties contained in subsection (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished after the Closing Date pursuant to subsections (a) and (b), respectively, of Section 6.01. Notwithstanding the foregoing, to the extent the proceeds of any Incremental Facility are to be used to consummate a Limited Condition Acquisition and to the extent agreed to by lenders providing such Incremental Facility, the requirement that the representations and warranties in this Agreement and in any other Loan Documents be true and correct shall be limited to customary “specified representations” to be agreed upon with the lenders providing such Incremental Facility.

(c)No Default. No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.
The delivery of each Notice of Borrowing, Swing Line Loan Request and each request for a Letter of Credit shall constitute a representation and warranty by the Loan Parties of the correctness of the matters specified in subsections (b) and (c) above.
ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Parent and each Borrower represent and warrant to the Administrative Agent and the Lenders that on and as of the Closing Date and after giving effect to the Transactions and the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by Section 4.01 or 4.02:
Section 5.01    Existence, Qualification and Power. Each of Parent and each of its Restricted Subsidiaries (i) is duly organized or formed, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business as presently conducted except to the extent that failure to possess such governmental licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party (x) have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action, and (y) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except in the case of this clause (ii) any such conflict, breach or contravention that would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect or (iii) violate any Law, except in any case for such violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 5.03    Governmental Authorization; Other Consents. Except for filings necessary to perfect the Liens in favor of the Collateral Agent in the Collateral, consents, authorizations, notices, approvals and exemptions that have been obtained prior to or as of the Closing Date or as are scheduled on Schedule 5.03 and consents, authorizations, notices, approvals and exemptions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party.

Section 5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, examinership, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).
Section 5.05    Financial Condition; No Material Adverse Effect.
(a)Historical Financial Statements. Each of the Jazz Financial Statements (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (y) fairly present in all material respects the consolidated financial condition and results of operations of Parent and its Subsidiaries as of the date thereof and for the period to which it relates, except as otherwise expressly noted therein. The unaudited consolidated financial statements of Parent for the quarter ended March 31, 2015 (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (y) fairly present in all material respects the consolidated financial condition and results of operations of Parent and its Subsidiaries as of the date thereof and its results of operations for the period covered thereby, except as otherwise expressly noted therein.
(b)Post-Closing Financial Statements. After the Closing Date, the financial statements of Parent and its Subsidiaries delivered pursuant to Section 6.01(a) have been prepared in accordance with GAAP (except as noted therein) and present fairly in all material respects the financial condition and results of operations and cash flows of Parent and its Subsidiaries as of the dates and for the period to which they relate. After the Closing Date, the unaudited financial statements of Parent and its Subsidiaries delivered pursuant to Section 6.01(b) have been prepared in accordance with GAAP (except as noted therein and for year-end audit adjustments and absence of footnotes) and present fairly in all material respects the financial condition and results of operations and cash flows of Parent and its Subsidiaries as of the dates and for the period to which they relate.
(c)Material Adverse Change. Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.06    Litigation. Except as specifically disclosed in Schedule 5.06, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of Parent, threatened in writing against or affecting Parent or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.
Section 5.07    Ownership of Property, Liens.
(a)Generally. Each Loan Party has good title to, valid leasehold interests in, or license in, all its property material to its business and Mortgaged Property, free and clear of all Liens, except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The property of the Loan Parties, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear and damage by casualty excepted) and (ii) constitutes all the property which is required for the business and operations of the Loan Parties as presently conducted, in each case, to the extent that it would not be reasonably likely to have a Material Adverse Effect.
(b)Real Property. Schedules 7(a) and 7(b) to the Perfection Certificate dated the Closing Date contain a true and complete list as of the Closing Date of each interest in material real property owned by any Loan Party as of the Closing Date. Except as described in Schedule 7(b) thereto (as updated from time to time pursuant to the terms hereof and the other Loan Documents): (i) no Loan Party has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 7(a) and (ii) no Loan Party has any material Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.
(c)No Casualty Event/Flood Insurance. No Loan Party has received any notice of the occurrence of any Casualty Event affecting all or any portion of its property, except for any such Casualty Event as would not reasonably be expected to result in a Material Adverse Effect. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act or otherwise reasonably acceptable to the Administrative Agent has been obtained in accordance with Section 6.05.
Section 5.08    Environmental Matters. Except for any matters which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
(a)Each of Parent and each of its Restricted Subsidiaries and their businesses, operations and property are in compliance with, and they have no liability under, Environmental Law;
(b)Each of Parent and each of its Restricted Subsidiaries has obtained, or has applied in a timely manner for, all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, and all such Environmental Permits are valid and in good standing;
(c)There has been no Release or threatened Release of Hazardous Material on, at, under or from any real property or facility presently or, to the knowledge of Parent and each of its Restricted Subsidiaries, formerly owned, leased or operated by Parent or any of its Restricted Subsidiaries or their predecessors in interest that could reasonably be expected to result in Environmental Liability;
(d)There is no Environmental Liability pending or, to the knowledge of any of Parent or any of its Restricted Subsidiaries, threatened against any of Parent or any of its Restricted Subsidiaries, or relating to any real property or facilities currently or, to the knowledge of each of Parent and each of its Restricted Subsidiaries, formerly owned, leased or operated by Parent or any of its Restricted Subsidiaries or relating to the operations of any of Parent or any of its Restricted Subsidiaries, and there are no actions, activities, circumstances, conditions, or occurrences that could reasonably be expected to form the basis of such Environmental Liability;
(e)Neither Parent nor any of its Restricted Subsidiaries is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and none of them is conducting or financing, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any location; and
(f)No Lien has been recorded or, to the knowledge of any of Parent or any of its Restricted Subsidiaries, threatened under any Environmental Law with respect to any real property or other assets of any of Parent or any of its Restricted Subsidiaries.
Section 5.09    Insurance. Schedule 5.09 sets forth a true, complete and correct description in all material respects of all insurance maintained by Parent and each of its Restricted Subsidiaries on the Closing Date. The properties of Parent and each of its Restricted Subsidiaries are insured with insurance companies that Parent believes are financially sound and reputable that are not Affiliates of Parent, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are prudent in the reasonable business judgment of Parent’s officers.
Section 5.10    Taxes.
(a)Parent and each of its Subsidiaries have each timely filed, or caused to be filed, all federal, state, provincial, local and foreign Tax returns required to be filed, and paid all Taxes owing by it (including in their capacity as a withholding agent), whether or not shown on any such Tax returns, except (a) Taxes the validity or the amount of which are being contested in good faith by appropriate proceedings and for which Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (b) to the extent that the failure to so file or so pay could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. ~~Neither~~Except as specifically disclosed in Schedule 5.10(a), neither Parent nor any of its Subsidiaries knows of any pending investigation, Tax audit or deficiencies of any of Parent or any of its Subsidiaries by any taxing authority or proposed Tax assessments against any of Parent or any of its Subsidiaries that would, individually or in the aggregate, if made, result in a Material Adverse Effect.
(b)Neither Parent nor any of its Subsidiaries has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.
Section 5.11    ERISA; Foreign Pension Plans; Employee Benefit Arrangements.
(a)ERISA.
(i)There are no Unfunded Liabilities in excess of $2,500,000 (A) with respect to Parent or any of its Restricted Subsidiaries and (B) except as would not reasonably be expected to have a Material Adverse Effect, with respect to any ERISA Affiliate; provided that for purposes of this Section 5.11(a)(i)(B) only, Unfunded Liabilities means the amount (if any) by which the projected benefit obligation exceeds the value of the plan’s assets as of its last valuation date using the actuarial assumptions and methods being used by the plan’s actuaries for making such determination.
(ii)Each Plan and Employee Benefit Arrangement, other than a Multiemployer Plan, complies in all respects with the applicable requirements of ERISA and the Code (including pursuant to any applicable correction procedures under applicable Law, as appropriate), and each of Parent and each of its Restricted Subsidiaries complies in all respects with the applicable requirements of ERISA and the Code with respect to all Multiemployer Plans to which it contributes, except, in each case, to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

(iii)Except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.
(iv)Neither Parent nor any of its Restricted Subsidiaries: (A) is or has been within the last six years a party to any Multiemployer Plan; or (B) has completely or partially withdrawn from any Multiemployer Plan.
(v)Neither Parent nor any of its Restricted Subsidiaries has any contingent liability with respect to any postretirement benefit under a Welfare Plan that could reasonably be expected to have a Material Adverse Effect.
(b)Foreign Pension Plans. Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Restricted Subsidiaries has incurred any obligation in an amount that would reasonably be expected to have a Material Adverse Effect in connection with the termination of or withdrawal from any Foreign Pension Plan.
(c)Employee Benefit Arrangements.
(i)All liabilities under the Employee Benefit Arrangements are (A) funded to at least the minimum level required by Law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements, (B) insured with a reputable insurance company, (C) provided for or recognized in the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof or (D) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof, where such failure to fund, insure, provide for, recognize or estimate the liabilities arising under such arrangements could reasonably be expected to have a Material Adverse Effect.
(ii)There are no circumstances which may give rise to a liability in relation to the Employee Benefit Arrangements which are not funded, insured, provided for, recognized or estimated in the manner described in clause (i) above and which could reasonably be expected to have a Material Adverse Effect.
(iii)Each of Parent and each of its Restricted Subsidiaries is in compliance with all applicable Laws, trust documentation and contracts relating to the Employee Benefit Arrangements (including pursuant to any applicable procedures under applicable Law, as appropriate), except as would not reasonably be expected to have a Material Adverse Effect.
Section 5.12    Subsidiaries; Equity Interests. Schedule 5.12 sets forth a complete and accurate list as of the Closing Date of all Subsidiaries of Parent. Schedule 5.12 sets forth as of the Closing Date the jurisdiction of formation of each such Subsidiary, whether each such Subsidiary is a Guarantor, the number of authorized shares of each class of Equity Interests of each such Subsidiary, the number of outstanding shares of each class of Equity Interests, the number and percentage of outstanding shares of each class of Equity Interests of each such Subsidiary owned (directly or indirectly) by any Person and the number and effect, if exercised, of all Equity Equivalents with respect to Equity Interests of each such Subsidiary. All the outstanding Equity Interests of each Restricted Subsidiary of Parent are validly issued, fully paid and non-assessable (to the extent applicable and except as may arise under mandatory, nonwaivable provisions of applicable law) and were not issued in violation of the preemptive rights of any shareholder and, as of the Closing Date, those owned by Parent, directly or indirectly, are free and clear of all Liens (other than those arising under the Collateral Documents). Other than as set forth on Schedule 5.12, as of the Closing Date, no such Restricted Subsidiary has outstanding any Equity Equivalents nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.
Section 5.13    Margin Regulations; Investment Company Act.
(a)Neither Parent nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Exchange Act or Regulation T, U or X.
(b)Neither Parent nor any of its Restricted Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.
Section 5.14    Disclosure. No written report, financial statement, certificate or other information including the Pre-Commitment Information (other than projections, budgets, estimates and other forward looking information or information of a general or industry specific nature), furnished concerning or affecting Parent or any of its Restricted Subsidiaries by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole together with all other written information provided by or on behalf of Parent and any reports filed by Parent with the SEC, contains any material misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. With respect to projections, budgets, estimates and other forward-looking information, Parent and the Borrower represent that such information was prepared in good faith on a basis consistent with the financial statements referred to in Section 5.05(a) and based upon assumptions believed to be reasonable by the preparer thereof at the time made (it being understood and agreed that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Loan Parties make no representation that such projections will in fact be realized).
Section 5.15    Compliance with Law. Each of Parent and each of its Restricted Subsidiaries is in compliance with all requirements of Law (including Environmental Laws) applicable to it or to its properties, except for any such failure to comply which could not reasonably be expected to cause a Material Adverse Effect. To the knowledge of the Loan Parties, neither Parent nor any of its Restricted Subsidiaries nor any of their respective material properties or assets is in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect except as disclosed in Schedule 5.15. As of the Closing Date, except as disclosed in Schedule 5.15, neither Parent nor any of its Restricted Subsidiaries has received any written communication from any Governmental Authority that alleges that any of Parent or any of its Restricted Subsidiaries is not in compliance in any material respect with any Law, except for allegations that have been satisfactorily resolved and are no longer outstanding or which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.16    Intellectual Property. Except as set forth on Schedule 5.16, each of Parent and each of its Restricted Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other rights that are reasonably necessary for the operation of its respective business, without conflict with the rights of any other Person except for those conflicts which could not reasonably be expected to have a Material Adverse Effect.
Section 5.17    Use of Proceeds. The proceeds of (a) the Term Loans and Revolving Loans funded on the Closing Date will be used by Parent or its Subsidiaries on the Closing Date to consummate the Transactions and to pay related costs and expenses, (b) the Revolving Loans and the Swing Line Loans will be used by the applicable Borrower after the Closing Date to provide for ongoing working capital requirements of Parent and its Subsidiaries and for general corporate purposes (including without limitation to effect Permitted Acquisitions and to finance Consolidated Capital Expenditures) and (c) the Letters of Credit will be used by Parent and its Subsidiaries for general corporate purposes. Notwithstanding the foregoing, no Irish Borrower shall use proceeds of Revolving Loans to subscribe for Equity Interests of any Person where such subscription would result in an Irish Borrower or a Subsidiary Guarantor organized under the laws of Ireland providing unlawful financial assistance within the meaning of Section ~~60~~82 of the Irish Companies Act, ~~1963~~2014 unless the procedure set out in Section ~~60(2)~~203 of the Irish Companies Act, ~~1963~~2014 has been complied with prior to such subscription.
Section 5.18    Solvency. On the Closing Date, Parent and its Subsidiaries (on a consolidated basis) are and, after consummation of the Transactions and the financings related thereto, will be Solvent.
Section 5.19    Collateral Documents.
(a)Article 9 Collateral. The U.S. Security Agreement, when executed and delivered, is effective to create in favor of the Collateral Agent, for the benefit of the Finance Parties, a legal, valid and enforceable security interest in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and the Pledged Collateral is delivered to the Collateral Agent, the U.S. Security Agreement shall constitute a fully perfected Lien on all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 9 of the UCC by filing or by possession thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens, and except for (i) certain items of Collateral with respect to which such Lien may be perfected only by possession thereof where the failure of the Collateral Agent to have possession thereof is expressly permitted pursuant to the U.S. Security Agreement and (ii) certain items of Collateral located in or otherwise subject to foreign law where the grant of a Lien or priority and perfection thereof in accordance with the UCC may not be recognized or enforceable.
(b)Intellectual Property. When financing statements in the appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Patent Security Agreement, substantially in the form of Exhibit II to the U.S. Security Agreement, and the Trademark Security Agreement, substantially in the form of Exhibit III to the U.S. Security Agreement, is filed in the United States Patent and Trademark Office and the Copyright Security Agreement, substantially in the form of Exhibit IV to the U.S. Security Agreement, is filed in the United States Copyright Office, then, to the extent that Liens may be perfected by such filings, the U.S. Security Agreement shall constitute a fully perfected Lien on all right, title and interest of the grantors thereunder in the United States patents, trademarks, copyrights, licenses and other intellectual property rights covered in such agreements, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be

necessary to perfect a lien on U.S. issued patents, patent applications, registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date).
(c)Status of Liens. Subject to the filing by the Collateral Agent of continuation statements to the extent required by the UCC, maintaining of possession of Pledged Collateral to the extent required by the Collateral Documents and to the qualifications and limitations set forth in clauses (a) and (b) above and such other qualifications and limitations as are expressly set forth in the Loan Documents (including without limitation pursuant to the Agreed Security Principles), the Collateral Documents are sufficient to create valid and continuing liens of record and first priority perfected security interests in all the Collateral referred to therein, except (i) as priority may be affected by Permitted Liens or as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents and (ii) for certain items of Collateral located in or otherwise subject to foreign law where the grant of a Lien or priority and perfection thereof in accordance with the UCC may not be recognized or enforceable.
(d)Mortgages. Each Mortgage, when executed and delivered, is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Finance Parties, legal, valid and enforceable first priority Liens on all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 6.09, the Mortgages shall constitute fully perfected Liens on all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens.
(e)Foreign Collateral Documents.
(i)The Irish Debenture, when executed and delivered, is effective to create in favor of the Collateral Agent, for the benefit of the Finance Parties, a legal, valid and enforceable (A) first priority security interest in the case of assets of each Loan Party incorporated in Ireland, located in Ireland which are charged by fixed charge (if any), including the shares held by Parent in the Lead Borrower; and (B) first priority security interest in the case of assets of each Loan Party incorporated in Ireland located in Ireland which are charged by floating charge (if any) subject only to any claims which may rank ahead pursuant to Section 554 of the Companies Act 2014, Section 621 of the Companies Act 2014 and, subject to the filing of details of the Irish Debenture in the Irish Companies Office in accordance with Section 409 of the Companies Act 2014, a fully perfected security interest in those assets.
(ii)The Irish Security Documents (other than the Irish Debenture), when executed and delivered, are each effective to create in favour of the Collateral Agent, for the benefit of the Finance Parties, a legal, valid and enforceable (A) first priority security interest in the case of the shares held by Jazz Financing S.à r.l. in Jazz Financing II which are charged by fixed charge; (B) first priority security interest in the case of the shares held by Jazz Financing S.à r.l. in Jazz Financing II and which are charged by floating charge subject only to any claims which may rank ahead pursuant to Section 554 of the Companies Act 2014, Section 621 of the Companies Act 2014 a fully perfected security interest in those assets, (C) first priority security interest in the case of the shares held by Jazz Investments II Limited in each of Jazz Financing I Limited and Jazz Capital Limited which are charged by fixed charge; (D) first priority security interest in the case of the shares held by Parent in the Lead Borrower and which are charged by floating charge subject only to any claims which may rank ahead pursuant to Section 554 of the Companies Act 2014, Section 621 of the Companies Act 2014 a fully perfected security interest in those assets; (E) first priority security interest in the case of the shares held by Parent in Jazz Ireland which are charged by fixed charge; and (D) first priority security interest in the case of the shares held by Parent in Jazz Ireland and which are charged by floating charge subject only to any claims which may rank ahead pursuant to Section 554 of the Companies Act 2014, Section 621 of the Companies Act 2014 a fully perfected security interest in those assets.
(iii)The Bermuda Share Charges when executed by Parent and Jazz Ireland, as applicable, are effective to create in favor of the Collateral Agent, for the benefit of the Finance Parties, a valid, legal and enforceable security interest in the shares of the relevant Foreign Subsidiaries covered thereby and upon filing of the Bermuda Share Charge in the office of the Registrar of Companies in Bermuda will ensure that the registered security interests will have priority in Bermuda over any unregistered charges and over any subsequently registered charges, in respect of the assets which are the subject of the Bermuda Share Charges.
(iv)The Gibraltar Share Charge when executed and presented to the Gibraltar Registrar of Companies, for registration against EUSA Pharma International Limited, by Parent and Jazz Pharmaceuticals Holdings Inc. is effective to create in favor of the Collateral Agent, for the benefit of the Finance Parties, a valid, legal and enforceable security interest in the shares of EUSA Pharma International Limited.
(v)The Luxembourg Share Pledge Agreements are each effective to create in favour of the Collateral Agent, for the benefit of the Finance Parties, a legally valid and enforceable first ranking security interest (gage de premier rang) when executed and delivered by the parties thereto, including in the case of (i) the Jazz Financing Lux Share Pledge Agreement, Jazz Financing Lux S.à r.l. and (ii) the EUSA Pharma (Luxembourg) Share Pledge Agreement, EUSA Pharma (Luxembourg) S.à r.l., and when duly registered in the register of shareholders of Jazz Financing Lux S.à r.l. and EUSA Pharma (Luxembourg) S.à r.l., as the case may be.
(vi)The Luxembourg Account Pledge Agreements are each effective to create in favour of the Collateral Agent, for the benefit of the Finance Parties, a legally valid and enforceable first ranking security interest (gage de premier rang) when executed and delivered by the parties thereto and, in order to be binding against the Account Bank (as defined in the relevant Luxembourg Account Pledge Agreement), when the relevant Luxembourg Account Pledge Agreement is notified to, and accepted by, the Account Bank in accordance with article 5.(4) of the Luxembourg act dated August 5, 2005 on financial collateral arrangements, as amended.
(vii)The French Share Charge when executed by EUSA Pharma (Luxembourg) S.à r.l. is effective to create in favor of the Collateral Agent, for the benefit of the Finance Parties, a valid, legal and enforceable security interest in the shares of EUSA Pharma Holdings SAS covered thereby.
Section 5.20    Senior Indebtedness. The Senior Credit Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Subordinated Indebtedness.
Section 5.21    Anti-Money Laundering and Economic Sanctions Laws.
(a)Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party nor any of its Subsidiaries and, to the knowledge of Parent, none of the respective officers, directors or agents of such Loan Party or Subsidiary, with respect to the business of such Loan Party or its Subsidiary, has violated or is in violation of any applicable Anti-Money Laundering Laws.

(b)No Loan Party nor any of its Subsidiaries nor any director, officer, employee, agent, Affiliate or representative of such Loan Party or Subsidiary is a Person that is, or is owned or controlled by any Person that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction (an “Embargoed Person”).
(c)The Borrowers will not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available proceeds of the Loans or any Letter of Credit to any subsidiary, joint venture partner or other Person, to fund any unlicensed or unauthorized activities of or business with any Person, or in a Designated Jurisdiction, or in any other manner that will result in a violation of Sanctions by Parent, any of Parent’s Subsidiaries, any Agent, any Lender, the Lead Arranger or the Joint Bookrunners.
(d)Except to the extent conducted in accordance with applicable Law, no Loan Party, nor any of its Subsidiaries and, to the knowledge of Parent, none of the respective officers, directors, brokers or agents of such Loan Party or Subsidiary acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.
(e)To each Borrower’s knowledge, within the past five years, each of the Loan Parties and its Subsidiaries is in compliance in all material respects with and has not committed any material violation of applicable law or regulation, permit, order or other decision or requirement having the force or effect of law or regulation of any governmental entity concerning the importation of products, the exportation or re-exportation of products (including technology and services), the terms and conduct of international transactions and the making or receiving of international payments, including, as applicable, the Tariff Act of 1930, as amended, and other laws, regulations and programs administered or enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979, as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, as amended, the Trading With the Enemy Act, as amended, the Arms Export Control Act, as amended, the International Traffic in Arms Regulations, Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities, the embargoes and restrictions administered by OFAC, the anti-boycott laws administered by the U.S. Department of Commerce and the anti-boycott laws administered by the U.S. Department of the Treasury.
Section 5.22    Anti-Corruption Laws. None of Parent, any Borrower and their Subsidiaries or, to the knowledge of Parent, any Borrower or any Subsidiary, any director, officer, agent, employee or Affiliate of such Loan Party or Subsidiary, is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act 2010 (to the extent applicable) or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in violation of the FCPA or any other applicable anti-corruption laws. Parent, each Borrower, and its Subsidiaries and to the knowledge of Parent, each Borrower and its Subsidiaries, their respective Affiliates, have conducted their businesses in compliance, in all material respects, with the FCPA, the UK Bribery Act 2010 (to the extent applicable), and other applicable similar anti-corruption laws (collectively, the “Anti-Corruption Laws”) and have instituted and maintained and will maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. The Borrowers will not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available proceeds of the Loans or any Letter of Credit in any manner that will result in a violation of Anti-Corruption Laws by Parent, any of Parent’s Subsidiaries, any Agent, any Lender, the Lead Arranger or the Joint Bookrunners.
Section 5.23    No Default. Neither Parent nor any Subsidiary thereof is in default under or with respect to any Material Indebtedness that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.24    Labor Relations. There are no grievances, disputes or controversies with any union or other organization of Parent’s or any Subsidiary’s employees, or, to Parent’s knowledge, any threatened strikes, work stoppages or demands for collective bargaining, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.25    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE VI.

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, each of Parent and each Borrower covenant and agree with the Lenders that:
Section 6.01    Financial Statements and Other Information. Parent will furnish to the Administrative Agent, on behalf of each Lender:
(a)within ninety (90) days after the end of each fiscal year of Parent, an audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for Parent and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, with such audited balance sheet and related consolidated financial statements reported on by KPMG or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Parent, commencing with the quarter ending June 30, 2015, a condensed consolidated balance sheet and related statements of income or operations and cash flows for Parent and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate of a Financial Officer of Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) solely with respect to the Compliance Certificate delivered with the financial statements delivered under clause (a) above, setting forth reasonably detailed calculations of the Available Amount and (iii) demonstrating compliance with Section 7.10;
(d)concurrently with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
(e)concurrently with the delivery of the certificate of a Financial Officer of Parent under clause (c) above, supplements to the exhibits to the Perfection Certificate specifying any changes to such exhibits since the previous updating required hereby (provided that if there have been no changes to any such exhibits since the previous updating required thereby, Parent shall indicate that there has been “no change” to the applicable exhibits);
(f)within sixty (60) days after the end of each fiscal year of Parent, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement (or statement of operations) and cash flow statement) of Parent for each quarter of the fiscal year then in progress as customarily prepared by management of Parent for its internal use;
(g)upon the request by the Administrative Agent, within 120 days after the end of each fiscal year of Parent, attend a conference call arranged by the Administrative Agent with all Lenders who choose to attend such call, during which call Parent shall review the financial results of the previous fiscal year, the financial condition of Parent and its Subsidiaries and the budgets presented for the current fiscal year of Parent and its Subsidiaries;
(h)promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of Parent or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as may be reasonably requested by the Administrative Agent or by any Lender through the Administrative Agent; and
(i)promptly upon an ERISA Event or upon request by the Administrative Agent, the most recently prepared actuarial reports in relation to the Employee Benefit Arrangements for the time being operated by Parent or any of its Restricted Subsidiaries which are prepared in order to comply with the then current statutory or auditing requirements within the relevant jurisdiction. Promptly upon request by the Administrative Agent, the Lead Borrower shall also furnish the Administrative Agent and the Lenders with such additional information concerning any Plan, Foreign Pension Plan or Employee Benefit Arrangement as may be reasonably requested, including, but not limited to, with respect to any Plans, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).
Section 6.02    Notices of Material Events. Parent will, upon knowledge thereof by a Responsible Officer, furnish to the Administrative Agent prompt written notice of the following:
(a)the occurrence of any Default;
(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any ERISA Event or similar event with respect to a Foreign Pension Plan that, alone or together with any other ERISA Events or similar events with respect to Foreign Pension Plans that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
(d)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Section 6.03    Existence; Conduct of Business. Parent will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; except in each case to the extent (other than with respect to the preservation of the existence of Parent and each Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.
Section 6.04    Payment of Obligations. Parent will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 6.05    Maintenance of Properties; Insurance. Parent will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business, including the Mortgaged Property, in good working order and condition, ordinary wear and tear excepted, except if the failure to so keep and maintain would not reasonably be expected to have a Material Adverse Effect and (b) maintain with carriers that Parent believes are financially sound and reputable (i) insurance in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are prudent in the reasonable business judgment of Parent’s officers and (ii) all insurance required pursuant to the Mortgages, provided that, notwithstanding the foregoing, in no event shall the Parent or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice (it being understood that if any Mortgaged Property is in a flood hazard area, such evidence of flood insurance shall be in such amounts and in such form as reasonably acceptable to the Administrative Agent and otherwise comply with applicable Flood Laws). Each such policy of insurance shall as appropriate, (i) name the Collateral Agent as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a mortgagee/loss payable clause or endorsement that names the Collateral Agent as the mortgagee/loss payee thereunder.
Section 6.06    Books and Records; Inspection Rights. Parent will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. Parent will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (pursuant to a request made through the Administrative Agent), at reasonable times upon reasonable prior notice (but not more than once annually if no Event of Default shall exist), to visit and inspect its properties, to examine and make extracts from its books and records, including examination of its environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and to consent to such discussions with its independent accountants, all at such reasonable times and as often as reasonably requested. Parent acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to Parent and its Restricted Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.
Section 6.07    Compliance with Laws. Parent will, and will cause each of its Subsidiaries to comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 6.08    Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 5.17. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.
Section 6.09    Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.
(a)Within the time periods specified in the last paragraph of this Section 6.09, after (i) any Person becomes a Restricted Subsidiary that is not an Excluded Subsidiary or (ii) any Excluded Subsidiary that is not an Unrestricted Subsidiary ceases to be an Excluded Subsidiary (each, a “New Loan Party”) (including, in each case, for the avoidance of doubt, a Restricted Subsidiary that is no longer an Excluded Subsidiary, including as a result of any Permitted Reorganization), in each case, Parent shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such New Loan Party and shall cause each such New Loan Party to deliver to the Administrative Agent (x) a guaranty or a joinder to the Guaranty Agreement in form and substance satisfactory to the Administrative Agent, guaranteeing the Finance Parties’ obligations under the Finance Documents and (y) a joinder to all applicable Collateral Documents then in existence or, in the case of a Foreign Subsidiary organized in a jurisdiction with respect to which no Collateral Documents have been delivered prior to such time, new Collateral Documents substantially comparable to the Collateral Documents for other Foreign Subsidiaries (and consistent with customary collateral documents in such jurisdiction but, for the avoidance of doubt, with terms no more restrictive, when taken as a whole, than the other Collateral Documents applicable to Guarantors and without additional commercial obligations, representations, undertakings or indemnities materially broader than those contained in the Loan Documents entered into on the Closing Date unless required for the creation, perfection or effective enforcement of security), in each case as specified by, and in form and substance reasonably satisfactory to, the Administrative Agent, securing payment of all the Finance Obligations of such Subsidiary under the Finance Documents to be accompanied by appropriate corporate resolutions, other corporate documentation and customary legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel; provided, however, that any such foreign guarantees and foreign security will be limited or not required as, and to the extent, set forth in the Agreed Security Principles.
(b)Subject to Section 6.09(e) and the Agreed Security Principles, Parent will cause, and will cause each other Loan Party to cause, all of its owned property (whether real, personal, tangible, intangible, or mixed but excluding Excluded Assets) to be subject at all times to perfected Liens in favor of the Collateral Agent for the benefit of the Finance Parties to secure the Finance Obligations in accordance with the terms and conditions of the Collateral Documents on a first priority basis, subject to no other Liens other than Permitted Liens. Without limiting the generality of the foregoing, but subject to Section 6.09(e) and the Agreed Security Principles, Parent (i) will cause 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by Parent or any other Loan Party (other than Excluded Assets) to be subject at all times to a perfected Lien on a first priority basis, subject to Permitted Liens, in favor of the Administrative Agent to secure the Finance Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request and (ii) will, and will cause each other Loan Party to, deliver Mortgages with respect to each Mortgaged Property, together with Mortgage Instruments; provided that with respect to jurisdictions that impose mortgage recording taxes, the applicable Mortgage and Mortgage Instruments and any other Collateral Documents shall not secure indebtedness in an amount exceeding 105% of the fair market value of the applicable Mortgaged Property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to the Administrative Agent.
(c)Without limiting the foregoing, but in any event subject to the Agreed Security Principles, Parent will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of Parent.
(d)If any assets (including any real property or improvements thereto or any interest therein) with an aggregate fair market value greater than or equal to $10,000,000 are acquired by a Loan Party after the Closing Date (other than Excluded Assets and assets constituting Collateral under the Collateral Documents that become subject to the Lien in favor of the Collateral Agent upon acquisition thereof), Parent will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, Parent will cause such assets to be subjected to a Lien securing the Finance Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of Parent and in each case, subject to the Agreed Security Principles; provided that, with respect to real property and Equity Interests, such actions will be limited to those specified in paragraph (b) of this Section.
(e)Notwithstanding anything to the contrary set forth herein, (i) no action shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement, (ii) control agreements and perfection by “control” (other than in respect of certificated

Collateral) shall not be required with respect to any Collateral, (iii) there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters, (iv) no actions outside any Covered Jurisdictions (or France, solely with respect to the Equity Interests of Material Restricted Subsidiaries organized in France) shall be required in order to create any security interests in assets located or titled outside of the Covered Jurisdictions (or France, solely with respect to the Equity Interests of Material Restricted Subsidiaries organized in France) or to perfect any security interests in such assets, including any intellectual property registered in any jurisdiction (other than the Covered Jurisdictions and, with respect to U.S. trademark registrations or application filed under 15 U.S.C. Section 1141, WIPO) (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction other than a Covered Jurisdiction; provided, however, that no actions in any jurisdiction outside a Loan Party’s jurisdiction of organization shall be required in order to create or perfect any security interests in (x) the Equity Interests held by such Loan Party of any Person that is not a Material Restricted Subsidiary or (y) assets of such Loan Party with a fair market value less than $10,000,000 located outside such Person’s jurisdiction of organization; (v) except as specified in paragraph (b) above with respect to Mortgages, no filings in respect of any Lien shall be required in any jurisdiction that impose recording fees based on the aggregate principal amount of indebtedness secured or the value of the Collateral subject to such Liens and (vi) no actions in any jurisdiction outside the United States shall be required where the cost of obtaining or perfecting a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby (taking into account any documentation in any Covered Jurisdiction related thereto) as reasonably determined by the Administrative Agent in writing (in consultation with the Lead Borrower).
Notwithstanding the foregoing, (i) any deliverables delivered pursuant to this Section 6.09 as of the Closing Date shall be subject to the last paragraph of Section 4.01, (ii) with respect to any real property acquired after the Closing Date, the Loan Parties shall have ninety (90) days after the delivery of a Perfection Certificate (or supplements to the exhibits thereto) disclosing the acquisition of the applicable real property (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto) to take the actions required by this Section, and (iii) with respect to any other property or assets acquired after the Closing Date or with respect to any New Loan Party, the Loan Parties shall have forty-five (45) days, or ninety (90) days in the case of the Equity Interests, property or assets of, or actions required to be taken by, any Foreign Subsidiary, after the delivery of a Perfection Certificate (or supplements to the exhibits thereto) disclosing the acquisition thereof or reflecting that such Person has become a New Loan Party (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto) to take the actions required by this Section.
Section 6.10    Designation of Subsidiaries. Parent may, at any time from and after the Closing Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, Parent shall be in compliance with the covenant set forth in Section 7.10 on a pro forma basis in accordance with Section 1.03(c) (and as a condition precedent to the effectiveness of any such designation, Parent shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance) and (iii) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, such Restricted Subsidiary, together with all other Unrestricted Subsidiaries as of such date of designation, must not have contributed greater than 10% of Parent’s Consolidated EBITDA (calculated inclusive of all Unrestricted Subsidiaries) for the most recent Test Period then ended. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein

(as determined in good faith by Parent). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Notwithstanding the foregoing, no Borrower nor any direct or indirect parent company of any Borrower shall be permitted to be an Unrestricted Subsidiary.
Section 6.11    [Reserved].
Section 6.12    Compliance with Environmental Laws. Each of the Loan Parties and Restricted Subsidiaries will comply, and use commercially reasonable efforts to cause all lessees and other Persons occupying real property of any Loan Party to comply, with all Environmental Laws and Environmental Permits applicable to its operations, real property and facilities; obtain and renew all material Environmental Permits applicable to its operations, real property and facilities; and conduct all investigations, response and other corrective actions to address the Release or threat of Release of Hazardous Materials to the extent required by, and in accordance with, Environmental Laws, except in each case for any such failure which would not be reasonably expected to have a Material Adverse Effect; provided that no Loan Party or Restricted Subsidiary shall be required to undertake any such action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
Section 6.13    Post-Closing Collateral Matters. The Loan Parties shall execute and deliver the documents and complete the tasks set forth on Schedule 6.13, in each case within the time limits specified on such schedule subject to the extension by the Administrative Agent in its sole discretion.
ARTICLE VII.

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all L/C Disbursements shall have been reimbursed, Parent and each Borrower covenant and agree with the Lenders that:
Section 7.01    Indebtedness. Parent will not, and will not permit any Restricted
Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)the Finance Obligations;
(b)Indebtedness existing on the ~~date hereof~~Closing Date and set forth in Schedule 7.01 and any Permitted Refinancing Indebtedness in respect thereof;
(c)Indebtedness of Parent to any Subsidiary and of any Restricted Subsidiary to Parent or any other Subsidiary; provided that Indebtedness of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to, and shall comply with, clause (ii) of the proviso set forth in Section 7.04(d);

(d)(i). Guarantees by the U.S. Borrower of the USAO Settlement Obligations and (ii) Guarantees by Parent or any Restricted Subsidiary of Indebtedness or other obligations of Parent or any Subsidiary; provided that, in the case of clause (ii), the aggregate amount of Indebtedness and other payment obligations (other than in respect of any overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or in connection with any automated clearing-house transfer of funds) of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be permitted under Section 7.04(d), (u) or (w);
(e)Indebtedness of Parent or any Restricted Subsidiary incurred to finance the acquisition, construction, repair or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness (but not any Permitted Refinancing Indebtedness in respect thereof) is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed, on a pro forma basis determined in accordance with Section 1.03(c) (and, if applicable, Section 1.03(e)), immediately after giving effect to the issuance or incurrence of such Indebtedness the greater of (x) $25,000,000 and (y) 10% of Consolidated EBITDA for the most recently completed Test Period, at any time outstanding;
(f)Indebtedness of Parent or any Restricted Subsidiary as an account party in respect of trade letters of credit;
(g)Indebtedness owed in respect of any services covered by Secured Cash Management Agreements and any other Indebtedness in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other payment processing services;
(h)Indebtedness under bid bonds, performance bonds, surety bonds and similar obligations, in each case, incurred by Parent or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations;
(i)Indebtedness of Parent or any Restricted Subsidiary in respect of Swap Agreements entered into (i) to hedge or mitigate risks to which Parent or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of Parent or any of its Restricted Subsidiaries) or (ii) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Parent or any Restricted Subsidiary;
(j)Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit, in an aggregate principal amount not to exceed, on a pro forma basis in accordance with Section 1.03(c) (and, if applicable, Section 1.03(e)), immediately after giving effect to the issuance or incurrence of such Indebtedness the greater of (x) $25,000,000 and (y) 10% of Consolidated EBITDA for the most recently completed Test Period, at any time outstanding;

(k)Guarantees of Indebtedness of directors, officers, employees, agents and advisors of Parent or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes, if the aggregate amount of Indebtedness so Guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such Guarantees and the amount of loans and advances then outstanding under Section 7.04(t), shall not at any time exceed $10,000,000;
(l)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of Parent or any of its Restricted Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions, other Investments or acquisitions permitted hereunder or permitted Dispositions;
(m)Indebtedness representing installment insurance premiums owing in the ordinary course of business;
(n)Indebtedness representing deferred compensation, severance, pension, and health and welfare retirement benefits or the equivalent to current and former employees of Parent and its Restricted Subsidiaries incurred in the ordinary course of business or existing on the Closing Date;
(o)unsecured Indebtedness arising out of judgments not constituting an Event of Default;
(p)Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the ~~date hereof~~Closing Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition, and any refinancing, renewal, extension or replacement in respect thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) neither Parent nor any Restricted Subsidiary (other than such Person and its Subsidiaries or the Restricted Subsidiary with which such Person is merged or consolidated or that so assumes such Person’s Indebtedness and the Subsidiaries of such Person thereby acquired) shall Guarantee or otherwise become liable for the payment of such Indebtedness;
(q)Permitted Indebtedness;
(r)other Indebtedness of Parent and its Restricted Subsidiaries in an aggregate outstanding principal amount not in excess of $250,000,000;
(s)(i) Permitted External Credit Agreement Refinancing Indebtedness, and (ii) any Permitted Refinancing Indebtedness in respect thereof; and
(i)Indebtedness in the form of an ~~intercompany note~~Intercompany Note issued in connection with a Permitted Acquisition involving a tender offer followed by a short form merger (i.e. a statutory short form merger that requires no further approvals to consummate); provided that (i) such short form merger is consummated within five Business Days of the incurrence of such Indebtedness and (ii) not later than three Business Days after consummation of the related short form merger, such Indebtedness (x) is extinguished or retired or (y) otherwise becomes a permitted Investment.
The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of Parent dated such date prepared in accordance with GAAP.
Section 7.02    Liens. Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it (other than Unrestricted Margin Stock), except the following (collectively, “Permitted Liens”):
(a)Liens created pursuant to any Loan Document;
(b)Permitted Encumbrances;
(c)any Lien on any property or asset of Parent or any Restricted Subsidiary existing on the ~~date hereof~~Closing Date and set forth in Schedule 7.02 and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of Parent or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such property or asset and (ii) such Lien shall secure only those obligations which it secures on the ~~date hereof~~Closing Date and any Permitted Refinancing Indebtedness thereof (other than as permitted by Section 7.01);
(d)any Lien existing on any property or asset prior to the acquisition thereof by Parent or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the ~~date hereof~~Closing Date prior to the time such Person becomes a Restricted Subsidiary (or such merger or consolidation occurs) and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), as the case may be, (ii) such Lien shall not apply to any other property or assets of any Borrower or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), as the case may be, and any refinancing, extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof (other than as permitted by Section 7.01);
(e)Liens on fixed or capital assets acquired, constructed or improved by Parent or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 7.01 and obligations relating thereto not constituting Indebtedness in respect thereof and (ii) such Liens shall not apply to any other property or assets of Parent or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such property or assets; provided further that in the event Indebtedness under Section 7.01(e) is owed to any Person with respect to financing under a single credit facility of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person under such credit facility;
(f)(i) Dispositions of assets not prohibited by Section 7.03 and in connection therewith, customary rights and restrictions contained in agreements relating to such Dispositions pending the completion thereof, or in the case of a license, during the term thereof and (ii) any option or other agreement to Dispose any asset not prohibited by Section 7.03;
(g)in the case of (A) any Subsidiary that is not a Wholly Owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organization Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(h)any interest or title of a lessor under any lease or sublease entered into by Parent or any Restricted Subsidiary in the ordinary course of its business and other statutory and common law landlords’ liens under leases;
(i)any interest or title of a licensor under any license or sublicense entered into by Parent or any Restricted Subsidiary as a licensee or sublicensee (A) existing on the ~~date hereof~~Closing Date or (B) in the ordinary course of its business;
(j)licenses, sublicenses, leases or subleases granted to other Persons permitted under Section 7.03;
(k)Liens on earnest money deposits of cash or cash equivalents made, or escrow or similar arrangements entered into, in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 7.04 or other acquisitions not prohibited hereunder;
(l)Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;
(m)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any Restricted Subsidiary in the ordinary course of business;
(n)Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;
(o)Liens on the assets and equity interests of non-Guarantor Foreign Subsidiaries that secure only Indebtedness or other obligations of such non-Guarantor Foreign Subsidiaries permitted hereunder;
(p)Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by Section 7.01(m);

(q)Liens (i) of a collection bank arising under Section 4-208 of the UCC (or other applicable Law) on the items in the course of collection, and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(r)Liens in favor of any Borrower or any Guarantor securing Indebtedness permitted under Section 7.01(c);
(s)Liens on the Collateral securing Indebtedness permitted pursuant to Section 7.01(s); provided that such Liens shall either be (i) pari passu with the Liens on the Collateral securing the Senior Credit Obligations on the terms set forth in a First Lien Intercreditor Agreement or (ii) junior to the Liens on the Collateral securing the Finance Obligations on the terms set forth in a Second Lien Intercreditor Agreement;
(t)Liens securing Indebtedness permitted by Section 7.01(t), solely to the extent required by applicable Law; and
(u)Liens on assets of Parent and its Restricted Subsidiaries not otherwise permitted above so long as the aggregate amount of obligations subject to such Liens does not immediately after giving effect to the incurrence of such obligations exceed the greater of (x) $30,000,000 and (y) 10% of Consolidated EBITDA for the most recently completed Test Period.
In addition to the foregoing, Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on or over the Equity Interests of Jazz Pharmaceuticals Italy S.p.A or any of its successors (or any Italian parent company of Gentium), except for Permitted Encumbrances; provided that the additional limitation described in this paragraph shall cease to be effective upon the earlier of (i) the date on which Jazz Pharmaceuticals Italy S.p.A or such successor ceases to constitute a Material Restricted Subsidiary or (ii) the date on which such Equity Interests are pledged pursuant to Italian Collateral Documents.
Section 7.03    Fundamental Changes and Asset Sales.
(a)Parent will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease, Exclusively License or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (other than Unrestricted Margin Stock) (including pursuant to a Sale/Leaseback Transaction), or any of the Equity Interests (other than Unrestricted Margin Stock) of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that:
(i)any Person may merge into or consolidate with a Borrower or Parent in a transaction in which such Borrower or Parent, as applicable, is the surviving corporation;
(ii)any Person (other than Parent and each Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is such Restricted Subsidiary (provided that any such merger, consolidation or liquidation involving a Subsidiary Guarantor must result in the surviving entity becoming a Subsidiary Guarantor);
(iii)any Restricted Subsidiary (other than a Borrower) may merge into or consolidate with any Person in a transaction permitted under clauses (xiv), (xv) and (xvii) hereunder in which the surviving entity is not a Subsidiary;

(iv)any Restricted Subsidiary (other than a Borrower) may Dispose of any or all of its assets (upon voluntary liquidation, dissolution or otherwise) to Parent or any other Loan Party;
(v)any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve if Parent determines in good faith that such liquidation or dissolution is in the best interests of Parent and is not materially disadvantageous to the Lenders;
(vi)sales, transfers and other Dispositions of inventory, used, worn out, obsolete or surplus property, cash and Permitted Investments in the ordinary course of business and the assignment, cancellation, abandonment or other Disposition of intellectual property that is, in the reasonable judgment of Parent, no longer economically practicable to maintain or useful in the conduct of the business of Parent and the Restricted Subsidiaries, taken as a whole;
(vii)Dispositions to Parent or any Restricted Subsidiary; provided that (i) any such Disposition made by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 7.04 and (ii) Equity Interests of a Loan Party may not be transferred to a Subsidiary that is not a Loan Party;
(viii)the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);
(ix)leases, subleases, non-Exclusive Licenses or sublicenses of property to other Persons in the ordinary course of business not materially interfering with the business of Parent and the Restricted Subsidiaries taken as a whole;
(x)Liens permitted by Section 7.02;
(xi)Investments permitted by Section 7.04;
(xii)subject to Section 2.09(c)(iii), dispositions of property as a result of a Casualty Event involving such property or any disposition of real property to a Governmental Authority as a result of a Condemnation of such real property;
(xiii)Permitted Exchanges;
(xiv)Dispositions of investments in joint ventures or investments in Persons that are not Subsidiaries, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties or investors set forth in joint venture arrangements, investor rights agreements and/or similar binding arrangements;
(xv)sales or other Dispositions of non-core assets acquired in any Permitted Acquisition or other Investment; provided that such sales shall be consummated within two years of such acquisition or Investment; and provided, further, that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Parent) and (ii) either (A) no less than 75% thereof (excluding any consideration arising from the assumption of liabilities other than Indebtedness) shall be paid in cash, or (B) a Borrower, substantially concurrently with the receipt of any non-cash consideration (and in any event within one Business Day), prepays (or cause to be prepaid) the Loans in an amount equal to the amount by which the fair market value of the non-cash consideration exceeds 25% of such consideration, such prepayment to be made in accordance with Section 2.09(c)(iii);
(xvi)any Immaterial Asset Sale;
(xvii)Dispositions of assets that are not permitted by any other clause of this Section 7.03; provided that the Disposition Consideration of all assets sold, transferred, leased or otherwise disposed of, and of all assets Exclusively Licensed in reliance on this clause (xvii) shall not at the time of and immediately after giving effect to any such transaction exceed $200,000,000 in any fiscal year; and provided, further, that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Parent) and (ii) no less than 75% thereof (excluding any consideration arising from the assumption of liabilities other than Indebtedness) shall be paid in cash;
(xviii)the surrender, waiver or settlement of contractual rights in the ordinary course of business, or the surrender, waiver or settlement of claims and litigation claims (whether or not in the ordinary course of business);
(xix)Dispositions of Equity Interests in any Subsidiary acquired in connection with any a Permitted Acquisition prior to the time of such Subsidiary becoming a Wholly Owned Subsidiary, in each case pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such person becoming a Subsidiary;
(xx)any Permitted Reorganization; and
(xxi)Dispositions of assets that are not permitted by any other clause of this Section 7.03; provided that the applicable Borrower shall substantially concurrently (and in any event within one Business Day) apply 100% of the Net Cash Proceeds thereof to prepay (or cause to be prepaid) the Loans in accordance with Section 2.09(c)(iii) (it being understood that such Net Cash Proceeds shall not constitute Reinvestment Funds); and provided, further, that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Parent) and (ii) no less than 75% thereof (excluding any consideration arising from the assumption of liabilities other than Indebtedness) shall be paid in cash.
(b)Parent will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by Parent and its Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related or ancillary thereto or similar or complementary thereto or reasonable extensions thereof.
(c)Parent will not, nor will it permit any of its Restricted Subsidiaries to, change its fiscal year from the basis in effect on the Closing Date; provided, however, that the Loan Parties may, upon written notice to the Administrative Agent, change their respective fiscal years to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Lead Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.04    Investments, Loans, Advances, Guarantees and Acquisitions. Parent will not, and will not permit any of its Restricted Subsidiaries to, (i) purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a Wholly Owned Restricted Subsidiary prior to such merger) any Equity Interest, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, (ii) purchase or otherwise acquire (in one transaction or a series of transactions) substantially all the assets of any Person or any assets of any other Person constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of such Person, or (iii) acquire an Exclusive License of rights to a drug or other product line of any Person (each, an “Investment”) except:
(a)cash and Permitted Investments;
(b)Permitted Acquisitions;
(c)Investments by Parent and its Restricted Subsidiaries existing on the ~~date hereof~~Closing Date or made by Parent and its Restricted Subsidiaries pursuant to legally binding written contracts in existence on the ~~date hereof~~Closing Date, in each case, set forth on Schedule 7.04 and any modification, replacement, reinvestment, renewal or extension thereof to the extent not involving any additional net Investment;
(d)Investments made by Parent in or to any Restricted Subsidiary and made by any Restricted Subsidiary in or to Parent or any other Restricted Subsidiary and Guarantees by Parent or any Restricted Subsidiary of obligations of any other Restricted Subsidiary; provided that (i) the amount of any Investment under this clause (d) by a Loan Party in a Restricted Subsidiary which is not a Loan Party made after the Closing Date or constituting a Guarantee of obligations of any Restricted Subsidiary that is not a Loan Party made after the Closing Date shall not exceed, together with the aggregate amount of all other Investments made pursuant to this proviso, $100,000,000 at any time outstanding (excluding any intercompany accounts payable and receivable, guarantee fees and transfer pricing arrangements), and (ii) in the case of any intercompany Indebtedness (other than Indebtedness among Subsidiaries that are not Loan Parties and, for the avoidance of doubt, any intercompany accounts payable and receivable, guarantee fees and transfer pricing arrangements), (A) ~~each item of~~to the extent such intercompany Indebtedness is in an aggregate principal amount exceeding $10,000,000, such intercompany Indebtedness shall be evidenced by a promissory note (which shall be substantially in the form of Exhibit H hereto or such other form as is reasonably acceptable to the Administrative Agent), (B) each promissory note evidencing intercompany Indebtedness ~~made~~owed by any Loan Party to a Subsidiary that is not ~~a Loan Party to~~ a Loan Party shall contain the subordination provisions set forth in Exhibit I and (C) such Indebtedness and each promissory note evidencing such intercompany Indebtedness held by a Loan Party shall be pledged to the Collateral Agent pursuant to the applicable Collateral Documents to the extent required thereby;
(e)Guarantees constituting Indebtedness permitted by Section 7.01;
(f)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g)Investments made as a result of the receipt of non-cash consideration from a Disposition, of any asset in compliance with Section 7.03;
(h)Investments in the form of Swap Agreements entered into (i) to hedge or mitigate risks to which Parent or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of Parent or any of its Restricted Subsidiaries) or (ii) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Parent or any Restricted Subsidiary;
(i)payroll, travel and similar advances to directors, officers and employees of Parent, any Borrower or any Restricted Subsidiary that are made in the ordinary course of business;
(j)extensions of trade credit in the ordinary course of business;
(k)Investments to the extent the consideration paid therefor consists of Equity Interests (other than Disqualified Capital Stock) of Parent;
(l)Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary and any modification, replacement, renewal or extension thereof;
(m)the purchase by Parent or any Restricted Subsidiary of any call option (or similar instrument) to purchase Equity Interests (other than Disqualified Capital Stock) of Parent entered into contemporaneously and otherwise in connection with the issuance of convertible or exchangeable debt securities otherwise permitted to be issued under this Agreement; provided that (i) the aggregate consideration for such call option or options shall not exceed $75,000,000 million plus the amount of any Net Cash Proceeds received by Parent from the sale of any warrants (or similar instruments) to sell Equity Interests (other than Disqualified Capital Stock) of Parent entered into contemporaneously and otherwise in connection with the purchase of such option or options and issuance of such convertible or exchangeable debt securities and (ii) after giving effect to any such issuance of convertible or exchangeable debt securities (x) the Total Leverage Ratio shall be less than or equal to 3.00 to 1.00 and (y) the Secured Leverage Ratio shall be less than or equal to 2.25 to 1.00, in each case, as of the end of the most recently completed Test Period on a pro forma basis in accordance with Section 1.03(c) (and, if applicable, Section 1.03(e));
(n)any customary upfront milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future;
(o)transfers of intellectual property to Foreign Subsidiaries, the Equity Interests of which are directly owned by or on behalf of any Loan Party and are pledged to the Administrative Agent pursuant to the Collateral Documents (including any local law governed pledge agreement requested by the Administrative Agent);
(p)Exclusive Licenses from a Restricted Subsidiary that is not a Loan Party to a Loan Party of rights to a drug or other pharmaceutical products, diagnostics, delivery technologies, medical devices or biotechnology businesses; provided that such drug or other pharmaceutical products, diagnostics, delivery technologies, medical devices or biotechnology businesses was not acquired by such Restricted Subsidiary in an acquisition prohibited by Section 7.03;
(q)Investments in joint ventures (including JV Subsidiaries) and acquisitions of Equity Interests that would constitute Permitted Acquisitions but for the fact that Persons in which such Equity Interests are acquired do not become Wholly Owned Subsidiaries of Parent; provided that the sum of the aggregate amount of such Investments, plus the aggregate consideration paid in all such acquisitions, made under this clause (q) after the Closing Date shall not exceed $50,000,000 at any time outstanding;
(r)Permitted Foreign Loans;
(s)Investments consisting of Permitted Liens, Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
(t)loans or advances to directors and employees of Parent or any Restricted Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding, when aggregated with the Guarantees then outstanding under Section 7.01(k), at any time shall not exceed $10,000,000;
(u)any other Investment so long as the aggregate amount of all such Investments made after the Closing Date does not exceed the greater of $300,000,000 and 10.0% of Consolidated Total Assets at any time outstanding;
(v)any Permitted Reorganization; ~~and~~
(w)Parent and its Restricted Subsidiaries may make additional Investments using the Available Amount so long as the Available Amount Conditions have been met~~.~~; and
(x)            Investments made by Jazz Financing Lux S.à r.l. in or to Arrivo purusant to the Arrivo Agreement; provided that the aggregate amount of Investments made pursuant to the Arrivo Agreement shall not exceeed $25,000,000.
For purposes of covenant compliance with this Section 7.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment or accrued and unpaid interest or dividends thereon, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment. For purposes of clause (q), clause (u), clause (w) and clause (~~w~~x) of this Section 7.04, the aggregate consideration payable for any Investment shall be the cash amount paid on or prior to the consummation of such Investment and shall not include any purchase price adjustment, Milestone Payment, royalty, earnout, contingent payment or any other deferred payment of a similar nature that may be payable in connection therewith. Notwithstanding anything to the contrary in the foregoing, Parent will not, and will not permit any of its Restricted Subsidiaries to, acquire any Unrestricted Margin Stock except to the extent it is acquired in connection with a Permitted Acquisition.
Section 7.05    Transactions with Affiliates. Parent will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than Parent or any Restricted Subsidiary), except (a) transactions that are on terms and conditions not materially less favorable to Parent or such Restricted Subsidiary than it would obtain on an arm’s-length basis from a Person that is not an Affiliate, (b) any Restricted Payment permitted by Section 7.06, (c) customary fees paid and indemnifications provided to directors of Parent and its Restricted Subsidiaries, (d) any Permitted Reorganization, (e) compensation and indemnification of, and other employment agreements and arrangements, employee benefit plans, and stock incentive plans with, directors, officers and employees of Parent or any Restricted Subsidiary entered in the ordinary course of business, (f) Investments permitted by Section 7.04, (g) leases or subleases of property in the ordinary course of business not materially interfering with the business of Parent and the Restricted Subsidiaries taken as a whole, (h) transactions between or among Parent and/or any Restricted Subsidiary and any entity that becomes a Restricted Subsidiary as a result of such transaction; (i) transactions relating to compliance with the USAO Settlement Obligations; (j) the payment of fees, expenses and indemnities and other payments pursuant to, and the transactions pursuant to, the agreements set forth on Schedule 7.05 (as such agreements are in effect on the Closing Date), and (k) the granting of registration and other customary rights in connection with the issuance of Equity Interests by Parent not otherwise prohibited by the Loan Documents.
Section 7.06    Restricted Payments. Parent will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make (unless such agreement is contingent upon such Restricted Payment not being prohibited by this Agreement), directly or indirectly, any Restricted Payment, except:
(a)Parent may declare and pay dividends or make other Restricted Payments with respect to Equity Interests payable solely in additional Equity Interests of Parent (other than Disqualified Capital Stock);
(b)Parent and any Restricted Subsidiaries may repurchase (i) Equity Interests upon the exercise of Equity Equivalents if such Equity Interests represent a portion of the exercise price of such Equity Equivalents and (ii) Equity Interests from any current or former officer, director, employee or consultant to comply with Tax withholding obligations relating to Taxes payable by such person upon the grant or award of such Equity Interests (or upon vesting thereof);
(c)Parent and any Restricted Subsidiaries may make cash payments in lieu of the issuance of fractional shares in connection with the exercise or conversion of Equity Equivalents;
(d)Any Restricted Subsidiary may declare and pay dividends or make other distributions to the holders of its Equity Interests; provided that in the case of a dividend or other distribution by a non-Wholly Owned Restricted Subsidiary, such dividends or distributions shall be made ratably with respect to their Equity Interests;
(e)Parent and any Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock incentive plans or other employee benefit plans for directors, officers or employees of Parent and its Subsidiaries;
(f)so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect (including pro forma effect) thereto, Parent and any Restricted Subsidiaries may purchase Equity Interests from present or former officers, directors or employees of Parent or any Subsidiary upon the death, disability, retirement or termination of employment or service of such officer, director or employee, in an aggregate amount not exceeding $10,000,000 in any fiscal year of Parent;

(g)Parent or any Restricted Subsidiary may purchase any call option (or similar instrument) to purchase Equity Interests (other than Disqualified Capital Stock) of Parent permitted under Section 7.04(m) and exercise any call or similar rights thereunder; provided that after giving effect to the issuance of the convertible or exchangeable debt securities referred to in Section 7.04(m), (x) the Total Leverage Ratio shall be less than or equal to 3.00 to 1.00 and (y) the Secured Leverage Ratio shall be less than or equal to 2.25 to 1.00, in each case as of the end of the most recently completed Test Period and on a pro forma basis in accordance with Section 1.03(c);
(h)the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at such date of declaration or redemption notice such dividend, distribution or redemption, as the case may be, would have complied with this Section 7.06;
(i)so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect (including pro form effect) thereto, Parent and its Restricted Subsidiaries may make Restricted Payments; provided however to the extent, after giving effect (including pro forma effect) to any such Restricted Payments, the Total Leverage Ratio is in excess of 2:00:1.00, the aggregate amount of such Restricted Payments shall not exceed the sum of (i) $100,000,000 and (ii) if the Available Amount Conditions have been met, the Available Amount;
(j)other Restricted Payments of Parent and its Restricted Subsidiaries in an aggregate amount not to exceed $30,000,000 during the term of this Agreement; and
(k)Parent and its Restricted Subsidiaries may purchase any remaining outstanding Equity Interests (and any Equity Equivalents) of any Subsidiary acquired in an Investment made in compliance with Section 7.04 that was structured as a tender offer pursuant to which not less than a majority of such Subsidiary’s Equity Interests was acquired.
Section 7.07    Restrictive Agreements. Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Parent or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than Unrestricted Margin Stock), or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to Parent or any other Restricted Subsidiary or to Guarantee Indebtedness of Parent or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to:
(a)restrictions and conditions imposed by Law or by any Loan Document;
(b)restrictions and conditions existing on the ~~date hereof~~Closing Date identified on Schedule 7.07 and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole;
(c)restrictions and conditions imposed by agreements of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole, provided that such restrictions and conditions apply only to such Restricted Subsidiary;

(d)customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary (or the Equity Interests thereof) that is to be sold and such sale is permitted hereunder;
(e)restrictions imposed by any amendment or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in clauses (A), (B) or (C) of this Section 7.07, provided that such amendments or refinancings do not materially expand the scope of any such restriction or condition;
(f)any restriction arising under or in connection with any agreement or instrument governing Equity Interests of any joint venture (including any JV Subsidiary) or Person that is not a Subsidiary that is formed or acquired after the Closing Date;
(g)customary restrictions and conditions contained in any agreement relating to the Disposition of any property permitted by Section 7.03 pending the consummation of such Disposition;
(h)customary provisions restricting the transfer or encumbrance of the specific property subject to a Permitted Lien;
(i)restrictions or conditions set forth in any agreement governing Indebtedness permitted by Section 7.01 (including any Permitted External Credit Agreement Refinancing Indebtedness); provided that such restrictions and conditions are customary for such Indebtedness and are no more restrictive, taken as a whole, than the comparable restrictions and conditions set forth in this Agreement as determined in the good faith judgment of the Board of Directors of Parent;
(j)customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and
(k)restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts entered into in the ordinary course of business;
and (ii) clause (a) of the foregoing shall not apply to (1) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement secured by specific assets if such restrictions or conditions apply only to the specific assets securing such Indebtedness and (2) customary provisions in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business.
Section 7.08    Amendments to Subordinated Indebtedness Documents or Organization Documents; Prepayments of Indebtedness.
(a)Neither Parent nor any Restricted Subsidiary will (i) amend, modify or waive any of its rights under any agreement or instrument governing or evidencing any Subordinated Indebtedness to the extent such amendment, modification or waiver would reasonably be expected to be adverse in any material respect to the Lenders or (ii) amend or otherwise modify any of their Organization Documents to the extent such amendment or modification would reasonably be expected to be adverse in any material respect to the Lenders; provided that the re-domiciling of any Restricted Subsidiary in connection with any Permitted Reorganization, and amendments to the Organization Documents thereof in connection therewith, shall not be deemed to be adverse to the Lenders.

(b)Neither Parent nor any of its Restricted Subsidiaries will (i) voluntarily redeem, purchase, prepay, retire, defease or otherwise acquire for value prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Indebtedness or unsecured Indebtedness for borrowed money (in each case other than intercompany Indebtedness among Parent, any Borrower and the Restricted Subsidiaries), or set aside any funds for such purpose, except any purchase, prepayment, retirement, defeasance or acquisition of such Indebtedness in connection with a refinancing of such Indebtedness with Permitted Refinancing Indebtedness thereof or (ii) make any cash interest payment in respect of Subordinated Indebtedness (other than regularly scheduled interest payments as and when due in respect of Subordinated Indebtedness permitted under this Agreement if such payments are not then prohibited by the subordination provisions thereof, which shall be permitted) (all such payments set forth in clauses (i) and (ii), “Junior Debt Payments”), except Parent and its Restricted Subsidiaries may make additional Junior Debt Payments using the Available Amount so long as the Available Amount Conditions have been met.
(c)Neither Parent nor any of its restricted Subsidiaries will release, cancel, compromise or forgive in whole or in part any Indebtedness evidenced by any Intercompany Note (unless either a Loan Party is the obligor with respect to such Indebtedness or the release, cancellation, compromise or forgiveness thereof is otherwise permitted pursuant to Section 7.04).
Section 7.09    Sale/Leaseback Transactions. None of Parent or any Restricted Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted by Section 7.03, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted by Section 7.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted by Section 7.02.
Section 7.10    Financial Covenants.
(a)Maximum Secured Leverage Ratio. Parent will not permit the Secured Leverage Ratio with respect to any Test Period (commencing with the Test Period ending September 30, 2015) to be greater than 3.00:1.00; provided that Parent shall be permitted, upon written notice to the Administrative Agent, up to two times during the period commencing on the Closing Date and ending on the Maturity Date, solely in connection with any Permitted Acquisition that involves the payment of aggregate consideration by Parent and its Restricted Subsidiaries in excess of $250,000,000 (a “Relevant Acquisition”), to increase such maximum Secured Leverage Ratio to 3.50 to 1.00 for the next two Test Periods following the closing date of such Material Acquisition (and for the current period in connection with testing compliance with this Section for any such Relevant Acquisition pursuant to the definition of Permitted Acquisition), stepping down to 3.25 to 1.00 for the next two succeeding Test Periods and further stepping down to 3.00 to 1.00 after completion of the first four Test Periods following the closing date of such Relevant Acquisition (such increase in the Secured Leverage Ratio level, the “Secured Leverage Holiday”).
(b)Minimum Interest Coverage Ratio. Parent will not permit the Interest Coverage Ratio with respect to any Test Period (commencing with the Test Period ending September 30, 2015) to be less than 3.50:1.00.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01    Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each, an “Event of Default”):
(a)any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 8.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c)any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate, financial statement or other instrument furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to Parent’s or any Borrower’s existence), 6.08 or 6.09 or in Article VII;
(e)Parent, any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Lead Borrower (which notice will be given at the request of the Required Lender);
(f)Parent or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)any event or condition that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or, with respect to any Material Indebtedness consisting of Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements and not as a result of any default thereunder by Parent or any of its Restricted Subsidiaries, (ii) any Indebtedness that becomes due as a result of a default under any agreement with a Lender or an Affiliate of a Lender to the extent such default results from a sale, pledge or other disposition or encumbrance of Unrestricted Margin Stock or any other breach or contravention of any provision of any Indebtedness which provision prohibits or otherwise restricts the ability of Parent or any Restricted Subsidiary to sell, pledge or otherwise dispose of or encumber Unrestricted Margin Stock and (iii) any conversion or exchange of any convertible or exchangeable debt securities and any conversion or exchange trigger that results in such debt securities becoming convertible or exchangeable, as applicable;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, examination, composition, assignment, arrangement, moratorium of any indebtedness, reorganization, winding up, dissolution or other relief in respect of Parent, any Borrower or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Bankruptcy Law now or hereafter in effect or (ii) the appointment of a receiver, liquidator, examiner, trustee, custodian, sequestrator, conservator or similar official for Parent, any Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)Parent, any Borrower or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, examination, reorganization compromise, composition, assignment, arrangement with any creditor or other relief under any Bankruptcy Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, examiner, liquidator, trustee, custodian, sequestrator, conservator or similar official for Parent, any Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)Parent, any Borrower or any Material Restricted Subsidiary shall become unable, is deemed under any applicable law to be unable or is declared to be unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)one or more judgments for the payment of money in an aggregate amount in excess of $~~20,000,000~~50,000,000 shall be rendered against Parent, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed; provided that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of Parent or such Restricted Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of Parent or such Restricted Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage);
(l)an ERISA Event or similar event with respect to a Foreign Pension Plan shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events or similar events with respect to Foreign Pension Plans that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)a Change of Control shall occur;

(n)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (except pursuant to the terms hereof or thereof, including as a result of a transaction permitted under Section 7.03) or Parent or any Restricted Subsidiary shall contest in writing the enforceability of any material provision of any Loan Document (except as result of the Discharge of Senior Credit Obligations and exclusive of questions of interpretation of any provision thereof) or shall deny in writing it has any or further liability or obligation under any Loan Document (except as a result of the Discharge of the Senior Credit Obligations); or
(o)any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby (and to the extent required thereby), except (i) as permitted by the terms of any Loan Document, including as a result of a transaction permitted by Section 7.03, (ii) and the extent that any such loss of perfection or priority results solely from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.
Section 8.02    Acceleration; Remedies. Upon the occurrence of and during the continuation of an Event of Default, the Administrative Agent (or the Collateral Agent, as applicable) shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.
(b)Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any Reimbursement Obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind (other than contingent indemnification obligations) owing by a Loan Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.
(c)Cash Collateral. Direct the applicable Borrower to pay (and such Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.01(h), (i) or (j), it will immediately pay) to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the L/C Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding plus all accrued interest and fees thereon.
(d)Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, all rights and remedies existing under the Loan Documents, all rights and remedies against a Guarantor and all rights of setoff.
(e)Enforcement Rights Vested Solely in Administrative Agent and Collateral Agent. The Lenders agree that this Agreement may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and, with respect to the Collateral, the Collateral Agent, and that no other Finance Party shall have any right individually to seek to enforce any Loan Document or to realize upon the security to be granted hereby.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(h), (i) or (j) shall occur, then the Commitments shall automatically terminate, all Loans, all Reimbursement Obligations under Letters of Credit, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Loan Documents shall immediately become due and payable and the obligation of any Borrower to Cash Collateralize the L/C Obligations, as aforesaid shall automatically become effective, in each case without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Loan Parties.
Section 8.03    Allocation of Payments After Event of Default.
(a)Priority of Distributions. Parent and each Borrower hereby irrevocably waive the right to direct the application of any and all payments in respect of their Finance Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agree that, notwithstanding the provisions of Sections 2.09(c) and 2.14, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have been required to be Cash Collateralized), all amounts collected or received on account of any Finance Obligation shall, subject to the provisions of Section 2.16 and Section 2.17, be applied by the Administrative Agent in the following order:
FIRST, to pay interest on and then principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or a Borrower;
SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent or the Collateral Agent in connection with enforcing the rights of the Finance Parties under the Finance Documents, including all expenses of sale or other realization of or in respect of the Collateral, including reasonable compensation to the agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other obligations owing to the Collateral Agent in respect of sums advanced by the Collateral Agent to preserve the Collateral or to preserve its security interest in the Collateral;
THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of (i) each of the Lenders (including any L/C Issuer in their capacities as such) in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Senior Credit Obligations owing to such Lender, (ii) each Swap Creditor in connection with enforcing any of its rights under the Swap Agreements or otherwise with respect to the Swap Obligations owing to such Swap Creditor and (iii) each Cash Management Bank in connection with enforcing any of its rights under any Secured Cash Management Agreement;
FOURTH, to the payment of all of the Senior Credit Obligations consisting of accrued fees and interest;
FIFTH, except as set forth in clauses FIRST through FOURTH above, to the payment of the outstanding Finance Obligations owing to any Finance Party, pro rata, as set forth below, with (i) an amount equal to the Senior Credit Obligations being paid to the Collateral Agent (in the case of Senior Credit Obligations owing to the Collateral Agent) or to the Administrative Agent (in the case of all other Senior Credit Obligations) for the account of the Lenders or any Agent, with the Collateral Agent, each Lender and the Agents receiving an amount equal to its outstanding Senior

Credit Obligations, or, if the proceeds are insufficient to pay in full all Senior Credit Obligations, its Pro rata Share of the amount remaining to be distributed, (ii) an amount equal to the Swap Obligations being paid to the trustee, paying agent or other similar representative (each, a “Representative”) for the Swap Creditors, with each Swap Creditor receiving an amount equal to the outstanding Swap Obligations owed to it by the Loan Parties or, if the proceeds are insufficient to pay in full all such Swap Obligations, its Pro rata Share of the amount remaining to be distributed (iii) an amount equal to the Cash Management Obligations being paid to Cash Management Banks, with each Cash Management Bank receiving an amount equal to the outstanding Cash Management Obligations it entered into with a Loan Party or, if the proceeds are insufficient to pay in full all such obligations, its Pro rata Share of the amount remaining to be distributed; and
SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Finance Parties shall receive an amount equal to its Pro rata Share of amounts available to be applied pursuant to clauses THIRD, FOURTH and FIFTH above; and (iii) to the extent that any amounts available for distribution pursuant to clause FIFTH above are attributable to the issued but undrawn amount of outstanding Letters of Credit to the extent not otherwise Cash Collateralized by a Borrower pursuant to Sections 2.05 and 2.16, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the L/C Issuer from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clause FIFTH above in the manner provided in this Section 8.03. Notwithstanding the foregoing, Swap Creditors shall not be entitled to receive any such payments from, or any proceeds of Collateral of, a Guarantor that is not an “eligible contract participant” (as defined in the definition of “Excluded Swap Obligation”) to the extent it would be considered a payment on account of Excluded Swap Obligations.
(b)Pro rata Treatment. For purposes of this Section 8.03, “Pro rata Share” means, when calculating a Finance Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Finance Party’s Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be. If any payment to any Finance Party of its Pro rata Share of any distribution would result in overpayment to such Finance Party, such excess amount shall instead be distributed in respect of the unpaid Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, of the other Finance Parties, with each Finance Party whose Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, of such Finance Party and the denominator of which is the unpaid Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, of all Finance Parties entitled to such distribution.
(c)Distributions with Respect to Letters of Credit. Each of the Finance Parties agrees and acknowledges that if (after all outstanding Loans and Reimbursement Obligations with respect to Letters of Credit have been paid in full) the Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under this Agreement, such amounts shall be deposited in a cash collateral account to be controlled by the Collateral Agent as cash security for the repayment of Finance Obligations owing to the Lenders as such. Upon termination of all outstanding Letters of Credit, all of such cash security shall be applied to the remaining Finance Obligations of the Lenders. If there remains any excess cash security, such excess cash shall be withdrawn by the Collateral Agent from such cash collateral account and distributed in accordance with Section 8.03(a) hereof.
(d)Reliance by Collateral Agent. For purposes of applying payments received in accordance with this Section 8.03, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under this Agreement and (ii) the Representative, if any, for the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Senior Credit Obligations and Swap Obligations owed to the Agents, the Lenders or the Swap Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Swap Creditor or any Representatives thereof) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence.
ARTICLE IX.
AGENCY PROVISIONS

Section 9.01    Appointment and Authority.
(a)Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for Section 9.11, the provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Joint Bookrunners, the Amendment No. 1 Arrangers, the Lenders and the L/C Issuer, and no Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
(b)The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Swap Creditor and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Finance Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (a) provided to the Agents in this Article with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article and the definition of “Agent Related Person” included such L/C Issuer with respect to such acts or omissions, and (b) as additionally provided herein with respect to each L/C Issuer.

Section 9.02    Rights as a Lender. Each Person serving as an Agent, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers or the Joint Bookrunners, hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers or the Joint Bookrunners, as applicable, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers or the Joint Bookrunners, as applicable, hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if such Person were not an Agent, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers or the Joint Bookrunners, as applicable, hereunder and without any duty to account therefor to the Lenders. Any Lender may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender that is an Eligible Assignee to make such Credit Extension.
Each of the Administrative Agent, the L/C Issuer and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, all provisions applicable to a Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender.
Section 9.03    Exculpatory Provisions. Each Agent, ~~the~~Co-Syndication Agent, Co-Documentation Agent, Amendment No. 1 Co-Syndication Agent and ~~the~~Amendment No. 1 Co-Documentation ~~Agents~~Agent (collectively, the “Additional Agents”), the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers and the Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Article IX. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and the duties herein shall be administrative in nature. Without limiting the generality of the foregoing, none of the Agents, the Additional Agents, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers and the Joint Bookrunners:
(i)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number of percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and
(iii)shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VIII and Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or an L/C Issuer and stating that such notice is a “notice of default.”
No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
No Agent shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified  Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
Section 9.04    Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand each Agent Related Person (to the extent not reimbursed by or on behalf of any Borrower and without limiting the obligations of any Loan Party to do so) on a pro rata basis (determined as of the time that the applicable payment is sought based on each Lender’s ratable share at such time) and hold harmless each Agent Related Person against any and all Indemnified Liabilities incurred by it; provided that (a) no Lender shall be liable for payment to any Agent Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment of a court of competent jurisdiction to have resulted from such Agent Related Person’s own gross negligence or willful misconduct (and no action taken in accordance with the directions of the Required Lender shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section) and (b) to the extent any L/C Issuer or Swing Line Lender is entitled to indemnification under this Section solely in its capacity and role as an L/C Issuer or as a Swing Line Lender, as applicable, only the Revolving Lenders shall be required to indemnify such L/C Issuer or such Swing Line Lender, as the case may be, in accordance with this Section (determined as of the time that the applicable payment is sought based on each Revolving Lender’s Revolving Commitment Percentage thereof at such time). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights and responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such costs or expenses by or on behalf of the Borrower.
Section 9.07    Resignation of Agents.
(a)Each Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above, provided that in no event shall an such successor Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)With effect from the Resignation Effective Date (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold as nominee such collateral security until such time as a successor Collateral Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above in this Section 9.07. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments or other amounts owed to the retiring Agent as of the Resignation Effective Date), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.07). The fees payable by the Lead Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
(c)Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.07 shall also constitute its resignation as the L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(e). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.01(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
Section 9.08    Non-Reliance on Agents and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon any Agent Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Pre-Commitment Information and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof and L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.09    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Agents, the Lead Arrangers, the Joint Bookrunners, the Amendment No. 1 Arrangers, the

Co-Syndication Agents, the Co-Documentation Agents, the Amendment No. 1 Co-Syndication Agents or the Amendment No. 1 Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or L/C Issuer hereunder.
Section 9.10    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, examinership, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Senior Credit Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Section 2.09 and 10.04) allowed in such judicial proceeding;
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(iii)and any custodian, receiver, examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Senior Credit Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer or in any such proceeding.
The Finance Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Finance Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Finance Obligations owed to the Finance Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Finance Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (b) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Finance Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Finance Party or acquisition vehicle to take any further action, and (iv) to the extent that Finance Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Finance Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Finance Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Finance Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Finance Party or any acquisition vehicle to take any further action.
Section 9.11    Collateral and Guaranty Matters. Without limiting the provision of Section 9.10, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Swap Creditor) and the L/C Issuer irrevocably authorize the Administrative Agent and Collateral Agent, at its option and in its discretion,
(i)to release any Lien on any property granted to or held by the Administrative Agent and Collateral Agent under any Finance Document (A) upon Discharge of Senior Credit Obligations (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Cash Management Agreements and Swap Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Swap Creditor shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (B) that is sold, transferred, disposed or to be sold, transferred or disposed as part of or in connection with any Disposition (other than any sale to a Loan Party)permitted hereunder or under any other Loan Document or otherwise becomes an Excluded Asset, or (C) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (D) to the extent such property is owned by a Guarantor upon the release of such Guarantor from its obligations under its Guarantee pursuant to clause (iii) below;
(ii)to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (c) or (d) of the definition of Permitted Encumbrances or clause (d), (e), (m), (n) or (o) of Section 7.02;
(iii)to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted under the Loan Documents (or designation as an Unrestricted Subsidiary in accordance with Section 6.10); and
(iv)to enter into non-disturbance and similar agreements in connection with the licensing of intellectual property permitted pursuant to the terms of this Agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Lead Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of intellectual property or (iii) to evidence the release of such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.11 and in form and substance reasonably acceptable to such Agent.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 9.12    Related Obligations. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Swap Obligations and Cash Management Obligations permitted hereunder from time to time owing to one or more Affiliates of one or more Lenders or owing to one or more Swap Creditors or Cash Management Banks (collectively, “Related Obligations”) solely on the condition and understanding, as among the Collateral Agent and all Finance Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent and the Collateral Agent shall hold, and have the right and power to act with respect to, the Guaranty Agreement and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent and the Collateral Agent are otherwise acting solely as agent for the Lenders and the L/C Issuer and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (ii) all matters, acts and omissions relating in any manner to the Guaranty Agreement, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Finance Party under any separate instrument or agreement or in respect of any Related Obligation, (iii) each Finance Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent, the Collateral Agent and the Required Lenders, as applicable, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, L/C Obligations and other Senior Credit Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any Swap Creditor or Cash Management Bank or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby and (iv) no holder of Related Obligations and no other Finance Party (except the Lenders to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, or to consent to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent and Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Swap Agreements unless the Administrative Agent and/or Collateral Agent has received written notice of such Finance Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Swap Creditor, as the case may be.
Section 9.13    Withholding Tax. To the extent required by any applicable law, the Administrative Agent may deduct or withhold from any payment to any Lender Party an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender Party shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges, and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender Party for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender Party failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority). A certificate as to the amount of such payment or liability delivered to any Lender Party by the Administrative Agent shall be conclusive absent manifest error. Each Lender Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender Party under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender Party, the termination of the Agreement or Commitments and the repayment, satisfaction or discharge of all other obligations.
Section 9.14    Role of the Administrative Agent and Collateral Agent in connection with the Italian Collateral Documents. Each of the Finance Parties hereby:
(a)appoints, with the express consent pursuant to article 1395 of the Italian Civil Code, the Administrative Agent also acting in its capacity as Collateral Agent under the Loan Documents to be its mandatario con rappresentanza and common representative for the purpose of executing in the name and on behalf of the Finance Parties any Italian Collateral Document;
(b)grants the Administrative Agent also acting in its capacity as Collateral Agent, the power to negotiate and approve the terms and conditions of the Italian Collateral Documents, execute any other agreement or instrument, give or receive any notice or declaration, identify and specify to third parties the names of the Finance Parties at any given date, and take any other action in relation to the creation, perfection, confirmation, extension, maintenance, enforcement and/or release of any security created thereunder in the name and on behalf of the Finance Parties
(c)confirms that in the event that any security created under the Italian Collateral Documents remains registered in the name of a Finance Party after it has ceased to be a Finance Party then the Administrative Agent also acting in its capacity as Collateral Agent shall remain empowered to execute a release of such security in its name and on its behalf; and

(d)undertakes to ratify and approve any such action taken in the name and on behalf of the Finance Parties by the Administrative Agent acting in its appointed capacity.
ARTICLE X.

MISCELLANEOUS

Section 10.01    Amendments, etc.
(a)Amendments Generally. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders or such other number or percentage of the Lenders as may be specified herein) and the applicable Borrower and acknowledged by the Administrative Agent and the Administrative Agent shall have received notice and a fully executed written copy thereof, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Administrative Agent, Parent and the Lead Borrower may, without the consent of the other Lenders, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, defect or inconsistency if such amendment, modification or supplement if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
(b)Amendments and Waivers Pertinent to Affected Lenders. Notwithstanding subsection (a) above and in addition to any other consent that may be required thereunder, no amendment, waiver or consent shall:
(i)extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest (other than Default interest), fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(iii)reduce or forgive the principal of, or the rate of interest or any premium specified herein on, any Loan or unreimbursed L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of a Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any unreimbursed L/C Disbursement or to reduce any fee payable hereunder;
(iv)other than to the extent required to make the Lenders under Incremental Term Loans, Incremental Revolving Loans (and Incremental Revolving Commitments), Other Term Loans or Other Revolving Loans (and Other Revolving Commitments) or new Lenders under a Refinancing Amendment share, or, at their option, not share, in pro rata payments, change

Section 2.12, Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments or the order of payment required thereby without the written consent of each Lender directly affected thereby;
(v)except in connection with the implementation of any Incremental Loans, Incremental Term Loan Commitments or Incremental Revolving Commitments, change any provision of this Section 10.01 or the definition of “Applicable Percentage,” “Required Lenders,” “Required Revolving Lenders” or “Required Term Lenders” or any other provision hereof specifying the percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender which is a Lender of the applicable Class so specified;
(vi)permit the assignment or delegation by Parent or a Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;
(vii)subordinate the Finance Obligations to any other obligation without the written consent of each Lender;
(viii)(a) release all or substantially all of the value of the Guaranty Agreement without the written consent of each Lender (provided that the Administrative Agent may, without the consent of any Lender, release any Guarantor (or all or substantially all of the assets of a Guarantor) that is sold or transferred (other than to any Loan Party) in compliance with Section 7.03 or released in compliance with Section 9.11) and (b) release Parent from the Guaranty Agreement without the written consent of each Lender;
(ix)release all or substantially all of the Collateral securing the Senior Credit Obligations hereunder without the written consent of each Lender (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Loan Party (other than to any other Loan Party) in compliance with Section 7.03 or released in compliance with Section 9.11);
(x)impose any greater restrictions on the ability of the Lenders of any Class to assign any of their respective rights or obligations hereunder without the written consent of (A) each Revolving Lender if such Class is the Revolving Loans and (B) each Term Lender if such Class is the Term Loans;
(xi)(w) affect the rights or duties of any L/C Issuer under this Agreement or any Letter of Credit Request relating to any Letter of Credit issued or to be issued by it, without the prior written consent of such L/C Issuer; (x) affect the rights or duties of the Swing Line Lender under this Agreement, without the prior written consent of the Swing Line Lender; and (y) affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, without the prior written consent of the Administrative Agent;
(xii)amend, modify or waive (A) any Loan Document so as to alter the ratable treatment of (i) Senior Credit Obligations outstanding after the payment of accrued fees and interest, (ii) Swap Obligations and (iii) Cash Management Obligations or (B) the definition of “Swap Creditor,” “Swap Obligations,” “Finance Obligations,” “Claimholders,” “Senior Credit Obligations,” “Discharge of Senior Credit Obligations,” “Secured Cash Management Agreement,” “Cash Management Agreement,” “Cash Management Obligations” or “Cash Management Bank” in each case in a manner adverse to any Swap Creditor or Cash Management Bank, as applicable with Swap Obligations or Cash Management Obligations, as applicable, then outstanding without the written consent of any such Swap Creditor or Cash Management Bank (except that additional obligations may be secured pari passu with the Senior Credit Obligations, Swap Obligations and Cash Management Obligations and additional parties may be secured pari passu as Swap Creditors or Cash Management Banks, as applicable);
(xiii)(a) waive any condition set forth in Section 4.01) without the written consent of each Lender; and (b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Borrowing or the issuance of any Letter of Credit without the written consent of the Required Revolving Lenders or Required Term Lenders, as the case may be; and
(xiv)amend, modify or waive any Loan Document so as to add any borrower that is organized under the laws of a jurisdiction other than Ireland, the United States, a State thereof or the District of Columbia without the written consent of each Lender.
Notwithstanding anything to the contrary contained in this Section 10.01, (i) this Agreement and the other Loan Documents may be amended, modified or supplemented with the consent of the Administrative Agent and/or the Collateral Agent at the request of the applicable Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to effectuate any amendment, modification or supplement pursuant to the proviso of Section 10.01(a), and (ii) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.01 regardless of whether its Note shall have been marked to make reference therein, and any consent by any Lender or holder of a Note pursuant to this Section 10.01 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.
Section 10.02    Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to Parent, any Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Agents, the Lenders and the L/C Issuer hereunder may (subject to Section 10.02(d)) be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent, the Swing Line Lender, any L/C Issuer or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.02(d)); provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, Etc. Each of Parent, the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto which, in the case of a notice delivered to the Administrative Agent, shall be deemed to have been delivered to each other Finance Party, as applicable). Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(d)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Notices of Borrowing, Letter of Credit Applications, Letter of Credit Requests and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(e)Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”; such excluded communications the “Excluded Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the e-mail address(es) specified in Schedule 10.2 hereto or at such other e-mail address(es) provided to the Lead Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require. Excluded Communications shall be delivered to the Administrative Agent by facsimile communication or as the Administrative Agent shall direct.
The Communications required to be delivered pursuant to Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i), in the case of financial statements and Communications referred to in Section 6.01(a) and (b) and Section 6.02 on which such financial statements and/or appropriate disclosures are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) or any successor filing system of the

SEC, (ii) a Borrower posts such documents, or provides a link thereto on the U.S. Borrower’s website on the Internet; or (iii) on which such documents are posted on behalf of the applicable Borrower on an Internet or Intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Lead Borrower shall deliver copies (which may be electronic) of such documents to the Administrative Agent until a written request to cease delivering copies is given by the Administrative Agent and (ii) the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent (and each Lender if there is at the time no incumbent Administrative Agent) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e. soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Furthermore, if any financial statement, certificate or other information required to be delivered pursuant to Section 6.01 shall be required to be delivered on any date that is not a Business Day, such financial statement, certificate or other information may be delivered to the Administrative Agent on the next succeeding Business Day after such date.
To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Lead Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.
Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on a Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer, or any other Person for damages of any kind, including direct or indirect, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials (as defined below) or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence, bad faith or willful misconduct. Additionally, in no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any L/C Issuer, or any other Person for any special, incidental or consequential damages.
Each Borrower hereby acknowledges that (i) the Administrative Agent, the Lead Arrangers and/or the ~~Lead Arranger~~Amendment No. 1 Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or another substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to each Borrower or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities) (each, a “Public Lender”). Each Borrower hereby agrees that so long as the Parent is the issuer of any outstanding debt or equity securities that are issued pursuant to a public offering registered with the SEC or in a private placement for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, or is actively contemplating issuing any such securities: (i) all Borrower Materials are to be made available to Public Lenders unless clearly and conspicuously marked “Private – Contains Non-Public Information” which, at a minimum, shall mean that the words “Private – Contains Non-Public Information” shall appear prominently on the first page thereof; (ii) by not marking Borrower Materials “Private – Contains Non-Public Information,” each Borrower shall be deemed to have authorized the Administrative Agent, the Lead ~~Arranger~~Arrangers, the Joint Bookrunners, the Amendment No. 1 Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (iii) all Borrower Materials that are not marked “Private – Contains Non-Public Information” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (iv) the Administrative Agent, the Lead Arrangers and the ~~Lead Arranger~~Amendment No. 1 Arrangers shall be entitled to treat any Borrower Materials that are marked “Private – Contains Non-Public Information” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
Section 10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or any L/C Issuer or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Bankruptcy Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04    Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Loan Parties, jointly and severally, agree to pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Lead Arrangers ~~and~~, the Joint Bookrunners and the Amendment No. 1 Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and/or the Collateral Agent) in connection with the syndication and closing of the Loans provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any costs and expenses of the service provider referred to in Section 9.03 and in connection with its the protection of its rights and remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any legal proceeding, including any Insolvency or Liquidation Proceeding, and including in connection with any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, (ii) all reasonable out of pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of counsel for the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights and remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Law, and including in connection with any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, however, that no Borrower will be required to pay the fees and expenses of third party advisors to the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer (which shall not include counsel) retained without the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) or more than (x) one counsel to the Administrative Agent and the Collateral Agent (plus one local counsel in each applicable local jurisdiction and one specialty counsel in each applicable specialty) and (y) one counsel to the Required Lenders (plus one local counsel in each applicable local jurisdiction, one specialty counsel in each applicable specialty and any additional counsel for a Lender reasonably deemed appropriate due to potential conflicts of interest incurred in connection with the enforcement protection of its rights and remedies pursuant to this Section 10.04(a)).
(b)Indemnification by Borrower. The Loan Parties, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), the Lead ~~Arranger~~Arrangers, the Joint Bookrunners, the Amendment No. 1 Arrangers, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons and their respective successors and assigns (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements and out-of-pocket fees and expenses (including the fees, charges and disbursements of counsel) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, thereby, or related thereto or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Borrower or any of its Restricted Subsidiaries at any time, or any Environmental Liability related in any way to any Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or a Related Party thereof, or (y) disputes solely among Indemnitees not involving any act or omission of any Loan Party or any of their respective Related Parties (other than a dispute against the Administrative Agent, Collateral Agent, ~~the Lead Arranger or the Joint Bookrunners~~any Lead Arrangers, any Joint Bookrunner or any Amendment No. 1 Arranger in their capacities as such); provided further that the Loan Parties shall not be required to reimburse the legal fees and expenses of more than one counsel (in addition to one special counsel in each specialty area, up to one local counsel in each applicable local jurisdiction and any additional counsel for an Indemnitee reasonably deemed appropriate by virtue of potential conflicts of interests incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any Agent, any Lender or any other such Indemnitee is a party to any action or proceeding out of which any such expenses arise)) or one other third party advisor for all Indemnitees (plus any additional third party advisor for an Indemnitee reasonably deemed appropriate by virtue of potential conflicts of interests incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any Agent, any Lender or any other such Indemnitee is a party to any action or proceeding out of which any such expenses arise).
(c)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, and each of the Agents, each L/C Issuer and each Lender agrees not to assert or permit any of their respective subsidiaries to assert any claim against Parent or any of its Subsidiaries or any of their respective directors, officers, employees, attorneys, agents or advisors, on any theory of liability, for special, indirect, consequential (including, without limitation, any loss of profits, business or anticipated savings) or punitive damages (in each case, as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof (for the avoidance of doubt, nothing in this Section 10.04(c) shall limit any Indemnitee’s right to indemnification provisions for third party claims as set forth in Section 10.04(b)). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(e)Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Senior Credit Obligations.
Section 10.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower or any other Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency or Liquidation Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent and such L/C Issuer upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (ii) of the preceding sentence shall survive the payment in full of the Senior Credit Obligations and the termination of this Agreement.
Section 10.06    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the L/C Issuer, the Swing Line Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto, except as set forth in Section 10.06(h)(i), shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), any Participation Interests in the Letters of Credit and Swing Line Loans) at the time owing to it); provided, however, that:
(i)an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans of the applicable Class, as the case may be, owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, (A) the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the Revolving Commitments are not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the applicable Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) and (B) the aggregate amount of any Term Loans of an assigning Lender subject to each such assignments, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the applicable Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lenders’ rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;
(iii)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that only a single processing and recordation fee shall be payable in respect of multiple contemporaneous assignments to Approved Funds with respect to any Lender. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
(iv)no such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subclause (iv); and
(v)in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the applicable Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note or Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.
(c)Register. The Administrative Agent, acting solely for this purpose as agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall record each transfer of the Loans to a transferee upon written notification by the registered owner of such transfer, provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments in respect of any Loan. The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent, the L/C Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each Borrower, the L/C Issuer, the Collateral Agent, the Swing Line Lender and, with respect to its own interest only, any other Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the applicable Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, Parent or any of its Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the applicable Borrower, the Administrative Agent and the Lenders and L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 or 3.04, and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that any documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation on or before the date on which such sale occurs) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.07 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at each Borrower’s request and expense, to use reasonable efforts to cooperate with each Borrower to effectuate the provisions of Section 3.07 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Credit Extensions or other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any such Commitment, Credit Extension or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
No participation shall be or shall be deemed to be a discharge, rescission, extinguishment or substitution of any outstanding Loan and any Loan subject to a participation shall continue to be the same obligation and not a new obligation.
(e)Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent (not to be unreasonably withheld or delayed) or the right to receive a greater payment results from a Change in Law after the participant becomes a Participant.

(f)Certain Pledges. Any Lender may at any time, without the consent of the Borrowers or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Notices of Borrowing, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
(h)Disqualified Institutions.
(i)No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the applicable Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the applicable Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.
(ii)If any assignment or participation is made to any Disqualified Institution without the applicable Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the applicable Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Commitment; provided that proceeds of Revolving Loans may not be used for such purpose, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that proceeds of Revolving Loans may not be used for such purpose and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the applicable Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Bankruptcy Laws (a “Bankruptcy Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws) and (3) not to contest any request by any party for a determination by the court hearing such proceeding (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Lead Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.
Section 10.07    Treatment of Certain Information; Confidentiality. Each of the Agents, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any Governmental Authority or regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to any state, federal or foreign authority or examiner regulating any Lender, (g) (i) any rating agency, and (ii) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (x) any assignee of or Participant in (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or any prospective assignee of or Participant in (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) to any swap or derivative transaction relating to the Parent or any Borrower and their respective obligations, (h) with the consent of the Lead Borrower, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower or (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided herein. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from any Borrower or any of their Subsidiaries relating to any Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Borrower or any of its Subsidiaries; provided that, in the case of information received from Parent or any of its Subsidiary after the ~~date hereof~~Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Parent or any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the then due and owing obligations of such Borrower or such Loan Party, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document or (x) such obligations may be contingent or unmatured or (y) are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the

Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Senior Credit Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Senior Credit Obligations hereunder.
Section 10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof; provided that, notwithstanding anything contained herein, the Fee Letter shall survive the Closing Date. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.11    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the L/C Issuer or any Lender may have had notice or knowledge of any Default, Event of Default, or incorrect representation or warranty at the time of any Credit Extension, and shall continue in full force and effect until the Discharge of Senior Credit Obligations (other than contingent indemnification obligations). The provisions of Sections 2.14, 3.01, 3.04, 3.05, 10.04, and Sections 10.10 through 10.16 shall survive and remain in full force and effect regardless of the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 10.12    Severability. Any provision of this Agreement or the other Loan Documents held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Bankruptcy Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.13    Governing Law; Jurisdiction; Consent to Service of Process.
(a)Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein), and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
(b)Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any L/C Issuer may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.
(c)Waiver of Venue. Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Laws, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.13(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.02. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Laws. Each of the Parent and each Irish Borrower hereby irrevocably appoints the U.S. Borrower as its agent for service of process with respect to all of the Loan Documents and all other related agreements to which it is a party (the “Process Agent”) and the U.S. Borrower hereby accepts such appointment as the Process Agent and hereby agrees to forward promptly to the Parent and each Irish Borrower, as applicable, all legal process addressed to the Parent and each Irish Borrower, as applicable, received by the Process Agent.
(e)Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT

MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.14    PATRIOT Act Notice; Lender’s Compliance Certification.
(a)Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name, address and tax identification number of each Loan Party and other information regarding such Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify each such Loan Party in accordance with the Patriot Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent.
(b)Lenders’ Certification. Each Lender or assignee or Participant of a Lender that is not incorporated under the Laws of the United States or a State thereof (and is not excepted from the certification requirement contained in Section 313 of the Patriot Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country and (ii) subject to supervision by a banking regulatory authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the Patriot Act and the applicable regulations thereunder: (i) within 10 days after the Closing Date or, if later, the date such Lender, assignee or Participant of a Lender becomes a Lender, assignee or Participant of a Lender hereunder and (ii) at such other times as are required under the Patriot Act.
Section 10.15    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Parent, the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Additional Agents, the Joint Bookrunners, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers and the Lenders, on the other hand, and Parent and each Borrower are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Collateral Agent, the Additional Agents, the Joint Bookrunners, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers and the Lenders are and

have been acting solely as a principal and are not the agent or fiduciary for Parent and any Borrower or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, the Collateral Agent, the Additional Agents, the Joint Bookrunners, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers nor the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Collateral Agent, the Additional Agents, the Joint Bookrunners, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers and the Lenders have advised or are currently advising any Borrower or any of their respective Affiliates on other matters) and neither the Administrative Agent, the Collateral Agent, the Additional Agents, the Joint Bookrunners, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers nor any Lender has any obligation to Parent, any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Collateral Agent, the Additional Agents, the Joint Bookrunners, the Lead Arranger, the Amendment No. 1 Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, each Borrower and their respective Affiliates, and neither the Administrative Agent, the Collateral Agent, the Additional Agents, the Joint Bookrunners, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Collateral Agent, the Additional Agents, the Joint Bookrunners, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or Tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and Parent and each Borrower have consulted their own legal, accounting, regulatory and Tax advisors to the extent they have deemed appropriate. Parent and each Borrower hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Administrative Agent, the Collateral Agent, the Additional Agents, the Joint Bookrunners, the Lead ~~Arranger~~Arrangers, the Amendment No. 1 Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty. Parent and each Borrower further agree not to assert any claim Parent or such Borrower might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from Bank of America and its affiliates’ relationships with Parent and each Borrower as described and referred to herein.
Section 10.16    Judgment Currency.
(a)The obligations of the Loan Parties hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by a Finance Party of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or another Loan Document. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, or remit, or cause to be remitted, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)For purposes of determining any rate of exchange or currency equivalent for this Section 10.16, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 10.17    Acknowledgment and Consents to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JAZZ PHARMACEUTICALS, INC., as U.S.
Borrower

By:
Name:
Title:

SIGNED for and on behalf of
JAZZ PHARMACEUTICALS PUBLIC	[NAME OF SIGNATORY]
LIMITED COMPANY
[NAME OF SIGNATORY]

in the presence of:

(Witness’ Signature)

(Witness’ Name)

(Witness’ Address)

(Witness’ Occupation)

SIGNED for and on behalf of
JAZZ SECURITIES LIMITED
[NAME OF SIGNATORY]

in the presence of:

(Witness’ Signature)

(Witness’ Name)

(Witness’ Address)

(Witness’ Occupation)

Signature Page - Credit Agreement

SIGNED for and on behalf of
JAZZ PHARMACEUTICALS IRELAND LIMITED
[NAME OF SIGNATORY]

in the presence of:

(Witness’ Signature)

(Witness’ Name)

(Witness’ Address)

(Witness’ Occupation)

SIGNED for and on behalf of
JAZZ FINANCING I LIMITED

[NAME OF SIGNATORY]

in the presence of:

(Witness’ Signature)

(Witness’ Name)

(Witness’ Address)

(Witness’ Occupation)

Signature Page - Credit Agreement

BANK OF AMERICA, N.A., as L/C Issuer and Swing Line Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

Signature Page - Credit Agreement

, as a Term
Lender

By:
Name:
Title:

Signature Page - Credit Agreement

, as a Revolving
Lender

By:
Name:
Title:

Signature Page - Credit Agreement